UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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UL Solutions Inc.

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UL Solutions

2026

Proxy Statement

Safety. Science. Transformation.™

A Message from our Chair

Dear Fellow Stockholders,

As Chair of the Board, I am pleased to reflect on 2025 as a year of strong performance and continued progress for UL Solutions — one that reinforced both the strength of our business and the enduring relevance of our mission of working for a safer world.

In our second year as a public company, UL Solutions continued to mature — strengthening governance, deepening accountability and investing with discipline for long-term growth. The Board was encouraged by the company’s resilience and focus in a dynamic global environment, and by the continued trust UL Solutions earns from customers, regulators and communities worldwide.

My connection to the UL enterprise spans many years, beginning during my tenure as president and CEO of the National Fire Protection Association. Through close collaboration with Underwriters Laboratories, and later with UL Solutions, UL Research Institutes and UL Standards and Engagement, I saw firsthand how a steadfast commitment to safety science and integrity drives meaningful and lasting impact. That commitment remains as strong today as ever.

In 2025, UL Solutions enhanced its ability to address emerging safety challenges through targeted investments in expertise, infrastructure and capabilities across key growth areas, such as electrification, connected technologies, the built environment and fire safety — an area once and always central to our legacy. These actions reflect a long-term perspective focused on preparedness, relevance and impact.

The UL Mark remains a globally recognized symbol of trust and responsibility, upheld every day by employees whose dedication to scientific excellence, independence and integrity brings our mission to life.

I am proud of the progress UL Solutions made in 2025 and confident in the company’s trajectory. As described in our President and CEO’s letter, the year’s accomplishments reflect the strength of our strategy and leadership team. With a clear purpose, strong governance and a legacy built on trust, I believe UL Solutions is well-positioned to deliver sustainable value — measured not only in results, but also in the impact we make.

Sincerely, James M. Shannon Chair of the Board of Directors

A Message from our CEO

Dear UL Solutions Stockholders,

I’m exceptionally pleased to report that 2025 was an outstanding year for UL Solutions. In our second year as a public company, we delivered record financial performance while navigating a complex global environment. Our results reflected the durability of our business model, the essential nature of our services and the strength of our global team.

We surpassed $3 billion in annual revenue for the first time and maintained our investment-grade balance sheet. At the same time, we continued to invest for long-term growth — opening and expanding laboratories, advancing safety science and standards and deepening capabilities across high-growth sectors such as data centers, energy storage, connected technologies, fire safety and digital services.

UL Solutions is truly more relevant than ever, more than 130 years after our organization was founded during the dawn of electricity.

I often say, “Innovation without safety is failure.” Today’s rapid innovation and evolving megatrends dominating the headlines — including the energy transition, sustainability and connected technologies — make our mission of working for a safer world increasingly critical.

Our work is meaningful, backed by science and in demand from customers who trust us to help them solve problems and bring products to market quickly, safely, sustainably and securely. Indeed, as our more than 80,000 customers continue to innovate, we support them by meeting them where they are, advancing our own capabilities and investing where it matters most: in our people, our laboratories and our technology.

Key accomplishments in 2025 included:

•	Revenue of nearly $3.1 billion, up 6.4% year over year.

•	Notable global laboratory expansions and investments, including the groundbreaking of our Global Fire Science Center of Excellence in Northbrook, Illinois.

•	The launch of AI safety certification services and expanded investments and offerings supporting data centers, battery technologies, software and sustainability.

Now in our third year as a public company, I believe we are exceptionally well-positioned for continued success. With a strong financial foundation, global reach and our unwavering commitment to working for a safer world, we remain focused on delivering long-term value creation for our customers, our people and our stockholders.

I look forward to sharing more at our Annual Meeting of Stockholders on May 20, 2026 at 8:00 a.m. Central Time, which will be held through a virtual web conference at www.virtualshareholdermeeting.com/ULS2026.

Sincerely, Jennifer F. Scanlon President and Chief Executive Officer

This proxy statement is dated April 2, 2026 and is first being made available to stockholders on April 2, 2026.

NOTICE OF

2026 Annual Meeting of Stockholders

333 Pfingsten Road

Northbrook, Illinois 60062

Time and Date:

Wednesday, May 20, 2026, at 8:00 a.m. Central Time (the “Annual Meeting”)

Online check-in will be available beginning at 7:45 a.m. Central Time. Please allow ample time for the online check-in process.

Place:

This year’s Annual Meeting will be held through a virtual web conference at www.virtualshareholdermeeting.com/ULS2026.

To participate in the Annual Meeting, you will need your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or any additional voting instructions accompanying these proxy materials.

Record Date: March 25, 2026 (the “Record Date”)

Items to be Voted On:

1	To elect the 12 nominees to the Board of Directors (the “Board”) named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal One);

2	To ratify the retention of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal Two);

3	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement (Proposal Three); and

4	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

How to Vote:

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS ANNUAL MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE YOU WILL PROMPTLY VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, MAIL OR VIA THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT. VOTING NOW VIA PROXY WILL NOT LIMIT YOUR RIGHT TO CHANGE YOUR VOTE OR TO ATTEND THE ANNUAL MEETING.

Our Board has fixed the close of business on March 25, 2026 as the Record Date for determining holders of our Class A common stock and Class B common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board,

Sincerely, Scott L. D’Angelo Executive Vice President, Chief Legal Officer and Corporate Secretary April 2, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 20, 2026

We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials to certain of our stockholders. This notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.

2026 Proxy Statement | i

2026 Proxy Statement Summary

Your proxy is being solicited on behalf of the Board of Directors (“Board”) of UL Solutions Inc. (“UL Solutions,” the “Company,” “we,” “us” or “our”) to vote at the 2026 Annual Meeting of Stockholders (“Annual Meeting”). We are making this Proxy Statement available to stockholders beginning on or about April 2, 2026. This summary represents only selected information. We encourage you to read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2025 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2025.

2026 Annual Meeting of Stockholders

•	Date and Time: May 20, 2026 at 8:00 a.m. Central Time. Online check-in will start at 7:45 a.m. Central Time. Please allow ample time for the online check-in process.

•

Location: The Annual Meeting will be held through a virtual web conference at www.virtualshareholdermeeting.com/ULS2026. To participate in the Annual Meeting, you will need your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or any additional voting instructions accompanying these proxy materials.

•	Record Date: March 25, 2026

•

Voting: Stockholders as of the close of business on the Record Date are entitled to vote. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our “common stock.”

•	Attendance: Stockholders and their duly appointed proxies may attend the meeting.

•	Shares Outstanding (as of the Record Date): 77,446,655 shares of our Class A common stock and 123,755,000 shares of our Class B common stock.

•	Stock Symbol: ULS

•	Exchange: New York Stock Exchange (“NYSE”)

•	Registrar & Transfer Agent: Equiniti Trust Company, LLC

•	Principal Executive Office: 333 Pfingsten Road, Northbrook, Illinois 60062

•	Corporate Website*: www.ul.com

•	Investor Relations Website*: https://ir.ul.com

*	The information on, or otherwise accessible through, our website does not constitute a part of this Proxy Statement.

Items to be Voted on

Proposal	Our Board’s Recommendation

Election of Directors (page 5)	FOR

Ratification of Retention of Independent Registered Public Accounting Firm (page 76)	FOR

Advisory Vote to Approve Executive Compensation (page 78)	FOR

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE PROXY STATEMENT. YOUR PROMPT ATTENTION IS GREATLY APPRECIATED.

2026 Proxy Statement | 1

Board Composition, Nominations Process and Director Qualifications

Our business and affairs are managed under the direction of our Board. Our Amended and Restated Certificate of Incorporation (“Charter”) provides that our Board will consist of such number of directors as may from time to time be fixed by our Board, subject to the rights of ULSE Inc. (“UL Standards & Engagement”) under a Stockholder Agreement, dated as of April 2, 2024 (the “Stockholder Agreement”), and our Amended and Restated Bylaws (“Bylaws”). Our Board currently consists of 12 members. Pursuant to the Stockholder Agreement, UL Standards & Engagement is entitled to designate a certain number of our directors, who are reviewed by the Nominating and Corporate Governance Committee (the “Nominating Committee”), until the earlier of the Sunset Date (defined below) or such time as UL Standards & Engagement’s holdings of our common stock is reduced below particular thresholds. Four of our 12 director nominees — James M. Shannon, James P. Dollive, Elisabeth Tørstad and George A. Williams — were designated by UL Standards & Engagement. Underwriters Laboratories Inc. (“UL Research Institutes”) is the sole member of UL Standards & Engagement. For additional information on the Stockholder Agreement, see “Corporate Governance — Controlled Company Status,” “Corporate Governance — Certain Rights of UL Standards & Engagement” and “Certain Relationships and Related Party Transactions — Stockholder Agreement with UL Standards & Engagement” below. Subject to our Charter and the terms of the Stockholder Agreement, each director’s term will continue until the annual meeting of the stockholders next held after his or her election and the election and qualification of his or her successor, or his or her earlier death, disqualification, resignation or removal.

Board Experience, Qualifications and Skills

In addition to the minimum qualifications that our Board believes are necessary for all directors, the following matrix highlights some of the key experiences, qualifications or skills that the Nominating Committee considered when recommending director nominees and that the full Board considered when nominating directors, because of their particular relevance to our business and structure, in the context of the overall composition of our Board. The following matrix does not encompass all the experiences, skills, and expertise of our director nominees. Our Board did not assign specific weights to any of these experiences, qualifications or skills. The absence of a mark for an experience, qualification or skill does not necessarily mean that the nominee does not possess that experience, qualification or skill; it only means that when the Board considered that nominee in the overall context of the composition of our Board, that experience, qualification or skill was not a key factor in the determination to nominate that person. Further information on each director nominee’s experiences, qualifications, attributes and skills is provided in the individual biographical descriptions under “Directors and Management — Directors’ Biographical Information.” Board tenures and ages are as of March 25, 2026.

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BOARD COMPOSITION, NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

DIRECTORS
	1	2	3	4	5	6	7	8	9	10	11	12

Specific Industry Experience: Experience in industries most relevant to the Company’s business, including the following industries:
Testing, Inspection and Certification	●			●				●			●
Professional Services				●	●	●	●	●	●		●	●
Consumer Products		●	●		●				●	●		●
Software as a Service					●	●	●	●			●
Executive Leadership Experience as chief executive officer, chief financial officer, chief operating officer, division head or other executive leadership positions in a major organization	●	●	●	●	●	●	●	●	●	●	●	●

Business Strategy & M&A

Experience with strategic business planning activities for a major organization, including strategic capital allocation, initiatives for organic growth and mergers and acquisitions

	●	●	●	●	●	●	●	●	●	●	●	●

International Business

Experience with business enterprises in global markets, including a strong understanding of geopolitical, economic, cultural, operational, regulatory, and other relevant aspects, and a broad perspective on global market opportunities

	●	●	●	●	●	●	●	●	●	●	●	●

Finance & Accounting

Experience in or a strong understanding of accounting, financial reporting or auditing processes and standards and in oversight and management of corporate finance, accounting and audit functions, including internal controls

		●	●	●	●	●	●	●	●	●	●	●

Human Capital Management

Experience in or a strong understanding of the management and development of human capital, including recruitment, talent development, retention, executive compensation, culture, diversity, equity and inclusion and other human capital issues

	●		●	●	●	●	●	●	●	●	●	●

Engineering, R&D & Innovation

Technical, scientific or engineering knowledge or experience serving in engineering, product or R&D roles or managing such functions and experience in or a strong understanding of technology trends and driving innovation within a major organization

		●	●	●	●	●			●	●	●	●
Technology & Digital Experience in or a strong understanding of information technology, information systems, digital transformation and/or other information technology issues of a major organization			●	●	●	●	●	●	●		●
Cybersecurity & Privacy Experience in or a strong understanding of cybersecurity and/or data privacy issues, including overseeing or managing cybersecurity threats to enterprise operations			●		●	●	●	●	●		●

Risk Oversight & Management

Experience in or a strong understanding of the identification, evaluation and prioritization of risks and the development of comprehensive policies and procedures to effectively mitigate risk and manage compliance

		●	●	●	●	●	●	●	●	●	●	●

Government & Stakeholder Relations

Experience in or a strong understanding of the workings of government and public policy on a local, state, national and global level and stakeholder strategy and engagement

	●			●	●			●	●	●	●
Board Tenure (years)	14	14	14	12	4	6	<1	6	3	4	2	2
Age	73	74	65	63	68	70	44	59	64	62	60	64

2026 Proxy Statement | 3

BOARD COMPOSITION, NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Board Composition

Our Nominating Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In its evaluation of director candidates, our Nominating Committee may consider various factors in accordance with our Corporate Governance Guidelines, including, without limitation, the candidate’s geographic background and diversity of perspective, including gender, age, race, nationality and ethnicity.

Of the 12 director nominees, four have self-identified as female, two have self-identified as African American or Black, one has self-identified as Asian American, one has self-identified as a member of the LGBTQ+ community and one has self-identified as a military veteran.

Criteria for Selection of Directors

The Nominating Committee is responsible for identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board, and recommending to our Board the nominees for election to our Board at annual meetings of our stockholders. The Nominating Committee’s recommendations must be consistent with our organizational documents and applicable law, as well as our obligations under the Stockholder Agreement. See “Board Composition” and “Corporate Governance — Certain Rights of UL Standards & Engagement.” In evaluating candidates, the Board seeks individuals who have a high level of personal and professional integrity, strong reputation, strong ethics and values and the ability to make mature business judgments.

Our Nominating Committee reviews with our Board, on an annual basis, the independence, experience, qualifications, skills and background of Board members, and the experience, qualifications, skills and background of the Board as a whole, in determining whether to recommend incumbent directors for reelection. In identifying potential new candidates for Board membership, the Nominating Committee considers recommendations from directors, stockholders and management, and from time to time it will engage executive search firms to assist in the identification of qualified candidates.

Once potential director candidates are identified, the Nominating Committee begins an extensive evaluation process. The evaluation and selection of qualified directors involve the consideration of many factors, including the needs of our Board at that time. In addition to those qualifications necessary to meet the requirements of our organizational documents, applicable U.S. legal, regulatory and NYSE listing requirements, and the Company’s obligations under our Stockholder Agreement, the Nominating Committee and Board consider the following with respect to each potential director nominee in accordance with the qualification standards set forth in our Corporate Governance Guidelines: (i) the candidate’s experience in corporate or senior management, such as serving as an officer or former officer of a publicly held company, governmental body or the military; (ii) the candidate’s experience as a board member of another publicly held company or nonprofit organization; (iii) the candidate’s professional and academic experience relevant to the Company’s industry; (iv) the strength of the candidate’s leadership skills; (v) the candidate’s experience in finance and accounting and/or executive compensation practices; (vi) whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; (vii) the candidate’s geographic background, as well as the candidate’s diversity of perspective, including gender, age, race, nationality and ethnicity; (viii) whether the candidate qualifies as an independent director under NYSE and Securities and Exchange Commission (“SEC”) rules; and (ix) whether the candidate possesses skills deemed pertinent in light of the current needs of the Board and/or Board committees.

Recommendation of Nominees by Stockholders

Our Nominating Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating Committee evaluates any other director candidate. All recommendations for nomination received by our Corporate Secretary that are made in accordance with the requirements in our Bylaws relating to director nominations will be considered.

4 | 2026 Proxy Statement

PROPOSAL NO. 1:

Election of Directors

Our Board is currently composed of 12 directors. Upon the recommendation of our Nominating Committee, the Board has nominated the 12 individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2027 and until their successors, if any, are elected or appointed. Our Charter and Bylaws provide for the annual election of directors. Each director nominee must be elected by a plurality of the votes cast (i.e., the 12 nominees receiving the highest number of affirmative votes will be elected). The Board has determined that each director nominee, other than Ms. Scanlon, if elected, would be an independent director, as further described below in “Corporate Governance — Director Independence.”

All of the director nominees listed below have consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board or, alternatively, our Board may leave a vacancy on our Board or reduce the number of directors to be elected at the Annual Meeting. Our Charter and Bylaws do not provide for cumulative voting in the election of directors.

Name	Position

Jennifer F. Scanlon	Director, President and Chief Executive Officer

James M. Shannon	Director and Chair of the Board

James P. Dollive	Director

Marla C. Gottschalk	Director

Friedrich Hecker	Director

Charles W. Hooper	Director

Kevin J. Kennedy	Director

Vikram U. Kini	Director

Sally Susman	Director

Michael H. Thaman	Director

Elisabeth Tørstad	Director

George A. Williams	Director

Biographical information relating to each of the director nominees is set forth below under “Directors and Management — Directors’ Biographical Information” and incorporated by reference herein.

The Board unanimously recommends a vote “FOR” the election of each of the director nominees named in this Proxy Statement.

2026 Proxy Statement | 5

Directors and Management

Directors’ Biographical Information

The names of our directors, certain biographical information about our directors, and the experiences, qualifications or skills that the Nominating Committee considered when recommending the directors for nomination, are set forth below. Ages are as of March 25, 2026.

James M. Shannon
Chair of the Board Age: 73 Board Committees: • None

Biographical Information:

Mr. Shannon has served as a member and chair of our Board since 2012, as a member of the board of trustees of UL Research Institutes since 2009, and as a director of UL Standards & Engagement since November 2021, where he also currently serves as chair. Mr. Shannon was designated by UL Standards & Engagement as a member of our Board under the Stockholder Agreement. From 2017 to 2019, Mr. Shannon served as President, and from 2016 to 2021, as a member of the Executive Committee, of the International Electrotechnical Commission, a global nonprofit organization that publishes international standards for electrotechnology. From 2002 to 2014, he served as President and CEO of the National Fire Protection Association (“NFPA”), an international nonprofit organization dedicated to eliminating harm and loss due to fire, electrical and related hazards. Prior to joining the NFPA, Mr. Shannon was elected and served as Attorney General of the Commonwealth of Massachusetts from 1987 to 1991 and was elected to the U.S. House of Representatives in 1978, serving three terms in Congress, including as a member of the Ways and Means Committee. Mr. Shannon also served as a member of the board of trustees of the World Peace Foundation from 2000 to 2019. Mr. Shannon earned a B.A. in Political Science from Johns Hopkins University and a J.D. from George Washington University Law School. We believe Mr. Shannon is qualified to serve as a member of our Board because of his extensive experience in the standards industry and his deep understanding of the related regulatory framework.

6 | 2026 Proxy Statement

DIRECTORS AND MANAGEMENT

James P. Dollive
Director Age: 74 Board Committees: • Finance Committee (Chair) • Nominating Committee

Biographical Information:

Mr. Dollive has served as a member of our Board since 2012 and as a member of the board of trustees of UL Research Institutes since 2008. Mr. Dollive was designated by UL Standards & Engagement as a member of our Board under the Stockholder Agreement. From 2009 to 2015, Mr. Dollive served as Executive Vice President and CFO of The Schwan Food Company, a frozen food retailer. Mr. Dollive joined The Schwan Food Company from Kraft Foods Inc., where he worked for 30 years in various management positions, including as Chief Financial Officer from 1999 to 2008. Mr. Dollive earned a B.S. in Electrical Engineering from the New Jersey Institute of Technology, an M.S. in Engineering Systems from the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe Mr. Dollive is qualified to serve as a member of our Board because of his substantial experience as the chief financial officer of a public company and his deep understanding of finance and consumer products.

Marla C. Gottschalk
Director Age: 65 Board Committees: • Nominating Committee (Chair) • HCC Committee

Biographical Information:

Ms. Gottschalk has served as a member of our Board since 2012. She previously served as a member of the board of trustees of UL Research Institutes from 2009 to 2017. Ms. Gottschalk previously served as the CEO of The Pampered Chef, Ltd. (the “Pampered Chef”), a seller of kitchen and entertaining products, from 2006 to 2013 and as President of the Pampered Chef from 2003 to 2006. Ms. Gottschalk joined the Pampered Chef from Kraft Foods Inc., where she worked for 14 years in various management positions, including as Senior Vice President of Financial Planning and Investor Relations and an Executive Vice President and General Manager of the Post Cereal Division. Ms. Gottschalk has served as a member of the boards of directors of US Foods Holding Corp. (NYSE: USFD) since 2022, where she currently serves as Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee and Executive Committee, and Reynolds Consumer Products Inc. (Nasdaq: REYN) since 2020, where she currently serves as Chair of the Audit Committee. Ms. Gottschalk previously served as a member of the board of directors of Big Lots, Inc. from 2015 to 2024 and as a member of the board of directors of Potbelly Corporation from 2009 to 2022. Ms. Gottschalk earned a B.S. in Accounting from Indiana University and an M.M. in Finance from the Kellogg School of Management at Northwestern University. Ms. Gottschalk has also earned a certificate in Cyber Risk & Strategy through the Diligent Institute. We believe Ms. Gottschalk is qualified to serve as a member of our Board because of her extensive background in operations and strategic management, her leadership experience as a chief executive officer and her significant experience serving on the boards of directors of other public companies.

2026 Proxy Statement | 7

DIRECTORS AND MANAGEMENT

Friedrich Hecker
Director Age: 63 Board Committees: • Audit Committee • Finance Committee

Biographical Information:

Mr. Hecker has served as a member of our Board since 2013. He previously served as a member of the board of trustees of UL Research Institutes from 2013 to 2017. Mr. Hecker previously served as CEO of ROSEN Swiss AG (the “ROSEN Group”), an energy sector supplier of specialized diagnostic technology and services, from 2012 to 2015. Mr. Hecker joined the ROSEN Group from TÜV Rheinland AG, a privately held global certification and testing service provider, where he served as CEO and Chief Operating Officer from 2009 to 2011. Prior to his time at TÜV Rheinland AG, Mr. Hecker served as an Executive Vice President and Chief Operating Officer of SGS SA, a multinational TIC company, from 2002 to 2009. Mr. Hecker also served as a Senior Advisor to Cobepa SA, a Belgian investment company, from 2016 to 2020. Mr. Hecker has served as a member of the boards of directors of the Opus Group AB (publ) since 2006 and Dermagnostix GmbH since May 2023, and Vice President of the Organization for International Economic Relations since 2015. Mr. Hecker earned a degree in Economics from Ludwig Maximilian University of Munich. We believe Mr. Hecker is qualified to serve as a member of our Board because of his extensive experience in the TIC industry.

Charles W. Hooper
Director Age: 68 Board Committees: • Audit Committee • Finance Committee

Biographical Information:

Retired Lieutenant General Charles Hooper has served as a member of our Board since June 2021. Lieutenant General Hooper has served as a Senior Counselor at the Cohen Group, a global business consulting services firm, since October 2020. From 1979 to 2020, Lieutenant General Hooper served in the United States Army. He has served as a member of the boards of directors of General Dynamics Corporation (NYSE: GD) since 2023, where he currently serves on the Audit Committee and Nominating and Corporate Governance Committee, APA Corporation (Nasdaq: APA) since 2022, where he currently serves as Chair of the Cybersecurity Committee and a member of the Management Development and Compensation Committee, Two Six Technologies since 2021, the Civilian Marksmanship Program since 2025, and the National Bureau of Asian Research since 2020. Lieutenant General Hooper earned a B.S. in Asian Studies from the United States Military Academy, an M.P.A. from Harvard University and an M.S. in Strategy from the Army War College. Lieutenant General Hooper has also completed the National Association of Corporate Directors Cyber-Risk Oversight Program, earning the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon University, and the Harvard Business School “Leading With Finance” Course, earning a certificate in Corporate Finance. We believe Lieutenant General Hooper is qualified to serve as a member of our Board because of his significant leadership experience and expertise in navigating complex international matters.

8 | 2026 Proxy Statement

DIRECTORS AND MANAGEMENT

Kevin J. Kennedy
Director Age: 70 Board Committees: • HCC Committee (Chair) • Audit Committee

Biographical Information:

Dr. Kennedy has served as a member of our Board since February 2020. From March 2020 to December 2022, he served as CEO of Quanergy Systems, Inc. (“Quanergy”), a sensor technology start-up company. In December 2022, Quanergy filed a voluntary Chapter 11 restructuring plan with the U.S. Bankruptcy Court for the District of Delaware. Before serving as CEO of Quanergy, Dr. Kennedy served as Senior Managing Director of Blue Ridge Partners, a management consulting firm, from 2018 to 2020, and as President, CEO and a member of the board of directors of Avaya Holdings Corp. (“Avaya”), a communication software and services company, from 2008 to 2017. In January 2017, Avaya filed a voluntary Chapter 11 restructuring plan with the U.S. Bankruptcy Court for the Southern District of New York. Prior to his time at Avaya, Dr. Kennedy served as CEO of JDS Uniphase Corporation, a provider of optical communication products, from 2003 to 2008. In January 2011, Dr. Kennedy was appointed to the President’s National Security Telecommunications Advisory Committee by President Barack Obama and, in 1987, Dr. Kennedy served as a Congressional Fellow to the U.S. House of Representatives Committee on Science, Space and Technology. Dr. Kennedy has served as a member of the boards of directors of KLA Corporation (Nasdaq: KLAC) since 2007, where he currently serves as Chair of the Audit Committee and a member of the Nominating and Governance Committee, and Digital Realty Trust, Inc. (NYSE: DLR) since 2013, where he currently serves as Chair of the Talent and Compensation Committee and a member of Nominating and Corporate Governance Committee. Dr. Kennedy earned a B.S. in Engineering from Lehigh University and an M.S., an M.Phil. and a Ph.D. from Rutgers University. Dr. Kennedy has also completed the National Association of Corporate Directors Cyber-Risk Oversight Program, earning the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon University. We believe Dr. Kennedy is qualified to serve as a member of our Board because of his expertise in the technology industry, his experience leading public companies and his significant experience serving on public company boards of directors including oversight of spin-offs and extensive merger and acquisition activity.

Vikram U. Kini
Director Age: 44 Board Committees: • Audit Committee • Finance Committee

Biographical Information:

Mr. Kini has served as a member of our Board since May 2025. Mr. Kini has served as the Senior Vice President and Chief Financial Officer of Ingersoll Rand Inc. (NYSE: IR) (“Ingersoll Rand”), a global provider of mission-critical flow creation products and life science and industrial solutions, since June 2020. He joined Gardner Denver Holdings, Inc. (“Gardner Denver”), which merged with Ingersoll Rand’s Industrials business segment in 2020, as its Director of Financial Planning and Analysis in 2011, and served in various other finance leadership roles with Gardner Denver from 2012 to 2020, including Vice President of Investor Relations, Vice President of Financial Planning and Analysis and Vice President of Finance, Industrials segment. Prior to joining Gardner Denver, Mr. Kini served in various financial roles with General Electric Company, a multinational conglomerate, and SABIC, a multinational chemical manufacturing company. Mr. Kini earned a B.B.A. from Boston University. We believe Mr. Kini is qualified to serve as a member of our Board because of his experience as the chief financial officer of a public company, his significant experience in the industrial sector and his financial knowledge.

2026 Proxy Statement | 9

DIRECTORS AND MANAGEMENT

Jennifer F. Scanlon
Director, President and Chief Executive Officer Age: 59 Board Committees: • None

Biographical Information:

Ms. Scanlon has served as our President and CEO and as a member of our Board since September 2019. Prior to joining UL Solutions, Ms. Scanlon spent 16 years at USG Corporation (“USG”), a then publicly traded manufacturer of building products, most recently as President and CEO from November 2016 to April 2019. Ms. Scanlon has served as a member of the boards of directors of the Chicago Council on Global Affairs since 2012, the Federal Reserve Bank of Chicago since 2022 and the University of Notre Dame since 2020. Ms. Scanlon is also the Secretary-Treasurer of the board of the US-China Business Council and Vice President of the Global Board of the TIC Council. She is the former Chair of the Board of the Commercial Club of Chicago and remains a member. Ms. Scanlon previously served as a member of the board of directors of USG from September 2016 to April 2019 and Norfolk Southern Corporation from January 2018 to May 2024. Ms. Scanlon earned a B.A. in Government and International Relations and Computer Applications from the University of Notre Dame and an M.B.A. from the University of Chicago Booth School of Business. We believe Ms. Scanlon is qualified to serve as a member of our Board because of her demonstrated commitment to science and technology and her extensive experience leading industrial companies.

Sally Susman
Director Age: 64 Board Committees: • HCC Committee • Nominating Committee

Biographical Information:

Ms. Susman has served as a member of our Board since May 2022. From 2018 to 2025, she served as the Executive Vice President and Chief Corporate Affairs Officer for Pfizer Inc. (“Pfizer”), a multinational pharmaceutical and biotechnology company, and, before that, she served as Pfizer’s Executive Vice President of Corporate Affairs (formerly Policy, External Affairs and Communications) from 2010 to 2018. Before joining Pfizer in 2007, Ms. Susman served as the Chief Communications Officer of the Estée Lauder Companies Inc., a manufacturer and marketer of skincare, makeup, fragrance and hair care products, from 1999 to 2007. From 1990 to 1996, Ms. Susman served as Executive Vice President of Global Communications for the American Express Company. Ms. Susman has served as a member of the board of directors of the International Rescue Committee, a global humanitarian aid, relief and development nonprofit organization, since 2012, and is also a member of the Council on Foreign Relations. Ms. Susman has also been appointed as an Independent Member of the Global Executive Board of FGS Global, a stakeholder strategy firm, effective April 1, 2026. Previously, she served on the board of directors of WPP plc, an advertising and marketing company based in the United Kingdom. She earned a B.A. in Government from Connecticut College. We believe Ms. Susman is qualified to serve as a member of our Board because of her significant leadership experience and expertise in communications and public affairs.

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DIRECTORS AND MANAGEMENT

Michael H. Thaman
Director Age: 62 Board Committees: • Audit Committee (Chair) • Finance Committee

Biographical Information:

Mr. Thaman has served as a member of our Board since June 2021. Mr. Thaman served as CEO of UBQ Materials, a clean technology company focused on converting solid waste into sustainable raw material, from March 2020 to December 2020. Previously, Mr. Thaman served as CEO of Owens Corning Inc. (“Owens Corning”), a developer, manufacturer and marketer of building products and industrial materials, from 2007 to 2019, as Chief Financial Officer from 2000 to 2007 and as a member and chair of Owens Corning’s board of directors from 2002 to 2020. Mr. Thaman has served as a member of the boards of directors of Air Liquide S.A. (OTC: AIQUY) since 2023, where he currently serves on the Environment and Society Committee, and The Sherwin-Williams Company (NYSE: SHW) since 2017, where he currently serves on the Audit Committee. Mr. Thaman also currently serves on the boards of directors of Kohler Co. and AeroSeal, Inc. Mr. Thaman earned a B.S. in Electrical Engineering and Computer Science from Princeton University. We believe Mr. Thaman is qualified to serve as a member of our Board because of his significant experience as an executive at a large multinational public company.

Elisabeth Tørstad
Director Age: 60 Board Committees: • Finance Committee • Nominating Committee

Biographical Information:

Ms. Tørstad has served as a member of our Board since November 2023, as a member of the board of trustees of UL Research Institutes since 2020, where she currently serves as chair of its Governance and Compensation Committee, and as a director of UL Standards & Engagement since 2025. Ms. Tørstad was designated by UL Standards & Engagement as a member of our Board under the Stockholder Agreement. Ms. Tørstad previously served as CEO of Asplan Viak AS, a professional services firm in the architecture, property development and public infrastructure sectors, from 2019 to 2024. She joined Asplan Viak AS from the DNV Group, a classification society and consulting organization, where she served in various positions, including as CEO of DNV GL Digital Solutions from 2018 to 2019, CEO of DNV GL — Oil & Gas from 2014 to 2017, CEO of DNV Americas and Sub-Saharan Africa from 2010 to 2013 and Director of Operations of DNV Cleaner Energy and Utilities from 2006 to 2010. Ms. Tørstad has served as a member of the boards of directors of Torvald Klaveness since 2023, and Aker Solutions ASA (OTC: AKRTF) since 2022, where she currently serves on the Remuneration Committee, and as the deputy chair of the governing board of Peace Research Institutes Oslo since 2019. Ms. Tørstad previously served on the board of directors of Hexagon Composites ASA (Nasdaq: HXGCF) (“Hexagon”), from 2017 to 2020, and currently serves on Hexagon’s external nomination committee. Ms. Tørstad also previously served on the boards of directors of Digital Norway, from 2017 to 2019, and NGI (The Norwegian Geotechnical Institute), from 2023 to 2026. Ms. Tørstad earned a B.S. in Civil Engineering from the Oslo School of Engineering, subsidiary degrees in Business Administration from the Norwegian School of Management, Organizational Psychology from the University of Bergen and an M.S. in Structural Physics from the University of Oslo. We believe Ms. Tørstad is qualified to serve as a member of our Board because of her significant scientific and technical knowledge and her extensive experience in the TIC industry.

2026 Proxy Statement | 11

DIRECTORS AND MANAGEMENT

George A. Williams
Director Age: 64 Board Committees: • HCC Committee • Nominating Committee

Biographical Information:

Mr. Williams has served as a member of our Board since November 2023 and previously served as a member of our Board from 2012 to 2018. Since 2008, he has also served as a member of the board of trustees of UL Research Institutes, where he currently serves as chair of the board of trustees. Mr. Williams was designated by UL Standards & Engagement as a member of our Board under the Stockholder Agreement. Mr. Williams has served as a consultant of PMI Energy Solutions, LLC (“PMI”), an electrical construction, maintenance and technical services contracting company, since December 2023, and served as President and CEO of PMI from March 2011 to November 2023. Before that, Mr. Williams served as Chief Operating Officer of El Paso Electric Company, a public utility company, Senior Vice President of Operations for Commonwealth Edison Company, an energy provider, and Site Vice President for Grand Gulf Nuclear Station, Entergy Nuclear South. He has also held various executive and senior operational positions with PPL Susquehanna, LLC, Progress Energy Inc. and PECO Energy Company. Mr. Williams has served on the boards of directors of Badger Infrastructure Solutions Ltd. (TSX: BDGI) since January 2025, where he currently serves on the Human Resources & Compensation Committee and Sustainability, Health & Safety Committee, and Capital Power Corporation (OTC: CPXWF) since May 2024, where he currently serves on the People, Culture & Governance Committee and Health, Safety & Environment Committee. He also served as vice president of the board of directors of the Middle States Electrical Contractors Association from 2022 to 2024, on the boards of directors of PMI from 2011 to 2023, The Will Group from 2021 to 2023, the Illinois Black Chamber of Commerce from 2011 to 2022 and the Quad County Urban League from 2015 to 2019. Mr. Williams earned a B.S. in Electrical Engineering from Widener University and an M.B.A. from Saint Joseph’s University. We believe Mr. Williams is qualified to serve as a member of our Board because of his extensive experience in the energy and utility industries and his corporate leadership experience.

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DIRECTORS AND MANAGEMENT

Executive Officers’ Biographical Information

The names and certain biographical information about our executive officers are set forth below (other than Ms. Scanlon, whose information is set forth above under “— Directors’ Biographical Information”). Ages are as of March 25, 2026.

Jennifer F. Scanlon

Director, President and Chief Executive Officer

Age: 59

Biographical information for Jennifer F. Scanlon is included above with the director biographies under the caption “Directors’ Biographical Information.”

Linda S. Chapin

Executive Vice President and Chief Human Resources Officer

Age: 67

Ms. Chapin has served as an Executive Vice President and our Chief Human Resources Officer since May 2020. Prior to joining UL Solutions, Ms. Chapin served as the Vice President of Human Resources at Johnson Controls International plc (“Johnson Controls”), a multi-industrial products manufacturer and service provider, from July 2011 to October 2018, where she was responsible for leading a global team of human resource professionals and developing the human resources integration program for the merger of Johnson Controls and Tyco International. Between her time at Johnson Controls and UL Solutions, Ms. Chapin worked as a freelance consultant. Ms. Chapin currently serves on the Board of Advisors of the Executives’ Club of Chicago and the Chief Human Resources Officers Council II for The Conference Board. She is also a member of the board of directors of the American Red Cross of Greater Chicago. She earned a B.S.W. in Social Work from Southern Illinois University. Ms. Chapin has also earned a professional certificate in data and analytics from the Kellogg School of Management at Northwestern University.

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DIRECTORS AND MANAGEMENT

Alex G. Dadakis

Executive Vice President and President, Testing, Inspection and Certification

Age: 39

Mr. Dadakis has served as an Executive Vice President and President, Testing, Inspection and Certification since September 2025 and previously served as an Executive Vice President and Chief Business Operations and Innovation Officer from January to August 2025. Mr. Dadakis was most recently the Senior Vice President and Global Head of Strategy and Corporate Development at Germany-based Knauf Group, Gebr KG, a manufacturer of building materials and construction systems, from January 2023 to January 2025, where he was responsible for overseeing mergers and acquisitions, strategic planning and global strategy rollouts. Prior to the Knauf Group, Mr. Dadakis served in multiple roles at USG, a then publicly traded manufacturer of building products, from January 2017 to January 2023, most recently as Senior Vice President and Chief Customer Experience and Strategy Officer from January 2021 to January 2023, where he was responsible for overseeing sales and customer service operations, as well as pricing strategy and implementation. Mr. Dadakis was an associate partner at the management consulting firm Bain & Company before joining USG. Mr. Dadakis currently serves on the board of directors of Mercy Housing Lakefront, an organization that works to eliminate homelessness and housing insecurity. He also serves on the boards of several local not-for-profit organizations. Mr. Dadakis earned a B.A. in Economics from Wake Forest University and an M.B.A. from the University of Chicago Booth School of Business.

Scott L. D’Angelo

Executive Vice President, Chief Legal Officer and Corporate Secretary

Age: 55

Mr. D’Angelo has served as an Executive Vice President, Chief Legal Officer and Corporate Secretary of UL Solutions since April 2025. Prior to joining UL Solutions, Mr. D’Angelo served as Vice President, Chief Legal and Administrative Officer and Corporate Secretary for CTS Corporation, a global designer and manufacturer of sensors, actuators and electronic components, from February 2021 to April 2025. Mr. D’Angelo previously served as Counsel for the law firm Baker McKenzie from March 2019 to February 2021, where his practice focused on complex cross-border corporate and commercial transactions, and he was Vice President, Deputy General Counsel and Chief Compliance Officer of Fortune Brands Innovations from May 2015 to February 2019. He also spent more than a decade with McDonald’s Corporation, where he held various legal positions of increasing responsibility. Mr. D’Angelo is a member of The Economic Club of Chicago and has served as chair of the Executives’ Club of Chicago International Business Forum. Mr. D’Angelo is admitted to the State Bars of Illinois and Michigan. He earned a J.D. from the University of Illinois Chicago School of Law and a B.A. in Political Science from Michigan State University.

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DIRECTORS AND MANAGEMENT

John A. Genovesi

Executive Vice President and President, Risk and Compliance Software

Age: 62

Mr. Genovesi has served as an Executive Vice President and President, Risk and Compliance Software since January 2026 and previously served as an Executive Vice President and President, Software and Advisory from July 2022 to December 2025. Prior to joining UL Solutions, Mr. Genovesi served as Chief Operating Officer of Adapdix, an autonomous manufacturing software company, from May 2021 to July 2022, where he was responsible for running business operations and managing the company finances. Prior to Adapdix, Mr. Genovesi spent 32 years at Rockwell Automation, an industrial automation and information software company, serving in a number of different positions from 1989 to 2021, most recently as Senior Vice President of Enterprise and Software, where he was responsible for scaling the company’s Industry 4.0 software portfolio globally. Mr. Genovesi currently serves on the board of directors of GrayMatter. Mr. Genovesi earned a B.S. in Electrical Engineering from Youngstown State University and an M.B.A. from Case Western Reserve University. Additionally, he earned a professional certificate in mergers and acquisitions from the Harvard Business School.

Lynn H. Hancock

Executive Vice President and Chief Transformation Officer

Age: 60

Ms. Hancock has served as an Executive Vice President and our Chief Transformation Officer since December 2019. Ms. Hancock previously served as a Senior Vice President and our Chief Program Officer, from December 2019 to December 2020. Prior to joining UL Solutions, Ms. Hancock spent 15 years at USG, a then publicly traded manufacturer of building products, most recently as Vice President of Advanced Manufacturing, where she was responsible for the design and execution of programming to improve effectiveness and efficiency, implementing new technologies and advancing the workforce. Ms. Hancock earned a B.S.E. in Electrical Engineering and Computer Science from Princeton University and an M.E.M. from Northwestern University.

Ryan D. Robinson

Executive Vice President and Chief Financial Officer

Age: 60

Mr. Robinson has served as an Executive Vice President and our Chief Financial Officer since May 2017. Prior to joining UL Solutions, Mr. Robinson served as the Chief Financial Officer and Chief Administrative Officer of Sears Hometown and Outlet Stores Inc., a consumer products retailer from 2014 to 2017. He also served as the Chief Financial Officer of Best Buy Co., Inc.’s (“Best Buy”) domestic segment from 2007 to 2012, and as Treasurer of Best Buy from 2002 to 2007, with responsibilities covering corporate development, treasury, tax and new business finance. He earned a B.B.A. in Finance and Marketing from the University of Notre Dame and an M.M. from Northwestern University.

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DIRECTORS AND MANAGEMENT

Gitte Schjøtz

Executive Vice President and Chief Business Operations and Innovation Officer

Age: 55

Ms. Schjøtz serves as an Executive Vice President and Chief Business Operations and Innovation Officer, a role she has held since September 2025, after having served in a number of different positions, including as Chief Operations and Sustainability Officer from January 2025 to August 2025, Executive Vice President and Chief Science and Operations Officer from January 2021 to December 2024, President of our Retail and Industry business segment from August 2018 to December 2020, President of our Software segment from 2017 to 2018, President of our EMEA, Latin America and Greater Asia regions from 2016 to 2017, President of our Europe, Middle East, Africa and Latin America regions from 2011 to 2016, Senior Vice President of Global Standards and Certification Program Office from 2006 to 2014, Vice President of International Certification (Global Market Access) from 2003 to 2006 and various other roles after joining UL Solutions in 1996 as part of its acquisition of Demko A/S. Ms. Schjøtz currently serves as a member of the board of directors of RTX A/S (CPH: RTX) and Amcham Denmark. She has served on the Market Strategy Board of the International Electrotechnical Commission and is currently a council member of the World Business Council for Sustainable Development. She earned a B.S. in Business Administration and Finance and an M.Sc. in Finance, Strategic Marketing and Corporate Strategy from the Copenhagen Business School. Ms. Schjøtz has also earned a certificate in Artificial Intelligence: Implications for Business Strategy from the MIT Sloan School of Management.

Alberto Uggetti

Executive Vice President and Chief Commercial Officer

Age: 54

Mr. Uggetti has served as an Executive Vice President and our Chief Commercial Officer since July 2023, after having served in a number of different positions including as Senior Vice President of Global and Strategic Accounts from 2020 to 2023, Vice President and General Manager of our Environment and Sustainability group from 2019 to 2020, Vice President and General Manager of Global Environment from 2015 to 2019, Vice President and General Manager of Global Furniture from 2013 to 2015 and Vice President and General Manager of the HVAC, Appliances and Lighting groups from 2011 to 2013. Mr. Uggetti studied at the Università degli Studi di Milano. Mr. Uggetti has earned certificates in Artificial Intelligence: Implications for Business Strategy from the MIT Sloan School of Management and Strategy, Execution and Implementation from the American Management Association. Mr. Uggetti has also completed the UL Executive Leadership Program at Yale School of Management and the Global Leader Program at Northwestern University School of Continuing Studies.

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Corporate Governance

Board Leadership

James M. Shannon is our Chair of the Board and has served in that role since 2012. Our governing documents provide the Board with flexibility in determining its leadership structure; however, the Stockholder Agreement requires that, until the Sunset Date, the positions of chair and CEO shall not be held by the same individual. Our Board likewise believes that having separate positions is the appropriate leadership structure for the Company at this time and supports the Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders. The Board believes that having an independent chair enhances the Board’s ability to objectively evaluate and oversee management’s performance, increase management accountability and improve the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. Maintaining separate, independent, non-executive chair and CEO roles also allows our CEO to focus on the execution of our business strategy, while allowing the independent, non-executive chair to lead the Board in its fundamental role of providing advice to, and independent oversight of, management.

Mr. Shannon’s responsibilities include helping to ensure that our Board functions effectively and working with our CEO to set the Board’s agenda. He also facilitates communications among our directors and between the Board and senior management, and works closely with our CEO to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance.

Controlled Company Status

We are a “controlled company” under the rules of the NYSE. The rules of the NYSE define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. As of March 25, 2026, UL Standards & Engagement beneficially owns approximately 94.1% of the voting power of our outstanding common stock. As a controlled company, we qualify for exemptions from certain corporate governance requirements under the NYSE rules. We have not relied on these exemptions in the past and we do not currently intend to take advantage of any of these exemptions; however, for so long as we remain a controlled company, we may at any time and from time to time utilize any or all of such exemptions. If we cease to be a controlled company and our Class A common stock continues to be listed on the NYSE, we will be required to comply with these requirements by the date our status as a controlled company changes or within specified transition periods applicable to certain provisions, as the case may be.

Certain Rights of UL Standards & Engagement

Our Charter provides that, from and after the Sunset Date, our Board will be comprised of three classes of directors, with each class serving a three-year term beginning and ending in different years than those of the other two classes. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Our Charter and the Stockholder Agreement provide that UL Standards & Engagement is entitled to designate individuals as nominees for election to our Board as follows:

•	until the Sunset Date, four individuals;

•	after the Sunset Date, if UL Standards & Engagement beneficially owns at least 20% of the voting power of our then-outstanding voting stock, two individuals; and

•	after the Sunset Date, if UL Standards & Engagement beneficially owns at least 10% but less than 20% of the voting power of our then-outstanding voting stock, one individual.

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CORPORATE GOVERNANCE

As used herein, the “Sunset Date” means the earlier of 5:00 p.m. New York City time on (1) April 16, 2031 and (2) the date on which UL Standards & Engagement and certain permitted transferees hold less than 56,395,500 outstanding shares of Class B common stock.

James M. Shannon, James P. Dollive, Elisabeth Tørstad and George A. Williams currently serve on our Board as designees of UL Standards & Engagement. So long as UL Standards & Engagement is entitled to designate at least one individual for nomination to our Board, UL Standards & Engagement will also be entitled to certain board observer rights, as described in the Stockholder Agreement.

Our Charter and the Stockholder Agreement also provide that, so long as UL Standards & Engagement is entitled to designate at least two individuals for nomination to our Board, each of our committees will include at least one director designated by UL Standards & Engagement (subject to any applicable requirements under securities laws and stock exchange rules). Furthermore, if UL Standards & Engagement is entitled to designate only one individual for nomination to our Board, such individual may serve on up to two committees, each such committee to be at UL Standards & Engagement’s choosing.

For additional information on the Stockholder Agreement, see “Certain Relationships and Related Party Transactions — Stockholder Agreement with UL Standards & Engagement” below.

Board’s Role in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its four standing committees, the Audit Committee, the Human Capital and Compensation Committee (“HCC Committee”), the Nominating Committee and the Finance Committee, each of which addresses risks specific to its respective areas of oversight. In particular, as more fully described below, our Audit Committee has the responsibility to consider and discuss our major financial, accounting and operational risk exposures and to review and evaluate the Company’s policies and practices with respect to risk assessment and risk management. Further, our Audit Committee oversees our enterprise risk management process, which regularly identifies, assesses, and mitigates enterprise and emerging risks including cybersecurity and related risks. The Board receives semi-annual reports from management on our cybersecurity risks and our cyber risk management program. See “Item 1C. Cybersecurity” of our Annual Report on Form 10-K for the year ended December 31, 2025 for additional information. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our HCC Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. Our Nominating Committee provides oversight with respect to governance, environmental and corporate responsibility-related risks and monitors the effectiveness of our Corporate Governance Guidelines and Standards of Business Conduct, including whether such policies are successful in preventing illegal or improper liability-creating conduct. Our Finance Committee provides oversight with respect to the plans, policies and significant actions relating to our capital structure and financial resources.

Director Independence

Our Corporate Governance Guidelines and the charters of our committees provide that a majority of the members of the Board, and each member of the Audit Committee, HCC Committee and Nominating Committee, must meet the criteria for independence set forth under applicable law and NYSE listing standards. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company apart from their service on the Board. In addition to considering the NYSE independence criteria, the Board will consider all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director, including any relationship with the board of trustees of UL Research Institutes or the board of directors of UL Standards & Engagement.

The Board, following consultation with the Nominating Committee, has affirmatively determined that Mr. Shannon, Mr. Dollive, Ms. Gottschalk, Mr. Hecker, Lieutenant General Hooper, Dr. Kennedy, Mr. Kini, Ms. Susman, Mr. Thaman, Ms. Tørstad and Mr. Williams each qualify as an “independent director,” as defined under the rules of the NYSE.

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CORPORATE GOVERNANCE

Board Meetings

In 2025, our Board held 12 meetings. In addition to our Board meetings, our directors attend meetings of committees established by our Board. Each of our directors attended at least 75% of the meetings of our Board and the committees on which he or she served during 2025 that were held when he or she was a director. Although we do not have a formal policy regarding attendance by directors at annual meetings of our stockholders, directors are expected to attend such meetings.

In accordance with our Corporate Governance Guidelines and the listing standards of the NYSE, our independent, non-employee directors meet regularly in executive sessions of the Board without management present. Mr. Shannon, the Chair of the Board, presides over these executive sessions. Additionally, for so long as UL Standards & Engagement has the right to designate at least one person for election to the Board under the Stockholder Agreement, the directors that were not designated by UL Standards & Engagement will meet in executive session without management or directors designated for election by UL Standards & Engagement present. Ms. Gottschalk, the Chair of the Nominating Committee, presides over these executive sessions.

Board Committees

Our Board has four committees: the Audit Committee, the HCC Committee, the Nominating Committee and the Finance Committee, each of which meets the NYSE independence standards and other governance requirements for such a committee. The principal functions of each committee are briefly described below.

Additionally, our Board may from time to time establish other committees to facilitate the Board’s oversight of management of the business and affairs of our Company. The charters of the Audit Committee, the HCC Committee, the Nominating Committee and the Finance Committee are available on our website at https://ir.ul.com/leadership-and-governance/governance-documents. The information on, or otherwise accessible through, our website does not constitute a part of this Proxy Statement.

			Board Committees
Name	Director Since	Independent	Audit	HCC	Nominating	Finance
James P. Dollive	2012					«
Marla C. Gottschalk	2012				«
Friedrich Hecker	2013
Charles W. Hooper	2021
Kevin J. Kennedy	2020			«
Vikram U. Kini	2025
Jennifer F. Scanlon	2019
James M. Shannon	2012
Sally Susman	2022
Michael H. Thaman	2021		«
Elisabeth Tørstad	2023
George A. Williams	2023

« = Chair of Committee     = Member of Committee

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CORPORATE GOVERNANCE

Audit Committee	Committee Chair Michael H. Thaman	Committee Members Friedrich Hecker Charles W. Hooper Kevin J. Kennedy Vikram U. Kini	Meetings in 2025: 7

The Audit Committee charter defines the Audit Committee’s principal functions, including oversight related to:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•

discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC, including deciding whether to (i) recommend Board approval of the inclusion of the annual financial statements in our Form 10-Ks and (ii) approve the inclusion of the quarterly financial statements in our Form 10-Qs, as well as discussing our earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies;

•	overseeing our internal audit function;

•	overseeing our compliance with legal and regulatory requirements;

•	reviewing and evaluating our policies and practices with respect to risk assessment and risk management;

•	reviewing, and approving, ratifying or disapproving, and overseeing related person transactions;

•

reviewing and discussing with management, our internal auditors, if applicable, and our independent registered public accounting firm the adequacy and effectiveness of our internal control over financial reporting and our disclosure controls and procedures;

•	setting clear hiring policies for employees or former employees of our independent registered public accounting firm;

•	establishing and overseeing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters;

•

considering and reviewing with management, our independent registered public accounting firm, outside counsel, as appropriate, and any special counsel, separate accounting firm or other consultants and advisors as the Audit Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding our financial statements or accounting policies as well as any other legal matters that have been brought to the Audit Committee’s attention and that could have a significant impact on our financial statements; and

•	reviewing and discussing with our Chief Legal Officer our compliance with U.S., state or other applicable law.

Our Audit Committee consists of Mr. Thaman, Mr. Hecker, Lieutenant General Hooper, Dr. Kennedy and Mr. Kini, with Mr. Thaman serving as chair. Our Board has affirmatively determined that all directors serving on the Audit Committee meet the definition of an “independent director” based on the standards of the NYSE, and satisfy the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, our Board has determined that each member of our Audit Committee meets the financial literacy requirements of the NYSE listing standards and that Mr. Thaman, Dr. Kennedy and Mr. Kini each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

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CORPORATE GOVERNANCE

Human Capital and Compensation Committee	Committee Chair Kevin J. Kennedy	Committee Members Marla C. Gottschalk Sally Susman George A. Williams	Meetings in 2025: 5

The HCC Committee charter defines the HCC Committee’s principal functions, including oversight related to:

•	overseeing our human capital management programs and policies and the development, implementation and effectiveness of our policies and strategies regarding global inclusion;

•	overseeing our non-employee director compensation program;

•

reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving (either alone, or if directed by the Board, in connection with a majority of the independent members of the Board) the compensation of our CEO;

•	reviewing and setting the compensation of our other executive officers;

•	reviewing and discussing with management our Compensation Discussion and Analysis and making recommendations to our Board that such disclosure be included in the appropriate filing;

•

reviewing, approving and administering our incentive compensation arrangements or equity-based plans, and reviewing and approving, or making recommendations to our Board to review and approve, the adoption of equity-based plans and arrangements, and the revision, amendment or modification of such plans;

•	establishing and reviewing policies for equity grant timing and other aspects of equity grants for which the HCC Committee has authority pursuant to applicable equity incentive plan documents;

•	appointing and overseeing any compensation consultants;

•	periodically reviewing our stock ownership guidelines and making recommendations to our Board regarding updates or modifications thereto; and

•	supporting our risk assessment and risk management process by overseeing those risks which may be delegated to it from time to time to oversee.

Our HCC Committee consists of Dr. Kennedy, Ms. Gottschalk, Ms. Susman and Mr. Williams, with Dr. Kennedy serving as chair. Our Board has affirmatively determined that all directors who serve on the HCC Committee are independent under applicable NYSE rules and that each member of our HCC Committee meets the definition of a “non-employee director” for the purposes of serving on our HCC Committee under the Exchange Act.

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CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee	Committee Chair Marla C. Gottschalk	Committee Members James P. Dollive Sally Susman Elisabeth Tørstad George A. Williams	Meetings in 2025: 6

The Nominating Committee charter defines the Nominating Committee’s principal functions, including oversight related to:

•	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

•	recommending to our Board the nominees for election to our Board at annual meetings of our stockholders;

•	reviewing the criteria in recommending directors and by our Board in nominating directors as set forth in our Corporate Governance Guidelines;

•	reviewing the orientation program for new directors and the continuing education program for all directors;

•	overseeing an annual evaluation of the effectiveness of our Board and its committees and overseeing the evaluation process of our senior management;

•	reviewing and reassessing the adequacy of our Corporate Governance Guidelines and recommending any proposed changes to the Board for approval;

•	reviewing potential conflicts of interest with respect to directors and executive officers, and approving or disapproving the transaction or relationship;

•

recommending to our Board governance matters, including, but not limited to, the appointment of our officers, our Charter, Bylaws, the charters of Board committees, intercompany governance matters and corporate governance policies; and

•

supporting our risk assessment and risk management process by overseeing those risks which may be delegated to it from time to time to oversee, which currently include governance, environmental and corporate responsibility matters.

Our Nominating Committee consists of Ms. Gottschalk, Mr. Dollive, Ms. Susman, Ms. Tørstad and Mr. Williams, with Ms. Gottschalk serving as chair. Our Board has affirmatively determined that all directors who serve on the Nominating Committee are independent under NYSE listing standards.

Finance Committee	Committee Chair James P. Dollive	Committee Members Friedrich Hecker Charles W. Hooper Vikram U. Kini Michael H. Thaman Elisabeth Tørstad	Meetings in 2025: 5

The Finance Committee charter defines the Finance Committee’s principal functions, including oversight related to:

•

reviewing and overseeing, and making recommendations to our Board regarding, our plans, policies and significant actions relating to our capital structure and financial resources, including, as needed:

•	our budgeting and forecasting;

•	changes to our capital structure and organic investments, including debt financing and stock issuances or repurchases;

•	organic investment funding requests and post-completion review of organic investment funding requests and acquisitions;

•	our policies regarding tax and other financial planning;

•	our financial risk policies, corporate investment policies and portfolio management;

•	our commercial insurance program;

22 | 2026 Proxy Statement

CORPORATE GOVERNANCE

•	our pension plan funding;

•	our treasury operations, including dividend policies, financial derivatives and hedging activities; and

•	supporting our risk assessment and risk management process by overseeing those risks which may be delegated to it from time to time to oversee.

Our Finance Committee consists of Mr. Dollive, Mr. Hecker, Lieutenant General Hooper, Mr. Kini, Mr. Thaman and Ms. Tørstad, with Mr. Dollive serving as chair.

Board and Committee Self-Evaluations

Each year our Board undertakes a self-evaluation process to critically evaluate its performance and effectiveness. Additionally, each committee conducts a self-evaluation to monitor its performance and effectiveness. The process is overseen by the Nominating Committee. Board members are asked to provide commentary regarding a variety of topics, including the following: overall Board performance, including oversight of critical topics and emerging issues; Board culture, effectiveness and accountability; Board composition, structure and member contributions; Board meeting logistics and materials, including access to management, external resources and experts; and communications amongst the Board and with management. In addition, committee members are also asked to provide commentary regarding, among other things, their respective committee’s effectiveness in addressing matters delegated to it in its charter, structure, composition and committee chair performance. The results of the evaluations are aggregated and summarized and discussed at Board and committee meetings. As part of the review of the results of the evaluations for 2025, the Board concluded that the Board and its committees are operating effectively.

In addition to the formal annual assessments, the Board evaluates and modifies its oversight of the Company’s operations on an ongoing basis. During their regular meetings, independent directors consider agenda topics that they believe deserve additional focus and raise new topics to be discussed at future meetings.

Standards of Business Conduct

We have adopted Standards of Business Conduct, which are applicable to all of our directors, officers, employees and third parties who work as our agents, contractors, subcontractors or intermediaries, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Standards of Business Conduct provide a framework for sound ethical business decisions and set forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. The Standards of Business Conduct is available on our website at https://ir.ul.com/leadership-and-governance/governance-documents. The information on, or otherwise accessible through, our website does not constitute a part of this Proxy Statement. If we ever were to amend or waive any provision of our Standards of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable NYSE listing standards also will be made available on our website.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our HCC Committee. None of the members of our HCC Committee is, or has ever been, an officer or employee of the Company.

2026 Proxy Statement | 23

CORPORATE GOVERNANCE

Communications to the Board
Stockholders and other interested parties can contact the Board (including the Chair of the Board and non-employee
directors) through written communication sent to UL Solutions Inc., 333 Pfingsten Road, Northbrook, Illinois 60062, Attention: Corporate Secretary. Our Corporate Secretary maintains a record of all such communications and promptly forwards to the Chair of the Nominating Committee those that the Corporate Secretary believes require immediate attention. The Corporate Secretary also periodically provides the Chair of the Nominating Committee with a summary of all such communications. Concerns relating to accounting, internal accounting controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which stockholders and other interested parties may communicate with the Board. Any such changes will be reflected in our Corporate Governance Guidelines, which are posted on our website at https://ir.ul.com/leadership-and-governance/governance-documents. The information on, or otherwise accessible through, our website does not constitute a part of this Proxy Statement.
Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale and/or other dispositions of our securities by directors, officers and employees. In addition, it is the Company’s intent to comply with the applicable laws and regulations relating to insider trading. A copy of our insider trading policy (“Insider Trading Policy”) is filed as an exhibit to our Annual Report on Form
10-K
for the year ended December 31, 2025.
Hedging and Pledging Policy
Under our Insider Trading Policy, our directors, Section 16 officers, employees and their household members and controlled entities may not hedge their ownership of our stock, make short sales of our stock or trade in options, puts, calls or other derivative securities involving our stock. Additionally, directors, Section 16 officers, employees and their household members and controlled entities may not purchase our stock on margin, borrow against our stock held in a margin account or pledge our stock as collateral for a loan.

24 | 2026 Proxy Statement

Sustainability

Sustainability is a fundamental component of UL Solutions and helps guide our overall business strategy and ambition to serve as our customers’ most trusted science-based safety, security and sustainability partner. We believe our solutions, global reach and safety science expertise uniquely position us to have a profound and positive impact on the world. Specifically, we work for a safer world. Our sustainability journey is centered on positively impacting our footprint through various sustainability initiatives, as well as through our global TIC and Risk and Compliance Software services.

Sustainability Strategy

Our sustainability strategy aims to reduce adverse environmental impacts from our global operations, provide a safe and inclusive environment and engage on sustainable strategies, innovations and practices with our customers and stakeholders. In 2021, we conducted an impact materiality assessment to evaluate our risks with respect to sustainability. Subsequently, in anticipation of Corporate Sustainability Reporting Directive reporting, we conducted a double materiality analysis in 2025. These materiality assessments used a definition of materiality that differs from, and in certain respects, is broader than the U.S. federal securities law definition of materiality. We utilize these materiality assessments, in conjunction with findings from our enterprise risk management process and other internal and external assessments, to develop and refine our sustainability strategy. In general, we seek to align our strategy with the United Nations’ Sustainable Development Goals. In addition, we are a committed participant of the United Nations Global Compact. We think about our sustainability strategy in two general areas: impact risks (footprint) and impact opportunities (handprint):

Our footprint actions are focused on our own consumption of resources and environmental impacts and risks, while our services and offerings (our handprint) are designed to enable our customers to reduce waste, employ sustainable business practices, explore circularity, achieve supply chain transparency and adopt the safe proliferation of renewable energy.

Sustainability Governance

The Nominating Committee is tasked with overseeing environmental and corporate responsibility matters and risks for the Company. Additionally, in order to establish, monitor and meet our sustainability goals, we have enlisted dedicated personnel throughout our organization to facilitate and execute our sustainability strategy. Our Chief Business Operations and Innovation Officer, with the support of our cross-functional Sustainability Steering Committee, oversees UL Solutions’ corporate sustainability strategy, commitments and reporting. Reporting to the Chief Business Operations and Innovation Officer, our corporate sustainability team drives sustainability actions across the business in support of our sustainability strategy and disclosures.

Sustainability Highlights

Sustainability is tied to our mission and important to defining our role as global citizens and stewards of natural resources. In 2024, the SBTi approved our near-term companywide emissions reduction targets based on our 2022 scope 1, 2 and 3 emissions calculations. Additionally, in 2025, we were awarded a platinum medal from EcoVadis, a third-party sustainability ratings provider, for our Corporate Sustainability program and our reporting, which was an improvement from the silver medal we were awarded from EcoVadis in each of 2023 and 2024. In 2025, we published our 2024 annual sustainability report sharing information on relevant sustainability topics. Our annual sustainability report is available on our website at https://www.ul.com/about/corporate-sustainability. Our sustainability report is not incorporated in this Proxy Statement by reference.

2026 Proxy Statement | 25

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 25, 2026 (except as otherwise indicated) reflecting:

•	each person known by us to beneficially own more than 5% of our Class A or Class B common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 77,446,655 shares of our Class A common stock and 123,755,000 shares of our Class B common stock outstanding as of March 25, 2026. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Class A common stock and Class B common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 25, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person, except with respect to the ownership and percentage ownership of all executive officers and directors as a group. Although each outstanding share of our Class B common stock is convertible at any time, at the option of the holder, into one share of our Class A common stock, the beneficial ownership of our Class A common stock set forth below excludes the shares of our Class A common stock issuable upon conversion of outstanding shares of our Class B common stock.

Unless otherwise indicated, the address of all listed stockholders is 333 Pfingsten Road, Northbrook, Illinois 60062.

The information provided in the table is based on our records, information filed with the SEC and information provided to us, in each case, as of March 25, 2026, except where otherwise noted.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

	Shares of Class A common stock		Shares of Class B common stock		Combined Voting Power(1)
	Shares	Percent(1)	Shares	Percent(1)

Name of Beneficial Owner 5% Stockholders:(2)
ULSE Inc.(3)	—	—	123,755,000	100%	94.1%
BlackRock, Inc.(4)	4,824,443	6.2%	—	—	*
Capital International Investors(5)	8,498,021	11.0%	—	—	*
Capital Research Global Investors(6)	3,834,395	5.0%	—	—	*
Kayne Anderson Rudnick Investment Management, LLC(7)	6,008,977	7.8%	—	—	*
T. Rowe Price Investment Management, Inc.(8)	5,333,467	6.9%	—	—	*

Named Executive Officers and Directors:
Jennifer F. Scanlon(9)	296,826	*	—	—	*
Ryan D. Robinson(10)	161,832	*	—	—	*
Alex G. Dadakis(11)	5,806	*	—	—	*
Gitte Schjøtz(12)	64,206	*	—	—	*
John A. Genovesi(13)	27,923	*	—	—	*
Weifang Zhou(14)	71,332	*	—	—	*
James M. Shannon(15)	16,528	*	—	—	*
James P. Dollive(16)	79,160	*	—	—	*
Marla C. Gottschalk(17)	79,195	*	—	—	*
Friedrich Hecker(18)	18,446	*	—	—	*
Charles W. Hooper	357	*	—	—	*
Kevin J. Kennedy(17)	43,481	*	—	—	*
Vikram U. Kini(18)	2,805	*	—	—	*
Sally Susman	3,571	*	—	—	*
Michael H. Thaman(18)	16,660	*	—	—	*
Elisabeth Tørstad(17)	11,338	*	—	—	*
George A. Williams	8,928	*	—	—	*

All executive officers and directors as a group (21 individuals)(19)	967,397	1.2%	—	—	*

*	Less than 1%.

(1)

Percentages are rounded. Percentage of voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Shares of our Class A common stock entitle the holder to one vote per share, and shares of our Class B common stock entitle the holder to 10 votes per share.

(2)

The Vanguard Group, Inc. (“Vanguard”) previously reported, in Amendment No. 1 to its Schedule 13G filed with the SEC on November 12, 2024, beneficial ownership of shares of our Class A common stock as of September 30, 2024. Based solely on such filing, Vanguard reported beneficial ownership of 5,172,203 shares, including shared voting power with respect to 12,792 shares, sole dispositive power with respect to 5,104,221 shares, shared dispositive power with respect to 67,982 shares and sole voting power with respect to 0 shares. Based on Amendment No. 2 to its Schedule 13G filed with the SEC on March 27, 2026, Vanguard reported beneficial ownership of 0 shares and disclosed that, following an internal realignment on January 12, 2026, and in accordance with SEC Release No. 34-39538 (January 12, 1998), certain subsidiaries or business divisions of subsidiaries that previously may have been deemed to share beneficial ownership with Vanguard will report beneficial ownership separately on a disaggregated basis. Accordingly, Vanguard has been removed from this table.

(3)

Consists of 123,755,000 shares of our Class B common stock held by UL Standards & Engagement. UL Standards & Engagement is managed by a board of directors consisting of Beth A. Brooke, Philip S. Khoury, Jeff Marootian, James M. Shannon, Elisabeth Tørstad and Joel R. Wittenberg, none of whom, acting individually, has voting control or investment discretion with respect to the securities owned. UL Research Institutes is the sole member of UL Standards & Engagement. UL Research Institutes is managed by a board of trustees consisting of James P. Dollive, James J. Hudgens, Kathleen Jacobs, Richard P. Owen, Darryll Pines, James M. Shannon, Elisabeth Tørstad, George A. Williams and Ian A. Waitz, none of whom, acting individually, has voting control or investment discretion with respect to the securities owned by UL Standards & Engagement. The address for UL Standards & Engagement is 1603 Orrington Ave, Suite 2000, Evanston, IL 60201.

2026 Proxy Statement | 27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

(4)

Based solely on the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 21, 2026, as of December 31, 2025, BlackRock reported sole voting power over 4,716,314 shares of Class A common stock, sole dispositive power over 4,824,443 shares of Class A common stock, shared voting and dispositive power over zero shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(5)

Based solely on the Schedule 13G/A filed by Capital International Investors (“CII”) with the SEC on February 13, 2026, as of December 31, 2025, CII reported sole voting power over 8,430,821 shares of Class A common stock, sole dispositive power over 8,498,021 shares of Class A common stock, and shared voting and dispositive power over zero shares. The address of CII is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(6)

Based solely on the Schedule 13G/A filed by Capital Research Global Investors (“CRGI”) with the SEC on February 12, 2026, as of December 25, 2025, CRGI reported sole voting power over 3,834,395 shares of Class A common stock, sole dispositive power over 3,834,395 shares of Class A common stock and shared voting and dispositive power over zero shares. The address of CRGI is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(7)

Based solely on the Schedule 13G/A filed by Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”) with the SEC on February 13, 2026, as of December 31, 2025, Kayne Anderson reported sole voting power over 5,035,456 shares of Class A common stock, shared voting power over 936,282 shares of Class A common stock, sole dispositive power over 5,072,695 shares of Class A common stock and shared dispositive power over 936,282 shares of Class A common stock. The address of Kayne Anderson is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.

(8)

Based solely on the Schedule 13G/A filed by T. Rowe Price Investment Management, Inc. (“T. Rowe Price”) with the SEC on November 14, 2025, as of September 30, 2025, T. Rowe Price reported sole voting power over 5,314,111 shares of Class A common stock, sole dispositive power over 5,333,467 shares of Class A common stock and shared voting and dispositive power over zero shares. The address of T. Rowe Price Investment Management, Inc. is 1307 Point Street, Baltimore, MD 21231.

(9)

Includes 89,285 shares of Class A common stock held by a family trust, for which Ms. Scanlon’s spouse is sole trustee and their children are the beneficiaries. Also includes 35,678 restricted stock units (“RSUs”), including dividend equivalent rights accrued on RSUs, that vest within 60 days after March 25, 2026. Does not include (i) the following stock-settled stock appreciation rights (“SARs”) held by Ms. Scanlon that are currently exercisable or that will become exercisable within 60 days after March 25, 2026: (a) 148,396 SARs at an exercise price of $28.34; and (b) 133,112 SARs at an exercise price of $30.06; and (ii) $3,487,500 of Performance Cash awards (“Performance Cash”) that vested on April 1, 2026 and will be settled in shares of Class A common stock. The number of shares that Ms. Scanlon will receive upon exercise of such stock-settled SARs and settlement of Performance Cash awards is not currently determinable and therefore not included in the table above. Stock-settled SARs give the holder the right to receive a number of shares based on the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price, and the number of shares issuable upon settlement of the Performance Cash awards will be determined at the time of settlement.

(10)

Includes 135,956 shares of Class A common stock held by a revocable living trust, for which Mr. Robinson is sole trustee and he, his spouse and his children are the beneficiaries. Includes 7,954 RSUs, including dividend equivalent rights accrued on RSUs, that vest within 60 days after March 25, 2026. Does not include (i) the following stock-settled SARs held by Mr. Robinson that are currently exercisable or that will become exercisable within 60 days after March 25, 2026: (a) 35,104 SARs at an exercise price of $28.34; and (b) 27,984 SARs at an exercise price of $30.06; and (ii) $825,000 of Performance Cash awards that vested on April 1, 2026 and will be settled in shares of Class A common stock. The number of shares that Mr. Robinson will receive upon exercise of such stock-settled SARs and settlement of Performance Cash awards is not currently determinable and therefore not included in the table above. Stock-settled SARs give the holder the right to receive a number of shares based on the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price, and the number of shares issuable upon settlement of the Performance Cash awards will be determined at the time of settlement.

(11)	Includes 1,739 RSUs, including dividend equivalent rights accrued on RSUs, that vest within 60 days after March 25, 2026.

(12)

Includes 4,398 RSUs, including dividend equivalent rights accrued on RSUs, that vest within 60 days after March 25, 2026. Does not include (i) the following stock-settled SARs held by Ms. Schjøtz that are currently exercisable or that will become exercisable within 60 days after March 25, 2026: 22,340 SARs at an exercise price of $28.34; and (ii) $525,000 of Performance Cash awards that vested on April 1, 2026 and will be settled in shares of Class A common stock. The number of shares that Ms. Schjøtz will receive upon exercise of such stock-settled SARs and settlement of Performance Cash awards is not currently determinable and therefore not included in the table above. Stock-settled SARs give the holder the right to receive a number of shares based on the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price, and the number of shares issuable upon settlement of the Performance Cash awards will be determined at the time of settlement.

(13)

Includes 3,295 RSUs, including dividend equivalent rights accrued on RSUs, that vest within 60 days after March 25, 2026. Does not include (i) the following stock-settled SARs held by Mr. Genovesi that are currently exercisable or that will become exercisable within 60 days after March 25, 2026: 17,552 SARs at an exercise price of $28.34; and (ii) $412,500 of Performance Cash awards that vested on April 1, 2026 and will be settled in shares of Class A common stock. The number of shares that Mr. Genovesi will receive upon exercise of such stock-settled SARs and settlement of Performance Cash awards is not currently determinable and therefore not included in the table above. Stock-settled SARs give the holder the right to receive a number of shares based on the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price, and the number of shares issuable upon settlement of the Performance Cash awards will be determined at the time of settlement.

(14)

Includes 7,506 RSUs, including dividend equivalent rights accrued on RSUs, that vest within 60 days after March 25, 2026. Does not include (i) the following stock-settled SARs held by Mr. Zhou that are currently exercisable or that will become

28 | 2026 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

exercisable within 60 days after March 25, 2026: (a) 35,104 SARs at an exercise price of $28.34; and (b) 28,740 SARs at an exercise price of $30.06; and (ii) $825,000 of Performance Cash awards that vested on April 1, 2026 and will be settled in shares of Class A common stock. The number of shares that Mr. Zhou will receive upon exercise of such stock-settled SARs and settlement of Performance Cash awards is not currently determinable and therefore not included in the table above. Stock-settled SARs give the holder the right to receive a number of shares based on the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price, and the number of shares issuable upon settlement of the Performance Cash awards will be determined at the time of settlement.

(15)

Includes (i) 2,805 deferred RSUs, including dividend equivalent rights accrued on deferred RSUs, that vest within 60 days after March 25, 2026 and are expected to be settled in shares of Class A common stock either on a date selected by such person pursuant to the Director Deferred Compensation Plan (as defined below) or as otherwise provided by such plan; and (ii) 4,962 deferred RSUs, including dividend equivalent rights accrued on deferred RSUs, which vested on May 1, 2025 and are expected to be settled in shares of Class A common stock either on a date selected by such person pursuant to the Director Deferred Compensation Plan or as otherwise provided by such plan. Also includes 1,619 vested deferred stock units issued to Mr. Shannon under the Director Deferred Compensation Plan that would be settled in shares of Class A common stock on the date of Mr. Shannon’s termination under the Director Deferred Compensation Plan.

(16)

Includes 71,428 shares of Class A common stock held by a revocable living trust, for which Mr. Dollive is sole trustee and lifetime beneficiary. Includes 2,805 RSUs, including dividend equivalent rights accrued on RSUs, that vest within 60 days after March 25, 2026.

(17)

Includes (i) 2,805 deferred RSUs, including dividend equivalent rights accrued on deferred RSUs, that vest within 60 days after March 25, 2026 and are expected to be settled in shares of Class A common stock either on a date selected by such person pursuant to the Director Deferred Compensation Plan or as otherwise provided by such plan; and (ii) 4,962 deferred RSUs, including dividend equivalent rights accrued on deferred RSUs, which vested on May 1, 2025 and are expected to be settled in shares of Class A common stock either on a date selected by such person pursuant to the Director Deferred Compensation Plan or as otherwise provided by such plan.

(18)	Includes 2,805 RSUs, including dividend equivalent rights accrued on RSUs, that vest within 60 days after March 25, 2026.

(19)

Includes 113,442 RSUs, including dividend equivalent rights accrued on RSUs, that vest within 60 days after March 25, 2026. Also includes 1,619 vested deferred stock units issued under the Director Deferred Compensation Plan. Does not include (i) the following stock-settled SARs held by our executive and director group, collectively, that are currently exercisable or that will become exercisable within 60 days after March 25, 2026: (a) 292,004 SARs at an exercise price of $28.34; and (b) 217,064 SARs at an exercise price of $30.06; and (ii) $6,862,500 of Performance Cash awards that vested on April 1, 2026 and will be settled in shares of Class A common stock. The number of shares that each holder will receive upon exercise of such stock-settled SARs and settlement of Performance Cash awards is not currently determinable and therefore not included in the table above. Stock-settled SARs give the holder the right to receive a number of shares based on the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price, and the number of shares issuable upon settlement of the Performance Cash awards will be determined at the time of settlement.

2026 Proxy Statement | 29

Delinquent Section 16(a) Reports

Based solely on our review of reports filed since January 1, 2025 and written representations from our officers (as used in this section, as defined in Rule 16a-1(f) under the Exchange Act) and directors, we believe that, for the 2025 fiscal year, all such reporting persons filed the required reports on a timely basis under Section 16(a), except for the following, each due to administrative error: (i) Form 4s filed on January 17, 2025 for Mses. Hancock and Schjøtz and Mr. Uggetti (one transaction each); (ii) a Form 4 filed on March 14, 2025 for Mr. Hooper (one transaction); (iii) a Form 4 filed on April 4, 2025 for Mr. Robinson (six transactions); (iv) Form 4s filed on May 6, 2025 for (a) Messrs. Hooper, Kennedy, Shannon, Williams and Mses. Gottschalk, and Tørstad (one transaction each); (b) Messrs. Frank Coyne, Dollive, Hecker and Thaman and Mses. Lisa Lambert and Schjøtz (two settlement transactions each), and (c) Messrs. Genovesi, Robinson, Uggetti and Zhou and Mses. Chapin, Hancock, Pepping and Scanlon (two settlement transactions and one withholding transaction each); (v) a Form 4 filed on May 12, 2025 for Ms. Susman (one transaction); and (vi) a Form 4 filed on September 10, 2025 for Mr. D’Angelo (two transactions).

30 | 2026 Proxy Statement

Compensation Discussion and Analysis

The purpose of this “Compensation Discussion and Analysis” section (the “CD&A”) is to provide a detailed description of our executive compensation programs, including our pay-for-performance philosophy and long-term value strategy, the elements we use in our program and the considerations used by our HCC Committee to make sound compensation decisions.

This discussion focuses on our named executive officers (each, an “NEO” and collectively, “NEOs”). For the 2025 fiscal year, our NEOs included our President and Chief Executive Officer (“CEO”), Executive Vice President and Chief Financial Officer (“CFO”), our three other most highly compensated executive officers as of fiscal year-end 2025, and one additional individual who would have been among the next three highest compensated executive officers but for his transition to a non-executive officer role during the fiscal year (as described below), who were:

•	Jennifer F. Scanlon, President and CEO;

•	Ryan D. Robinson, Executive Vice President and CFO;

•	Alex Dadakis, Executive Vice President and President, Testing, Inspection and Certification;

•	Gitte Schjøtz, Executive Vice President and Chief Business Operations and Innovation Officer;

•	John A. Genovesi, Executive Vice President and President, Software and Advisory; and

•	Weifang Zhou, Executive Vice President and Special Advisor to the President and CEO.

Prior to September 1, 2025, Mr. Dadakis’ title was Executive Vice President and Chief Business Operations and Innovation Officer, Ms. Schjøtz’s title was Executive Vice President and Chief Operations and Sustainability Officer and Mr. Zhou’s title was Executive Vice President and President, Testing, Inspection and Certification. In addition, effective January 1, 2026, Mr. Genovesi’s title was changed to Executive Vice President and President, Risk and Compliance Software.

2026 Proxy Statement | 31

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2025 Business Highlights

We achieved the following financial and operating results:

•	Year-over-year revenue growth of 6.4%, to $3.1 billion.

•	A 13% year-over-year increase in operating income, to $522 million (with an increase in our operating income margin of 100 basis points, to 17.1%).

•	Net income of $345 million, which was unchanged from the prior year but included a $35 million pre-tax restructuring charge.

•	Record net cash flows provided by operating activities of $600 million.

•	Invested 6.5% of revenue in capital expenditures, including the groundbreaking of our Global Fire Science Center of Excellence in Northbrook, Illinois.

Key 2025 Executive Compensation Actions and Outcomes

Key 2025 executive compensation program actions taken by the HCC Committee are summarized below with further detailed information provided in this CD&A:

•

Changes to Annual Incentive Award Performance Metrics. Before 2025, annual incentive opportunities under our All Employee Incentive Plan (“AEIP”) were based on Company and/or business performance against target adjusted operating income (“AOI”) metrics for the applicable fiscal year. In early 2025, the HCC Committee approved changes to the AEIP for 2025, replacing AOI with adjusted EBITDA and revenue, weighted 75% and 25% respectively. The changes are intended to align the AEIP’s performance metrics with key profit and growth measures valued by investors and emphasize strategic priorities. In the case of Mses. Scanlon and Schjøtz and Messrs. Robinson and Zhou, the AEIP award opportunity was based 75% on Company performance against the adjusted EBITDA target and 25% on Company performance against the revenue target for the fiscal year. AEIP award opportunities for Mr. Dadakis were based 50% on performance against the Company-wide adjusted EBITDA and revenue targets and 50% on performance against the testing, inspection and certification (“TIC”) business adjusted EBITDA and revenue targets, weighted 75% and 25% respectively. The AEIP award opportunity for Mr. Genovesi was based 50% on performance against the Company-wide adjusted EBITDA and revenue targets and 50% on performance against the software & advisory (“S&A”) business segment adjusted EBITDA and revenue targets, weighted 75% and 25% respectively.

•

Annual Long-Term Incentive Award Grants. The HCC Committee approved an annual grant to our executive officers, including the NEOs, under the UL Solutions Inc. 2024 Long-Term Incentive Plan (the “2024 LTIP”), which was comprised of Performance Share Units (“PSUs”) that cliff vest on the third anniversary of the grant date, with the number of shares of our Class A common stock earned based on three-year cumulative revenue and operating income performance (67% weighting) and restricted stock units (“RSUs”) that vest ratably over a three-year period (33% weighting).

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy and Objectives

We provide our executive officers with meaningful compensation opportunities linked to strong financial performance and long-term value creation while maintaining alignment with our Company values and mission, our strategic focus, and important management initiatives. In setting and overseeing the compensation of our executive officers, the HCC Committee believes our programs and policies should achieve the following specific objectives:

•

Position our target total direct compensation—comprised of base salary, target annual short-term incentive opportunity and target long-term incentive opportunity—at a level at which we can successfully recruit and retain industry-leading talent critical to shaping and executing our business strategy and creating long-term value.

•	Reinforce our pay-for-performance orientation through programs that link payouts to the achievement of annual and multi-year financial, strategic and equity value-based objectives.

•	Align the interests of executives with those of stockholders, particularly with respect to key executives who are best positioned to drive long-term value creation.

•	Provide the ability to differentiate individual executive rewards based on actual performance and contributions to our key operating and strategic objectives.

Determination of Compensation

The Role of the Human Capital and Compensation Committee

The HCC Committee sets target executive compensation using a market-based approach and designs incentive programs such that differentiation in actual compensation outcomes is aligned with Company and individual performance. The HCC Committee oversees all aspects of our executive compensation program, including establishing target cash compensation through base salary reviews and setting short-term incentive award targets, determining the appropriate mix and target levels of long-term incentives and offering benefit programs designed to provide a competitive total rewards program. The HCC Committee also is responsible for the assessment of enterprise risks associated with all compensation and benefits programs.

The Role of Management

To assist the HCC Committee in making its determinations, the CEO provides recommendations annually to the HCC Committee regarding the compensation of all executive officers other than herself based on the Company’s overall achievements during the period being assessed and her evaluation of each executive officer’s individual contributions to our success. Management also recommends to the HCC Committee certain aspects of executive compensation program design, including appropriate Company-wide financial and non-financial performance goals for use in our annual and long-term incentive plans and additional business segment- and function-specific performance goals under our annual incentive plan for employees who lead a particular business segment or corporate function.

The Role of the Independent Compensation Consultant

The HCC Committee has, in its sole discretion, retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to advise the HCC Committee with respect to establishing and maintaining competitive compensation programs, individual target compensation levels for our executive officers, incentive program design, aggregate long-term incentive grant practices and other executive compensation policies, practices and administration. FW Cook also provides guidance with respect to the design of our non-employee director compensation program, including cash retainer and long-term incentive grant levels. An FW Cook consultant attended all the regularly scheduled HCC Committee meetings in 2025, including, when invited, HCC Committee executive sessions. FW Cook does not provide any services to us other than the services provided to the HCC Committee.

2026 Proxy Statement | 33

COMPENSATION DISCUSSION AND ANALYSIS

The HCC Committee has assessed the independence of FW Cook, specifically considering whether FW Cook has any relationships with us, our officers or our directors that would impair their independence. Based on this evaluation, the HCC Committee determined that no conflicts of interest exist that would otherwise prevent FW Cook from independently advising the HCC Committee. In accordance with the HCC Committee’s charter, the HCC Committee has the sole authority to determine the compensation for, and terminate the services of, the independent compensation consultant.

Executive Compensation Best Practices

The HCC Committee reviews the Company’s executive compensation program on an ongoing basis to evaluate whether the program supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the HCC Committee believes reinforces our executive compensation objectives:

What We Do ✔

•

Pay for performance by structuring a significant percentage of target annual compensation in the form of variable, at-risk compensation.

•

Establish performance goals that are aligned with creation of long-term stockholder value.

•

Annually assess and benchmark executive compensation against a relevant peer group.

•

Retain an independent compensation consultant reporting directly to the HCC Committee, which provides no other services to the Company.

•

Provide for “double-trigger” equity award vesting in the event of a change in control.

•

Maintain and enforce robust stock ownership and retention guidelines.

•

Maintain our Clawback Policy that applies to all cash-based and equity incentive awards (including time-based equity awards).

What We Don’t Do ✘

•

We do not allow repricing of underwater stock options or appreciation rights without stockholder approval.

•

We do not allow hedging or short sales of our securities.

•

We do not allow pledging of our securities.

•

We do not provide excessive perquisites to executive officers.

•

We do not provide tax gross-ups, including in the event that severance pay, benefits and equity award vesting following a termination in connection with a change in control would otherwise trigger excise tax liability under Code Section 4999.

2025 Say on Pay Vote

The Company received approximately 99.9% support for its “say on pay” vote at the Company’s 2025 Annual Meeting of Stockholders. After considering the 2025 “say on pay” results, the HCC Committee determined that the Company’s executive compensation philosophy, compensation objectives and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2025 “say on pay” vote.

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COMPENSATION DISCUSSION AND ANALYSIS

Market Assessment Against Peer Group and Benchmarking

In order to provide perspective on a market-competitive executive compensation program for a company in our industry and with comparable size, scale and scope of operations, the HCC Committee has established a benchmarking peer group of companies that is reviewed on an annual basis. The peer group is used for base salary and target annual and long-term incentive opportunity benchmarking for the NEOs and also provides the HCC Committee with an understanding of competitiveness and typical practice regarding incentive program design, aggregate equity grant practices and other executive compensation policies and practices (e.g., stock ownership guidelines, benefits/perquisites, regular and change-in-control severance benefits, etc.). The HCC Committee uses this peer group data as one input into its decision-making process.

FW Cook prepares analyses of comparative market data generated from the peer group which informs the HCC Committee’s determinations on executive compensation, including base salary and annual and long-term incentive opportunities. The HCC Committee’s primary reference for executive officer target total direct compensation, in aggregate, is the median, with significant upside potential for performance that exceeds target and lesser (or zero) payouts if performance is below target. However, an individual executive officer’s target compensation may deviate above or below median based on executive-specific factors, including tenure, proficiency in role, unique skill set, criticality of the role and other factors deemed relevant by the HCC Committee.

FW Cook assists the HCC Committee with its annual review of the peer group and makes recommendations for changes to the composition of the peer group to confirm it remains optimal for benchmarking purposes and aligns with corporate governance best practices. In August 2024, the HCC Committee reviewed the peer group to determine if it remained appropriate to inform 2025 compensation planning. The HCC Committee determined that no changes to the group were necessary. The peer group used to inform 2025 compensation decisions consisted of the following 17 diversified business-to-business services companies:

ADT Inc.	ICF International, Inc.

The Brinks Company	Maximus Inc.

CBIZ, Inc.	Morningstar, Inc.

Clarivate PLC	Rollins Inc.

EPAM Systems, Inc.	Stericycle, Inc.

FactSet Research Systems Inc.	Tetra Tech, Inc.

Fair Isaac Corporation	TransUnion

FTI Consulting	WEX Inc.

Gartner, Inc.

2026 Proxy Statement | 35

COMPENSATION DISCUSSION AND ANALYSIS

In 2025, the HCC Committee and FW Cook refined the criteria used for peer group selection for 2026 compensation determinations. In addition to maintaining a group of companies of comparable size to the Company (primarily based on revenue and market capitalization), the HCC Committee considered companies from among a broader group of industries in which the Company competes for talent, in particular data-, science- and engineering-focused companies. In addition, the HCC Committee considered the geographic distribution of companies’ operations and revenue sources, giving priority to companies with a meaningful global presence. In August 2025, using the refined criteria for peer group selection, FW Cook provided recommended changes to the peer group, which were adopted by the HCC Committee as follows:

2025 Peer Group
Companies Removed	Companies Maintained	Companies Added

ADT Inc.	Clarivate PLC	Bio-Rad Laboratories, Inc.

The Brinks Company	EPAM Systems, Inc.	Charles River Laboratories International, Inc.

CBIZ, Inc.	FactSet Research Systems Inc.	Dynatrace, Inc.

ICF International, Inc.	Fair Isaac Corporation	Hubbell Incorporated

Maximus Inc.	FTI Consulting	Keysight Technologies, Inc.

Rollins Inc.	Gartner, Inc.	Plexus Corp.

Stericycle, Inc. (Acquired)	Morningstar, Inc.	PTC Inc.

	Tetra Tech, Inc.	Woodward, Inc.

TransUnion

WEX Inc.

Finally, due to limitations in peer group proxy data beyond the CEO and CFO roles, the peer group data from FW Cook was supplemented with national, general industry survey data that was scoped by each executive’s functional role and revenue responsibility. This additional data provided the HCC Committee with a secondary market reference point for the CEO and CFO roles and served as the primary reference point for all other NEOs. In reviewing target compensation levels against the survey data, the HCC Committee considered only the aggregated data provided by the surveys.

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COMPENSATION DISCUSSION AND ANALYSIS

Primary Components of 2025 Annual Executive Compensation Program

The following chart shows the primary components of our executive compensation program for 2025. Additional detail on each of these components can be found in subsequent sections of the CD&A.

Program Component	Strategic Purpose

Base Salary	• Fixed annual compensation that aligns with our objective of recruiting and retaining key talent • Set with reference to scope of responsibility, experience and the competitive market

Annual Incentive Award Opportunity	• Performance-based variable cash compensation that aligns with our objective of rewarding achievement of short-term financial objectives

Long-Term Incentive Award Opportunity

•

PSUs that cliff vest on the third anniversary of the grant date, with the number of shares of our Class A common stock earned based on three-year cumulative revenue and operating income performance (67% weighting), designed to incentivize our leaders to achieve long-term financial, operational and strategic objectives, align our leaders’ interests with those of stockholders, and retain our leadership talent

•

RSUs that vest ratably over a three-year period (33% weighting), designed to drive sustainable increases in overall Company equity value in alignment with our stockholders and retain leadership talent

Broad-Based Benefits	• Participation in the same health and welfare benefits as available to other employees

Executive Benefits and Perquisites	• Limited perquisites and executive benefits that are market competitive and designed to attract and retain key talent

Post-Employment Rights	• Market appropriate severance benefits in the event of an involuntary termination by us without cause or, if within 24 months after a change in control of the Company, a resignation for good reason

Target Pay Mix

In order to emphasize our pay-for-performance philosophy, and in consideration of market competitive practices, the HCC Committee approved elements of compensation for our CEO and other NEOs during 2025 that reflect our executive compensation philosophy. The resulting 2025 target pay mix was heavily weighted toward performance-based compensation payable on achievement of both short-term and longer-term objectives (i.e., AEIP and LTIP opportunities) versus fixed compensation (base salary) components.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary for 2025

Other than Mr. Dadakis, each NEO’s base salary for 2025 was established by the HCC Committee as part of an annual review of executive officer base salaries. The HCC Committee reviewed competitive market data provided by FW Cook and approved the compensation arrangements for Mr. Dadakis, as set forth in his offer letter. In reviewing the base salary levels for 2025, the HCC Committee considered the comparative market data and recommendations provided by FW Cook, the Company-wide merit increase budget and, with respect to NEOs other than the CEO, the CEO’s recommendations based on various factors such as tenure, performance in role and other factors deemed relevant. Based on this review, the HCC Committee adjusted the NEOs’ base salaries effective April 1, 2025, as follows:

Named Executive Officer	2025 Base Salary		2024 Base Salary		Percentage Increase

Jennifer F. Scanlon		$1,050,000		$1,050,000	0.0%

Ryan D. Robinson		$700,000		$650,000	7.7%

Alex G. Dadakis		$550,000		$—	—

Gitte Schjøtz(1)	DKK	3,705,520	DKK	3,563,000	4.0%

John A. Genovesi		$495,000		$480,000	3.1%

Weifang Zhou		$655,000		$630,000	4.0%

(1)	Ms. Schjøtz’s base salary is paid in Danish krone, as described in footnote 4 to the 2025 Summary Compensation Table (“SCT”) below.

2025 AEIP Awards

The majority of our employees, including our NEOs, participate in the AEIP. In 2025, the HCC Committee established individual AEIP target awards as a percentage of base salary for each NEO, taking into account comparative market data. The HCC Committee did not change the NEOs’ target percentages for 2025, except that Ms. Scanlon’s target percentage was increased from 130% of base salary to 150% of base salary to better align her target percentage with the median target bonus opportunity for CEOs in our peer group. The AEIP is designed to reinforce our approach to profitable growth through achievement of key results.

The HCC Committee approved changes to the AEIP for 2025, replacing AOI with adjusted EBITDA and revenue, weighted 75% and 25% respectively. The changes are intended to align the AEIP’s performance metrics with key profit and growth measures valued by investors and emphasize strategic priorities. For our NEOs, the AEIP award opportunity is comprised of the following:

•

For Mses. Scanlon and Schjøtz and Messrs. Robinson and Zhou, the AEIP award opportunity was based 75% on Company performance against the adjusted EBITDA target and 25% on Company performance against the revenue target for the fiscal year.

•

For Mr. Dadakis, the AEIP award opportunity was based 50% on performance against the Company-wide adjusted EBITDA and revenue targets (weighted 75% and 25%, respectively) and 50% on performance against the TIC business adjusted EBITDA and revenue targets (weighted 75% and 25%, respectively). The TIC business adjusted EBITDA and revenue targets were determined by combining the respective targets for each metric of the Industrial and Consumer segments.

•

For Mr. Genovesi, the AEIP award opportunity was based 50% on performance against the Company-wide adjusted EBITDA and revenue targets (weighted 75% and 25%, respectively) and 50% on performance against the S&A segment adjusted EBITDA and revenue targets (weighted 75% and 25%, respectively).

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COMPENSATION DISCUSSION AND ANALYSIS

The HCC Committee has authority and discretion to adjust payouts based on individual employee performance against pre-established objectives.

Based on relative achievement of the fiscal year metrics and pool funding, individual awards may range from 0% to 200% of target award, with linear interpolation based on achievement within the range.

Under the AEIP, adjusted EBITDA is a non-GAAP measure as described in the section titled “non-GAAP Financial Measures” within Part II Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2025, which was further adjusted to reflect add-backs and deductions for (i) foreign exchange impacts, (ii) variances to budget related to unconsummated acquisitions & dispositions, (iii) asset disposals in excess of $2 million, and (iv) restructuring charges variance to budget (including certain severance charges recorded in accordance with our accounting policies which may be incremental to restructuring charges recorded in accordance with GAAP). The revenue metric under the AEIP is a non-GAAP measure based on GAAP revenue as stated in our consolidated financial statements for the year ended December 31, 2025, which was adjusted to reflect foreign exchange impacts. For purposes of AEIP awards, segment adjusted EBITDA and revenue are based on similar adjustments to applicable segment results for each metric, as stated in the consolidated audited financial statements for the fiscal year.

The following table shows the Company’s achievements against 2025 AEIP performance targets, as approved by the HCC Committee:

	Adjusted EBITDA				Revenue
Business	Threshold Payout of 50%	Target Payout of 100%	Maximum Payout of 200%	2025 Results(1)	Threshold Payout of 50%	Target Payout of 100%	Maximum Payout of 200%	2025 Results(1)

Company	$751M	$791M	$933M	$813M	$2,994M	$3,087M	$3,180M	$3,079M

TIC Operations	$669M	$717M	$892M	$733M	$2,608M	$2,689M	$2,769M	$2,686M

S&A	$62M	$73M	$113M	$79M	$386M	$398M	$410M	$393M

(1)	The methodology for determining the adjusted EBITDA and revenue results for 2025, as set forth in the AEIP, is described in the narrative text preceding this table.

The foregoing achievements for each specific performance metric resulted in the following overall results for the 2025 AEIP, as approved by the HCC Committee:

	Fiscal 2025 Results
Business	Adjusted EBITDA (75%)	Revenue (25%)	Business Attainment	Overall Payout %

Company	115.5%	95.8%	110.6%	110.6%

TIC Operations	109.2%	98.2%	106.5%	108.6%

S&A	115.3%	79.1%	106.3%	108.5%

2026 Proxy Statement | 39

COMPENSATION DISCUSSION AND ANALYSIS

Based on the forgoing determinations, the HCC Committee approved the following 2025 AEIP awards, which are reported in the SCT under “Non-Equity Incentive Plan Compensation.” As previously noted, the HCC Committee has authority under the AEIP to increase or decrease individual NEO payouts from the adjusted EBITDA- and revenue-based formulaic earnout based on individual performance for the year. Our CEO may make recommendations to the HCC Committee regarding such adjustments for our NEOs (other than the CEO), if any, which the HCC Committee would take into consideration in determining final AEIP payouts for the NEOs. No adjustments were applied for the NEOs based on individual performance for 2025.

Named Executive Officer	Target 2025 Award (As a Percentage of Base Salary)	2025 AEIP Target Award		Payout Percentage(2)	2025 Approved Award

Jennifer F. Scanlon	150%		$1,575,000	110.6%		$1,741,950

Ryan D. Robinson	90%		$630,000	110.6%		$696,780

Alex G. Dadakis	70%		$385,000	108.6%		$418,110

Gitte Schjøtz(1)	70%	DKK	2,593,864	110.6%	DKK	2,868,814

John A. Genovesi	70%		$346,500	108.5%		$375,953

Weifang Zhou	90%		$589,500	110.6%		$651,987

(1)

Ms. Schjøtz’s AEIP target was established and paid in Danish krone. The U.S. dollar value of this award is reflected in the SCT using the exchange rate in effect on December 31, 2025 (i.e., the date on which the award was earned), or 0.1575.

(2)	The calculation of each NEO’s payout percentage is set forth in the narrative text above.

Long-Term Incentive Awards Granted in 2025

Our Board adopted, and UL Standards & Engagement, as our sole stockholder at the time of adoption, approved the 2024 LTIP, effective upon consummation of our initial public offering (“IPO”). All long-term incentive award grants in 2025 were made pursuant to the 2024 LTIP. The 2024 LTIP allows us to grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete. The 2024 LTIP provides for the grant of stock options, including nonqualified stock options (“NSOs”), PSUs, RSUs, dividend equivalents and other stock or cash awards. Awards other than cash awards generally are settled in shares of our Class A common stock, but the HCC Committee may provide for cash settlement of any award.

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COMPENSATION DISCUSSION AND ANALYSIS

2025 Annual Grants

Generally, the HCC Committee approves long-term incentive awards to employees, including the NEOs, on an annual basis. The annual long-term incentive awards for 2025 were granted on April 1, 2025 and included a mix of PSUs and RSUs, as follows:

Award Type	Weighting	Key Features
PSUs	67%

•

Earned based on Company performance versus pre-established targets during the period from January 1, 2025 through December 31, 2027

•

50% weighting to three-year cumulative revenue metric and 50% weighting to three-year cumulative operating income metric

•

The number of shares of Class A common stock earned will range from 0% to 200% of target, with achievement of threshold performance earning 50% of target

•

Cliff vesting on the third anniversary of the grant date, subject to continued employment, with exceptions for a termination due to cause, death, disability, retirement and, if within 24 months following a change in control, a termination without cause or resignation for good reason (each as defined in the 2024 LTIP)

•

Designed to incentivize our leaders to achieve long-term financial, operational and strategic objectives, align our leaders’ interests with those of stockholders, and retain our leadership talent

•

Dividend equivalents are credited during the vesting period, are included in the number of units to which the payout percentage is applied and vest at the same time as the underlying PSUs

•

Settled in shares of our Class A common stock

RSUs	33%

•

Vest in one-third increments on each anniversary of the grant date, subject to continued employment, with exceptions for a termination due to cause, death, disability, retirement and, if within 24 months following a change in control, a termination without cause or resignation for good reason (each as defined in the 2024 LTIP)

•

Designed to encourage retention and align long-term interests of grantees with our stockholders

•

Dividend equivalents are credited during the vesting period and vest at the same time as the underlying RSUs

•

Settled in shares of our Class A common stock

The HCC Committee established 2025 target long-term incentive award levels for each NEO, taking into account comparative market data. Target awards for the 2025 fiscal year were split among PSUs and RSUs, as described above. The following table shows the 2025 target long-term incentive award levels for each NEO:

Named Executive Officer	Aggregate Long-Term Incentive Award Value at Target ($)	PSU Award Value at Target ($)	RSU Award Value ($)

Jennifer F. Scanlon	$7,375,000	$4,916,667	$2,458,333

Ryan D. Robinson	$1,600,000	$1,066,667	$533,333

Alex G. Dadakis	$900,000	$600,000	$300,000

Gitte Schjøtz	$850,000	$566,667	$283,333

John A. Genovesi	$700,000	$466,667	$233,333

Weifang Zhou	$1,450,000	$966,667	$483,333

2026 Proxy Statement | 41

COMPENSATION DISCUSSION AND ANALYSIS

One-Time Grants to Mr. Dadakis and Ms. Schjøtz

The HCC Committee approved one-time RSU grants to Mr. Dadakis and Ms. Schjøtz in early 2025. In connection with his hire by the Company, Mr. Dadakis was granted RSUs on March 3, 2025 to replace compensation forfeited from his prior employer, with a target value of $825,000. In addition, in recognition of her acceptance of a new role with the Company effective as of January 1, 2025, Ms. Schjøtz was granted RSUs on that date, with a target value of $250,000. These RSUs are each scheduled to vest in one-third increments on each anniversary of the grant date, subject to continued employment, with exceptions for a termination due to cause, death, disability, retirement and, if within 24 months following a change in control, a termination without cause or resignation for good reason.

In addition to the one-time RSU grant described above, in connection with his hire by the Company, Mr. Dadakis was awarded a one-time cash sign-on bonus. The sign-on bonus is subject to a 100% clawback by the Company if Mr. Dadakis voluntarily terminates employment for any reason within 12 months of payment, and remains subject to a 50% clawback if he voluntarily terminates employment for any reason within 24 months of payment.

Pre-IPO Performance Cash Awards Earned in 2025

Prior to our IPO, the HCC Committee granted long-term incentive awards under the UL Solutions Inc. Long-Term Incentive Plan (the “Pre-IPO LTIP”) to our executive officers on an annual basis. These awards historically consisted of Cash Settled Appreciation Rights (“CSARs”) and Performance Cash awards (“Performance Cash”). In the case of each NEO who was employed with the Company as of the IPO date, his or her then outstanding CSARs were converted from cash-settled awards to stock appreciation rights (“SARs”) settleable in shares of our Class A common stock in connection with the IPO, other than Ms. Schjøtz, who elected to retain a certain portion of her CSARs as cash-settled awards. In addition, in the case of each NEO who was employed by the Company as of the IPO date, his or her Performance Cash awards were converted from cash-settled awards to stock-settled awards. Following the IPO, no further awards have been, or will be, made under the Pre-IPO LTIP.

In 2023, the HCC Committee granted Performance Cash awards to each of our NEOs that could be earned based on the achievement of specified performance objectives (as described below) for the performance period beginning on January 1, 2023 and ending on December 31, 2025. Following completion of the 2023-2025 performance period, the HCC Committee approved payouts earned for Performance Cash awards that were granted to the NEOs in 2023. For the 2023-2025 performance period, achievement against objectives was 145.7% based on the following:

Performance Measure	Weighting	Threshold	Target	Maximum	Actual	Payout %

2023-2025 Cumulative Revenue	33 1⁄3%	$8,220M	$8,474M	$8,728M	$8,617M	156%

2023-2025 Cumulative Net Income	66 2⁄3%	$935M	$1,039M	$1,143M	$1,081M	140%

				Weighted Payout %:		145.7%

The revenue metric under the Pre-IPO LTIP is a non-GAAP measure based on GAAP cumulative revenue for the 2023-2025 performance period of us and our subsidiaries, as stated in our consolidated audited financial statements for those fiscal years, and adjusted to reflect (i) foreign exchange impacts and (ii) the revenue related to the acquisitions of TesTneT Engineering GmbH, Batterielngenieure GmbH, Certification Entity for Renewable Energies, S.L. and HBI Compliance Limited, as well as variances to budget as a result of divestitures, including our payments testing business. The net income metric under the Pre-IPO LTIP is a non-GAAP measure based on GAAP net income for the 2023-2025 performance period of us and our subsidiaries, as stated in the consolidated audited financial statements for those fiscal years, which was adjusted to reflect add-backs and deductions for (i) foreign exchange impacts, (ii) costs related to, and operating results of, the acquisitions of TesTneT Engineering GmbH, Batterielngenieure GmbH, Certification Entity for Renewable Energies, S.L. and HBI Compliance Limited, and unconsummated transactions, as well as variances to budget as a result of divestitures, including our payments testing business, (iii) cost variances to budget directly related to the IPO and a September 2024 follow-on offering, (iv) changes in the fair value of CSAR awards attributable to factors other than operational performance (e.g., discount rate and market multiples of comparable

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COMPENSATION DISCUSSION AND ANALYSIS

companies) through the date of consummation of the IPO, (v) asset disposals in excess of $2 million, (vi) restructuring and impairment charges variances to budget (including certain severance charges recorded in accordance with our accounting policies which may be incremental to restructuring charges recorded in accordance with GAAP), accounting and legal fees related to legal entity optimization, and a goodwill impairment charge, (vii) pension settlement income/expenses, (viii) interest and investment income/expense, net variances to budget, including investment gains and losses in certain non-consolidated affiliates, and (ix) tax expense normalization to reflect the budgeted rate.

Awards earned by the NEOs for the completed 2023-2025 performance period are shown below. For all NEOs, these awards vested on April 1, 2026 and are settleable in shares of Class A common stock.

Named Executive Officer	2023-2025 Performance Cash Target Award		Approved Payout(1)

Jennifer F. Scanlon	$3,487,500	Payout Percentage of 145.7%	$5,081,288
Ryan D. Robinson	$825,000		$1,202,025
Alex G. Dadakis	N/A		N/A
Gitte Schjøtz	$525,000		$764,925
John A. Genovesi	$412,500		$601,013

Weifang Zhou	$825,000		$1,202,025

(1)	These award amounts are reported in the “Non-Equity Incentive Plan Awards” column of the SCT.

Stock Ownership Policy

The HCC Committee has established a stock ownership policy (the “Stock Ownership Policy”), which includes minimum ownership guidelines for all executive officers. The Stock Ownership Policy is designed to encourage our executives to build and maintain meaningful equity ownership in the Company and thereby link their interests with those of our stockholders. Pursuant to the Stock Ownership Policy, each executive officer is required to maintain beneficial ownership of a number of shares of Class A common stock during his or her tenure with us with a minimum value. The following table shows minimum values under the Stock Ownership Policy as of December 31, 2025:

Title	Minimum Ownership Guideline

President and CEO	6 times base salary

Executive Vice President and CFO	3 times base salary

Executive Vice President and President, Testing, Inspection and Certification	3 times base salary

Executive Vice President and Chief Business Operations and Innovation Officer	3 times base salary

Each other executive officer	2 times base salary

The “value” of an executive officer’s beneficial ownership is calculated by multiplying (i) the aggregate of the number of shares of Class A common stock beneficially owned by the executive officer by (ii) the average of the month-end closing prices per share of Class A common stock for the 12-month period ending on the last trading day of each year. For purposes of the Stock Ownership Policy, shares of Class A common stock that count towards the satisfaction of an executive officer’s minimum ownership guideline will include:

•	Shares that are held directly by the executive officer or certain of his or her immediate family members;

•	Shares held in a grantor trust for the benefit of the executive officer or certain of his or her immediate family members;

•

Shares owned by a partnership, limited liability company or other entity to the extent of the executive officer’s interest therein (or the interest therein of certain of his or her immediate family members), but only if the individual has or shares powers to vote or dispose of the shares;

•	Shares of restricted common stock and shares of common stock subject to outstanding RSU awards, in each case that vest solely based on the passage of time; and

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COMPENSATION DISCUSSION AND ANALYSIS

•	Deferred stock units or similar deferred stock awards.

None of the outstanding and unexercised stock options or SARs (whether vested or unvested and whether exercisable or unexercisable), outstanding PSU awards or other performance-based incentive awards with respect to which the applicable performance goals have not been achieved, nor any other form of derivative securities count toward an executive officer’s minimum ownership guideline.

Until an executive officer meets the applicable minimum ownership guideline, he or she is required to retain (and not dispose of or otherwise transfer) at least 50% of all shares received from the vesting, delivery and/or exercise of equity awards granted under our equity incentive plans after payment of the exercise price or purchase price of an award, applicable tax withholding and applicable transaction costs.

As of December 31, 2025, based on the calculation methodology set forth in the Stock Ownership Policy and described above, all NEOs either satisfied their minimum ownership guideline or are in compliance with the Stock Ownership Policy by virtue of complying with the 50% retention ratio.

Other Benefits and Perquisites

We provide the following benefits to our NEOs on the same basis as other U.S., or as the case may be, international employees:

•	Employee stock purchase plan;

•	Group medical, dental and vision benefits;

•	Life insurance and accidental death and dismemberment insurance;

•	Short-term and long-term disability insurance;

•	Company-sponsored defined contribution plan with matching contributions and nonelective Company contributions; and

•	Vacation, paid holidays and personal leave days.

In 2025, we also continued to offer a nonqualified deferred compensation plan, the UL Non-Qualified Deferred Compensation Plan (the “Legacy Deferred Compensation Plan”), pursuant to which eligible U.S. management and highly compensated employees are credited with make-whole employer contributions to the extent that their nonelective employer contributions under our qualified defined contribution plan are capped by annual IRS limits. Among the NEOs, Ms. Scanlon and Messrs. Robinson and Zhou participate in the nonqualified deferred compensation plan. Company contributions to the Legacy Deferred Compensation Plan were frozen effective December 31, 2025. Participant accounts will continue to accrue hypothetical investment earnings under the Legacy Deferred Compensation Plan in future years, until distributed in accordance with the plan’s terms.

Beginning on March 1, 2026, eligible U.S. management and highly compensated employees, including Ms. Scanlon and Messrs. Robinson, Dadakis and Genovesi became eligible to defer up to 50% of their annual base salary and AEIP bonus under a new nonqualified deferred compensation plan, the UL Solutions U.S. Executive Deferred Compensation Plan (the “2026 Deferred Compensation Plan”). Amounts deferred under the 2026 Deferred Compensation Plan accrue hypothetical investment earnings until distributed, generally upon the participant’s termination of employment (in the form of a single lump sum or two to 10 annual installments). Unlike the Legacy Deferred Compensation Plan, the 2026 Deferred Compensation Plan does not provide for Company contributions.

In addition, we provide limited perquisites to NEOs, including an annual executive physical and, for our U.S.-based NEOs, an annual cash allowance of $18,000, which may be used for such services as personal financial and estate planning or tax preparation. These perquisites are designed to support a market-based total compensation package, which serves our talent attraction and retention objectives. For our non-U.S.-based NEO, we provide certain additional benefits consistent with customary local practices for senior executives. For more information regarding the additional benefits offered to our non-U.S. based NEO, see footnote 8 to the SCT.

We do not gross up any benefits or perquisites for taxes; executive officers bear that cost, except in the case of expatriates or instances in which an executive officer incurs incremental additional tax liability as a result of an international assignment.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Recovery Policy (Clawback)

Awards granted pursuant to the AEIP, Pre-IPO LTIP and 2024 LTIP are subject to our clawback policy (“Clawback Policy”) for all current and former executive officers under which the repayment of any bonus, equity or equity-based award or incentive compensation granted may be required under certain circumstances (a “Covered Event”). Covered Events include: the occurrence of an accounting restatement to correct our material noncompliance with any financial reporting requirement under securities laws, including any restatement that corrects an error in previously issued financial statements that (i) is material to the previously issued financial statements, or (ii) would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “Material Restatement Event”); incentive compensation paid based on materially inaccurate financial statements or performance metrics (an “Inaccurate Metrics Event”); failure by the executive to properly identify and assess or sufficiently raise concerns about risk that results in a material adverse impact on us or an affiliate, the business systems thereof or our broader financial system; an action or omission that constitutes a material violation of the risk policies of us or an affiliate; an action or omission that results in material financial or reputational harm to us; or fraud. Under the Clawback Policy, upon the occurrence of a Material Restatement Event, the HCC Committee shall require the forfeiture or repayment of any bonus, equity or equity-based award (including time- and performance-based awards) or other incentive compensation (e.g., under the AEIP, Pre-IPO LTIP or 2024 LTIP), including gains from the exercise of CSARs or SARs (collectively, “Incentive Compensation”), that (i) was awarded or paid during the three-year period preceding the date on which our Board or a committee thereof concludes, or reasonably should have concluded, that we are required to prepare a restatement of our financial statements, or, if earlier, the date on which a court, regulator or other legally authorized body directs us to prepare such restatement, and (ii) exceeds the amount of such Incentive Compensation that would have been received by a covered executive officer based on the restatement of our financial statements. Upon the occurrence of any other Covered Event, the HCC Committee may require the forfeiture or repayment of any Incentive Compensation that (i) was awarded or paid during the three-year period preceding the date on which we identified such Covered Event, and (ii) in the case of an Inaccurate Metrics Event, exceeds the amount of such Incentive Compensation that would have been received by a covered executive officer if the applicable financial statements or performance metrics had been accurate.

Post-Employment Provisions

Our executive officers, including the NEOs, are participants in an executive severance plan that provides severance benefits in the event of an involuntary termination by us without cause or, if within 24 months after a change in control of the Company, a resignation for good reason. Severance benefits include cash payment(s) equal to a multiple of the executive officer’s base salary and target AEIP bonus, subsidized continuation coverage under the applicable Company group health and welfare plan(s), outplacement services and, in certain instances, a pro-rata AEIP bonus for the year of termination. Certain NEOs have additional post-termination rights under an employment agreement or offer letter.

For more information on post-employment provisions and a quantification of the benefits payable under various termination scenarios, see the “Severance and Change in Control Arrangements” subsection that follows.

Assessment of Risk Related to Our Compensation Programs

In August 2025, the HCC Committee evaluated the primary components of our compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. To inform the HCC Committee’s evaluation, the HCC Committee’s independent compensation consultant, FW Cook, conducted a risk assessment of our compensation programs that covered executive and non-executive global incentive program design, the presence of compensation risk mitigators and program governance and controls. FW Cook’s assessment concluded, and management and the HCC Committee agreed, that our compensation programs are not reasonably likely to have a material adverse impact on the Company. The evaluation process also produced the following more specific conclusions:

•	Our executive compensation program is well-designed to encourage behaviors aligned with the long-term interest of shareholders.

2026 Proxy Statement | 45

COMPENSATION DISCUSSION AND ANALYSIS

•

There is an appropriate balance in the structure of the executive compensation program to mitigate compensation-related risk with fixed and variable pay, cash and equity, corporate and business-segment goals, financial and non-financial goals, formulas and discretion.

•

Performance goals are rigorous, with market informed payout curves and program leverage and a standard list of performance adjustments, all of which are reviewed annually. Additionally, the HCC Committee’s discretion can be used as circumstances dictate.

•

Policies are in place to mitigate compensation risk, including a robust executive and non-employee director Stock Ownership Policy, Insider Trading Policy (which includes hedging and pledging restrictions), the Clawback Policy and independent oversight by the HCC Committee.

•	Committee and/or management oversight extends to incentive and commission plans below the executive level where no potential material compensation-related risk was identified.

Tax and Accounting Considerations

Tax Considerations

We consider the tax (individual and corporate) consequences of our executive compensation plans when designing the plans. Code Section 162(m) limits deduction of compensation paid to the NEOs to $1,000,000 per year. Compensation paid to any of our NEOs (including deferred compensation paid after they are no longer NEOs) is not tax deductible to the extent it exceeds $1,000,000 per year, including AEIP payments and amounts paid in settlement of CSARs and Performance Cash award grants under the Pre-IPO LTIP and all stock-settled awards issued or converted on or after consummation of the IPO (e.g., SARs, RSUs, PSUs and NSOs). The HCC Committee believes that the success of our business depends in large part on our ability to recruit and retain talented executives, despite the fact that a portion of the compensation paid to them may be non-deductible, and does not intend to attempt to limit compensation payments to the amount that will be deductible under Code Section 162(m).

In addition, under Code Section 280G, amounts paid or provided to NEOs in connection with a change in control of the Company may be non-deductible, and subject to a 20% excise tax payable by the NEO under Code Section 4999, if the total amount of such payments exceeds three times the NEO’s base amount (generally the average annual compensation for the five year period preceding the year that includes the change in control event) and thus constitute “parachute payments” for purposes of Code Section 280G. The Executive Severance Plan provides that if payments under the plan constitute parachute payments, the amount of such payments will be reduced to the maximum amount that can be paid without having any portion treated as a parachute payment, but only if the net after-tax amount of payments, after such reduction, would exceed the net after-tax amount of payments without such reduction, taking into account the excise tax under Code Section 4999. The Executive Severance Plan does not provide, and we do not otherwise provide, for a “gross up” of payments subject to Code Section 4999.

Accounting Considerations

We also consider the stock-based compensation expense associated with equity awards to executives as part of the expense associated with our overall equity compensation program. We monitor this expense and strive to maintain a program that balances the goals of our equity program with the associated expense of the program.

46 | 2026 Proxy Statement

HCC Committee Report

The HCC Committee of the Board, on behalf of the Board, establishes and monitors our overall compensation strategy to help ensure that executive compensation supports the business objectives. In fulfilling its oversight responsibilities, the HCC Committee reviewed and discussed with management the CD&A set forth above.

In reliance on the review and discussions referred to above, the HCC Committee recommended to the Board that this CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Members of the HCC Committee

Dr. Kevin J. Kennedy, Chair

Marla C. Gottschalk

Sally Susman

George A. Williams

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and, except to the extent expressly incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as described above, is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2026 Proxy Statement | 47

Executive Compensation

The following table sets forth information concerning compensation earned by our named executive officers for fiscal years 2023 through 2025, except for Messrs. Dadakis and Genovesi, who became named executive officers in 2025 and 2024, respectively:

2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(6) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(7) ($)	All Other Compensation(8) ($)	Total ($)

Jennifer F. Scanlon	2025	1,050,000	—		7,375,007	—	6,823,238	62,949	15,311,194

President and Chief Executive Officer(1)	2024	1,037,500	—		6,599,998	6,600,002	3,803,400	80,604	18,121,504
	2023	1,000,000	—		—	1,158,973	4,188,225	109,688	6,456,886

Ryan D. Robinson	2025	687,500	—		1,600,015	—	1,898,805	65,929	4,252,249

Executive Vice President and Chief Financial Officer	2024	640,000	—		1,500,014	1,500,004	1,096,148	59,675	4,795,841
	2023	610,000	—		—	274,162	1,168,595	74,700	2,127,457

Alex G. Dadakis	2025	514,743	100,000	(9)	1,724,950	—	418,110	33,500	2,791,303

Executive Vice President and President, Testing, Inspection & Certification(2)

Gitte Schjøtz	2025	582,832	—		1,099,989	—	1,216,764	91,686	2,991,271

Executive Vice President and Chief Business Operations and Innovation Officer(3)(4)	2024	540,063	—		849,992	849,997	741,662	81,299	3,063,013
	2023	528,180	—		—	174,475	860,991	78,186	1,641,832

John A. Genovesi	2025	491,250	—		699,985	—	976,966	49,000	2,217,201

Executive Vice President and President, Software & Advisory	2024	472,500	—		600,012	600,003	495,644	48,475	2,216,635

Weifang Zhou	2025	648,750	—		1,450,010	—	1,854,012	65,511	4,018,283

Executive Vice President and Special Advisor to the CEO(5)	2024	625,000	—		1,450,004	1,450,000	1,150,509	65,445	4,740,958
	2023	610,000	—		—	274,162	1,184,785	79,720	2,148,667

(1)	Ms. Scanlon also serves as a director of the Company. She does not receive any additional compensation for her role as a director.

(2)	Mr. Dadakis was hired by the Company on January 27, 2025. Before September 1, 2025, his title was Executive Vice President and Chief Business Operations and Innovation Officer.

(3)	Before September 1, 2025, Ms. Schjøtz’s title was Executive Vice President and Chief Operations and Sustainability Officer.

(4)

Ms. Schjøtz’s base salary was paid in Danish krone and has been converted to U.S. dollars using the average exchange rate during the 2025 fiscal year, or 0.1513. This amount also includes $27,578 paid for holiday allowances.

(5)	Before September 1, 2025, Mr. Zhou’s title was Executive Vice President and President, Testing, Inspection and Certification.

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EXECUTIVE COMPENSATION

(6)

Amounts in this column reflect the aggregate grant date fair value under FASB ASC Topic 718 of PSUs based on the probable outcome of the performance conditions (i.e., at target levels of achievement) and RSUs granted to the NEOs under the 2024 LTIP, in each case with a grant date of April 1, 2025 with the following grant date fair values:

Name	Annual PSU Award Value at Target ($)	Annual RSU Award Value ($)

Jennifer F. Scanlon	$4,916,903	$2,458,104

Ryan D. Robinson	$1,066,754	$533,261

Alex G. Dadakis	$600,020	$299,952

Gitte Schjøtz	$566,699	$283,291

John A. Genovesi	$466,676	$233,309

Weifang Zhou	$966,731	$483,279

The PSU awards have a potential payout ranging from 0% to 200% of the target amount. The grant date fair values of the maximum possible payout with respect to the 2025 PSU awards are as follows: Ms. Scanlon, $9,833,806; Mr. Robinson, $2,133,508; Mr. Dadakis, $1,200,040; Ms. Schjøtz, $1,133,398; Mr. Genovesi, $933,352; and Mr. Zhou, $1,933,462. For a discussion of the assumptions used to calculate the value of the PSU and RSU awards, see Note 17 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

For Mr. Dadakis, the amount in this column also includes a one-time transition grant of RSUs on March 3, 2025 to replace compensation forfeited from his prior employer, with a grant date fair value of $824,978. In addition, for Ms. Schjøtz, the amount in this column also includes a one-time grant of RSUs on January 1, 2025 in recognition of her acceptance of a new role with the Company, with a grant date fair value of $249,999.

(7)

Amounts in this column include (i) payouts under the 2025 AEIP, and (ii) except in the case of Mr. Dadakis, amounts earned pursuant to 2023 Performance Cash awards based on achievement over the 2023-2025 performance period, as determined by the HCC Committee on February 10, 2026. The 2023 Performance Cash awards for all NEOs vested on April 1, 2026 and will be settled in shares of our Class A common stock.

Name	2025 AEIP Payout ($)	2023 Performance Cash Awards Earned ($)	Total ($)

Jennifer F. Scanlon	1,741,950	5,081,288	6,823,238

Ryan D. Robinson	696,780	1,202,025	1,898,805

Alex G. Dadakis	418,110	—	418,110

Gitte Schjøtz	451,839	764,925	1,216,764

John A. Genovesi	375,953	601,013	976,966

Weifang Zhou	651,987	1,202,025	1,854,012

(8)	The following table presents an itemized account of the amounts shown in the All Other Compensation column for each NEO in 2025:

Name	Company Contributions to Retirement Plans(a) ($)	Car Allowance(b) ($)	Other Perquisites(c) ($)	Total ($)

Jennifer F. Scanlon	39,000	—	23,949	62,949

Ryan D. Robinson	42,600	—	23,329	65,929

Alex G. Dadakis	17,000	—	16,500	33,500

Gitte Schjøtz	56,604	16,657	18,425	91,686

John A. Genovesi	31,000	—	18,000	49,000

Weifang Zhou	42,000	—	23,511	65,511

(a)

This amount represents aggregate Company contributions to (i) the UL Financial Security Plan (the “Financial Security Plan”) and (ii) the Legacy Deferred Compensation Plan on behalf of Ms. Scanlon and Messrs. Robinson and Zhou. On behalf of Ms. Schjøtz, we made contributions to the mandatory pension scheme in Denmark. These contributions were made in Danish krone and have been converted to U.S. dollars using the average exchange rate during 2025, or 0.1513.

2026 Proxy Statement | 49

EXECUTIVE COMPENSATION

(b)	For Ms. Schjøtz, this amount includes automobile allowances or leasing and has been converted from Danish krone to U.S. dollars using the average exchange rate during 2025, or 0.1513.

(c)

This amount represents the annualized executive allowance of $18,000 for U.S. NEOs and, in the case of Mses. Scanlon, Schjøtz and Messrs. Robinson and Zhou, Company-provided executive physicals. For Ms. Schjøtz, this amount also includes home media and communication services in Denmark and tax preparation and has been converted from Danish krone to U.S. dollars using the average exchange rate during 2025, or 0.1513.

(9)

This amount represents a one-time cash sign-on bonus paid to Mr. Dadakis in connection with his hire by the Company. The sign-on bonus is subject to a 100% clawback by the Company if Mr. Dadakis voluntarily terminates employment for any reason within 12 months of payment, and remains subject to a 50% clawback if he voluntarily terminates employment for any reason within 24 months of payment.

Employment Agreements and Offer Letters

As described in the CD&A, we previously entered into an employment agreement or offer letter with each NEO that established their initial base salaries and, in certain cases, initial annual bonus targets and long-term incentive opportunities. The HCC Committee annually reevaluates each of these elements of compensation. The NEOs’ base salaries have been increased pursuant to HCC Committee decisions since the initial employment agreements and offer letters were entered into. Consistent with the employment agreements and offer letters, target incentive awards are established annually by the HCC Committee pursuant to its philosophy and objectives for our executive compensation program, as described in the CD&A. Ms. Scanlon’s employment agreement provides severance protection in addition to her rights under the Executive Severance Plan. These additional severance rights are described in the “Post-Employment Provisions” section of the CD&A and quantified in the “Severance and Change in Control Arrangements” subsection below.

2025 Grants of Plan-Based Awards

The table below provides additional information about plan-based compensation disclosed in the CD&A and the SCT.

•	The HCC Committee approved short-term cash incentive awards to our NEOs under the AEIP.

•	The HCC Committee approved long-term incentive awards with a grant date of April 1, 2025, consisting of PSUs with a 2025-2027 performance period and RSUs, in each case under the 2024 LTIP.

•

In connection with Mr. Dadakis’ hire by the Company, the HCC Committee approved a one-time award to him of RSUs under the 2024 LTIP, with a grant date of March 3, 2025, to make him whole for forfeited compensation from his prior employer.

•

In recognition of her acceptance of a new role with the Company, the HCC Committee also approved a one-time discretionary award to Ms. Schjøtz of RSUs under the 2024 LTIP, with a grant date of January 1, 2025.

AEIP awards are settled in cash, and PSU and RSU awards are settled in shares of our Class A common stock.

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EXECUTIVE COMPENSATION

2025 AEIP Awards

The HCC Committee established threshold, target and maximum award levels for 2025 AEIP awards for the NEOs. Upon completion of the performance period (i.e., the 2025 fiscal year), the HCC Committee approved award amounts based on the level of achievement versus the pre-established performance metrics.

Generally, a NEO must be employed on the payment date to receive an AEIP payout, subject to certain exceptions in the case of death, disability, retirement or a reduction in force. A participant who terminates employment due to death, disability or retirement prior to the date awards are paid shall be eligible to receive a pro-rated award based on the number of days the participant was employed during the performance period relative to the number of days in the annual performance period, assuming performance at the established target level for each respective performance measure. Under AEIP, “retirement” means a voluntary termination of employment (other than for cause) after the date on which both (i) an employee has attained the age of 55 and completed at least five continuous years of service as an employee and (ii) the sum of his or her age and years of continuous service is at least 70.

2025 LTIP Awards

The HCC Committee established threshold, target and maximum payout levels for the 2025-2027 performance period for PSU awards granted to the NEOs in 2025. Upon completion of the performance period, the HCC Committee will approve award amounts based on the level of achievement versus the pre-established performance metrics. The PSUs will cliff vest on the third anniversary of the grant date, generally subject to continued employment. However, in the event that a NEO incurs a termination of service due to his or her retirement (as defined below for 2024 LTIP awards) before the vesting date, outstanding and unvested PSUs continue to vest according to the original vesting schedule. In addition, in the event that a NEO incurs a termination of service due to death or disability (as defined below for 2024 LTIP awards) before the vesting date, outstanding and unvested PSUs will immediately vest as of the NEO’s date of termination assuming target achievement against the applicable performance metrics. The PSUs include a right to dividend equivalents equal to the value of any dividends paid on our Class A common stock for which the dividend record date occurs between the grant date and the date on which the PSUs are settled or forfeited. Subject to vesting, each dividend equivalent entitles a participant to receive additional PSUs equivalent to the cash value of any such dividends paid on the number of shares underlying the PSUs that are outstanding during such period. Dividend equivalents will be accrued and will be subject to the same conditions as the PSUs to which they are attributable, including, without limitation, the vesting conditions and the provisions governing the time and form of settlement of the PSUs.

The RSU awards granted to the NEOs in 2025 vest in equal installments on the first three anniversaries of the grant date, generally subject to continued employment. However, in the event that a NEO incurs a termination of service due to his or her retirement (as defined below for 2024 LTIP awards) before the vesting date, outstanding and unvested RSUs continue to vest according to the original vesting date. In addition, in the event that a NEO incurs a termination of service due to death or disability (as defined below for 2024 LTIP awards) before the vesting date, outstanding and unvested RSUs will immediately vest as of the NEO’s date of termination. RSUs include a right to dividend equivalents equal to the value of any dividends paid on our Class A common stock for which the dividend record date occurs between the grant date and the date the RSUs are settled or forfeited. Subject to vesting, each dividend equivalent entitles a participant to receive additional RSUs equivalent to the cash value of any such dividends paid on the number of shares underlying the RSUs that are outstanding during such vesting period. Dividend equivalents will be accrued and will be subject to the same conditions as the RSUs to which they are attributable, including, without limitation, the vesting conditions and the provisions governing the time and form of settlement of the RSUs.

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EXECUTIVE COMPENSATION

Under the terms of the 2024 LTIP, “retirement” means a voluntary termination of service after the date on which both (i) an employee has attained the age of 55 and completed at least five continuous years of service as an employee and (ii) the sum of his or her age and years of continuous service is at least 70 and upon required prior notice to the Company, and “disability” means a permanent and total disability under the long term disability plan or policy applicable to the employee (or if the employee is not covered by a long term disability plan or policy, “disability” means that the employee is unable to perform the principal duties of his or her position, as a result of a medically determinable physical or mental illness, injury or congenital condition, which can be expected to last for at least one year or to result in death, as determined by the HCC Committee).

Name	Grant Date	Date of Committee Approval of Award	Award Type		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
					Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jennifer F. Scanlon			AEIP		787,500	1,575,000	3,150,000

	4/1/2025	2/12/2025	PSUs	(3)				21,249	84,994	169,988		4,916,903

	4/1/2025	2/12/2025	RSUs	(4)							42,491	2,458,104

Ryan D. Robinson			AEIP		315,000	630,000	1,260,000

	4/1/2025	2/12/2025	PSUs	(3)				4,610	18,440	36,880		1,066,754

	4/1/2025	2/12/2025	RSUs	(4)							9,218	533,261

Alex G. Dadakis			AEIP		96,250	385,000	770,000

	4/1/2025	11/26/2024	PSUs	(3)				2,593	10,372	20,744		600,020

	4/1/2025	11/26/2024	RSUs	(4)							5,185	299,952

	3/3/2025	11/26/2024	RSUs	(5)							15,917	824,978

Gitte Schjøtz			AEIP		204,267	408,534	817,068

	4/1/2025	2/12/2025	PSUs	(3)				2,449	9,796	19,592		566,699

	4/1/2025	2/12/2025	RSUs	(4)							4,897	283,291

	1/1/2025	11/26/2024	RSUs	(6)							5,012	249,999

John A. Genovesi			AEIP		86,625	346,500	693,000

	4/1/2025	2/12/2025	PSUs	(3)				2,017	8,067	16,134		466,676

	4/1/2025	2/12/2025	RSUs	(4)							4,033	233,309

Weifang Zhou			AEIP		294,750	589,500	1,179,000

	4/1/2025	2/12/2025	PSUs	(3)				4,178	16,711	33,422		966,731

	4/1/2025	2/12/2025	RSUs	(4)							8,354	483,279

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EXECUTIVE COMPENSATION

(1)

This column shows the threshold, target and maximum payouts for 2025 AEIP awards. Each NEO’s opportunity under AEIP is a range of 0% to 200% of target. The “Target” column reflects amounts that would be paid under the AEIP if the Company performance factor and segment performance factor, as applicable, for 2025 were each achieved at 100%. The “Threshold” column reflects the portion of each NEO’s AEIP award that would be paid if the Company performance factor was achieved at the minimum level (below which, no portion of the awards attributable to that factor would be payable). In the case of Messrs. Dadakis and Genovesi, the “Threshold” column also reflects the portion of their AEIP awards that would be paid if the segment performance factor, as applicable, was achieved at the minimum level (below which, no portion of the award attributable to that factor would be payable) and the Company performance factor was not achieved at the minimum level. The “Maximum” column reflects amounts that would be paid under the AEIP if the Company performance factor and segment performance factor, as applicable, were each achieved at the maximum level, capped at 200% of Target. See the “2025 AEIP Payout” column of the table in footnote 7 to the SCT for the NEOs’ actual payout amounts under the AEIP for the 2025 fiscal year.

(2)

This column shows the threshold, target and maximum payouts for 2025 PSU awards, covering the 2025-2027 performance period. The “Target” column reflects the number of shares of our Class A common stock that would be delivered to the NEO if the two performance factors for the cumulative performance period were each achieved at 100%. The “Threshold” column reflects the number of shares of our Class A common stock that would be delivered to the NEO if one of the two performance factors was achieved at the minimum level (below which, no shares of Class A common stock would be deliverable) and the other performance factor was not achieved at or above the minimum level. The “Maximum” column reflects the number of shares of our Class A common stock that would be delivered to the NEO if the two performance factors were each achieved at the maximum level, capped at 200% of Target.

(3)

PSU awards cliff vest on the third anniversary of the grant date, generally subject to continued employment and based on achievement versus the cumulative performance factors (as described in footnote 2).

(4)	RSU awards vest in equal installments on each of April 1, 2026, April 1, 2027 and April 1, 2028, generally subject to continued employment.

(5)

The one-time grant of RSUs to Mr. Dadakis in connection with his hire by the Company vests in equal installments on each of March 3, 2026, March 3, 2027 and March 3, 2028, generally subject to continued employment.

(6)	The one-time grant of RSUs to Ms. Schjøtz vests in equal installments on each of January 1, 2026, January 1, 2027 and January 1, 2028, generally subject to continued employment.

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Outstanding Equity Awards at Fiscal Year-End 2025

The table below shows each NEO’s SARs and NSOs that were unexercised and outstanding, and PSUs and RSUs that were unvested, as of December 31, 2025. The NSOs reported in the table were awarded in connection with our IPO as a special, one-time grant to our executive team, including Mses. Scanlon and Schjøtz and Messrs. Robinson, Genovesi and Zhou, under the 2024 LTIP, such that the exercise price would be equal to the price of our Class A common stock on the pricing date of the IPO. Following our IPO, we have not granted any other options and currently do not intend to do so in the future.

				Number of Securities Underlying Unexercised Options(2)		Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(6) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
Name	Grant Date	Award Type		Exercisable (#)	Unexercisable (#)

Jennifer F. Scanlon	3/1/2021	SARs	(1)	145,130	—	13.15	3/1/2026

	4/1/2022	SARs	(1)	133,112	—	30.06	4/1/2027

	4/1/2023	SARs	(1)	—	148,396	28.34	4/1/2028

	4/12/2024	NSOs		—	841,837	28.00	4/12/2034

	5/1/2024	RSUs						42,761	3,372,132

	5/1/2024	PSUs								128,299	20,235,318

	4/1/2025	RSUs						42,726	3,369,372

	4/1/2025	PSUs								85,465	13,479,540

Ryan D. Robinson	3/1/2021	SARs	(1)	32,604	—	13.15	3/1/2026

	4/1/2022	SARs	(1)	27,984	—	30.06	4/1/2027

	4/1/2023	SARs	(1)	—	35,104	28.34	4/1/2028

	4/12/2024	NSOs		—	191,327	28.00	4/12/2034

	5/1/2024	RSUs						9,718	766,361

	5/1/2024	PSUs								29,156	4,598,484

	4/1/2025	RSUs						9,267	730,796

	4/1/2025	PSUs								18,540	2,924,129

Alex G. Dadakis	3/3/2025	RSUs						16,004	1,262,075

	4/1/2025	RSUs						5,212	411,018

	4/1/2025	PSUs								10,429	1,644,862

Gitte Schjøtz	4/1/2023	SARs	(1)	—	22,340	28.34	4/1/2028

	4/12/2024	NSOs		—	108,418	28.00	4/12/2034

	5/1/2024	RSUs						5,508	434,361

	5/1/2024	PSUs								16,521	2,605,692

	1/1/2025	RSUs						5,051	398,322

	4/1/2025	RSUs						4,923	388,228

	4/1/2025	PSUs								9,849	1,553,384

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				Number of Securities Underlying Unexercised Options(2)		Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(6) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
Name	Grant Date	Award Type		Exercisable (#)	Unexercisable (#)

John A. Genovesi	4/1/2023	SARs	(1)	—	17,552	28.34	4/1/2028

	4/12/2024	NSOs		—	76,531	28.00	4/12/2034

	5/1/2024	RSUs						3,887	306,529

	5/1/2024	PSUs								11,661	1,839,173

	4/1/2025	RSUs						4,054	319,698

	4/1/2025	PSUs								8,110	1,279,109

Weifang Zhou	3/1/2021	SARs	(1)	33,798	—	13.15	3/1/2026

	4/1/2022	SARs	(1)	28,740	—	30.06	4/1/2027

	4/1/2023	SARs	(1)	—	35,104	28.34	4/1/2028

	4/12/2024	NSOs		—	184,949	28.00	4/12/2034

	5/1/2024	RSUs						9,396	740,969

	5/1/2024	PSUs								28,182	4,444,865

	4/1/2025	RSUs						8,400	662,424

	4/1/2025	PSUs								16,803	2,650,169

(1)	Upon exercise of his or her SARs, a NEO receives a number of shares of our Class A common stock equal to the spread between the fair market value thereof on the exercise date, and the base price.

(2)

All unexercisable SARs and NSOs become fully vested and exercisable on the third anniversary of the grant date. SARs and NSOs remain exercisable through the applicable expiration dates shown in the table.

(3)	Amounts reported in this column represent the base price of each outstanding SAR award and the exercise price of each outstanding NSO award as of December 31, 2025.

(4)

This column represents each NEO’s unvested RSUs, including dividend equivalents credited in the form of additional RSUs. RSUs reported in this column will vest in equal installments on each of the first three anniversaries of the grant date shown in the table subject to continued employment.

(5)

Amounts reported in this column represent each NEO’s unvested RSUs, including dividend equivalents credited in the form of additional RSUs, multiplied by $78.86 (the closing price of our Class A common stock on the NYSE on December 31, 2025, the last trading day of the year).

(6)

This column represents each NEO’s unvested PSUs assuming payout at the target level, including dividend equivalents credited in the form of additional PSUs. PSUs granted in 2024 will cliff vest on December 31, 2026, subject to continued employment. PSUs granted in 2025 will cliff vest on the third anniversary of the grant date subject to continued employment.

(7)

Amounts reported in this column represent each NEO’s unvested PSUs, including dividend equivalents credited in the form of additional PSUs, assuming payout at the maximum level, multiplied by $78.86 (the closing price of our Class A common stock on the NYSE on December 31, 2025, the last trading day of the year).

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SAR Exercises and Stock Vested in 2025

The following table shows information regarding the number of SARs exercised and the value realized by the respective NEOs upon exercise, as well as the number of RSUs that vested during 2025. Each SAR and RSU has a value equivalent to one share of our Class A common stock and were settled in shares of such stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jennifer F. Scanlon	131,212	5,865,176	21,259	1,241,313

Ryan D. Robinson	31,810	1,421,907	4,829	281,965

Alex G. Dadakis	—	—	—	—

Gitte Schjøtz	19,664	788,723	2,734	159,638

John Genovesi	—	—	1,929	112,634

Weifang Zhou	26,838	1,199,659	4,667	272,506

(1)

This column represents (i) the pre-tax difference between the fair market value of one share of Company common stock on the exercise date and the base price of one SAR, multiplied by (ii) the number of the SARs exercised by the respective NEO.

2025 Nonqualified Deferred Compensation

During 2025, certain of our U.S.-based NEOs were eligible to participate in the Legacy Deferred Compensation Plan, a nonqualified defined contribution plan, upon designation by the HCC Committee. NEOs working in non-U.S. locations do not have a deferred compensation opportunity apart from statutorily required retirement benefits.

The Legacy Deferred Compensation Plan is designed to make participants whole for employer nonelective contributions that are subject to certain statutory limits under the Financial Security Plan, our tax qualified defined contribution plan. Specifically, for years before 2026, eligible NEOs received credits under the Legacy Deferred Compensation Plan equal to the nonelective contributions (4% of base salary) that would have been due under the Financial Security Plan with respect to the prior completed plan year but for the annual Code Section 415 limit and the annual limit on eligible compensation under Code Section 401(a)(17). Company contributions to the Legacy Deferred Compensation Plan were frozen effective December 31, 2025. The account balance of each participating NEO under the Legacy Deferred Compensation Plan will continue to be credited with earnings or losses based on the rate of return of the default investment option under the Financial Security Plan. A NEO may change his or her investment elections under the Legacy Deferred Compensation Plan at any time.

Amounts credited to Legacy Deferred Compensation Plan accounts vest in 25% increments on each of the second through fifth anniversaries of a NEO’s date of hire with us and are payable in a single lump sum as soon as administratively feasible after the earliest of (i) a NEO’s termination of employment, (ii) January 1 of the year in which the NEO attains age 70 1⁄2, or (iii) the NEO’s death.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals and Distributions ($)	Aggregate Balance at Fiscal Year End(3) ($)

Jennifer F. Scanlon	—	8,000	26,951	—	178,197

Ryan D. Robinson	—	11,600	17,282	—	127,795

Weifang Zhou	—	11,000	16,601	—	122,718

(1)

This represents the Company nonelective contributions made by us to each NEO’s account under the Legacy Deferred Compensation Plan. These amounts are also reflected in the All Other Compensation column of the SCT.

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(2)	The aggregate earnings (and losses) are not reported in the SCT as they do not represent above market preferential earnings.

(3)

As of the end of the fiscal year ending on December 31, 2024, Ms. Scanlon, Messrs. Robinson and Zhou, respectively, had account balances under the Legacy Deferred Compensation Plan of $143,246, $98,912 and $95,117.

Severance and Change in Control Arrangements

Executive Severance Plan

Key members of our leadership team, including all of the NEOs, participate in the UL Inc. Executive Regular and Change in Control Severance Plan (the “Executive Severance Plan”). Each of the NEOs has executed an Acceptance Agreement adopting the Executive Severance Plan. Severance benefits for Messrs. Robinson, Dadakis, Genovesi and Zhou and Ms. Schjøtz are available exclusively pursuant to the Executive Severance Plan.

The Executive Severance Plan provides two schedules of benefits—one for participants whose employment is terminated involuntarily without Cause (as defined in the Executive Severance Plan), outside of a Protection Period, and one for participants whose employment is terminated either involuntarily without Cause, or by resignation for Good Reason (as defined in the Executive Severance Plan), during a Protection Period. For purposes of the Executive Severance Plan, a “Protection Period” is the 24-month period beginning on the date of a Change in Control (as defined therein).

Participants in the Executive Severance Plan are assigned to either “Tier 1” or “Tier 2.” At present, Ms. Scanlon is the only Tier 1 participant; all of the other NEOs are Tier 2. If terminated involuntarily without Cause outside of a Protection Period, a participant receives:

•

In the case of a Tier 1 participant, 1.75 times the sum of the participant’s base salary and target AEIP bonus for the year in which termination occurs, paid in installments over a 21-month “Severance Period.”

•	In the case of a Tier 2 participant, the sum of the participant’s base salary and target AEIP bonus for the year in which termination occurs, paid in installments over a 12-month Severance Period.

•

If employed for at least six months of the applicable performance year, a pro-rata share of the participant’s AEIP bonus for such year, based on the extent to which performance goals are met and paid at the same time as payments are made to active employees.

•

Continued health and welfare plan coverage at active employee rates for the lesser of (i) the Severance Period, or (ii) the participant’s COBRA continuation period up to 18 months, or if earlier, until the participant becomes covered by a new employer’s health plan.

•	Senior level executive outplacement services for the Severance Period.

If terminated either involuntarily without Cause, or by resignation for Good Reason, during a Protection Period, a participant receives:

•	In the case of a Tier 1 participant, two times the sum of the participant’s base salary and target AEIP bonus for the year in which termination occurs, paid in a lump sum.

•	In the case of a Tier 2 participant, 1.25 times the sum of the participant’s base salary and target AEIP bonus for the year in which termination occurs, paid in a lump sum.

•

A pro-rata share of the participant’s AEIP bonus for the performance year in which the termination occurs, based on the extent to which performance goals are met and paid at the same time as payments are made to active employees.

•

Continued health and welfare plan coverage at active employee rates for the lesser of (i) the Severance Period (i.e., 21 months for Tier 1 participants and 12 months for Tier 2 participants) or (ii) the participant’s COBRA continuation period up to 18 months, or if earlier, until the participant becomes covered by a new employer’s health plan.

•	Senior level executive outplacement services for the Severance Period.

In order to receive benefits, participants must waive certain claims against us. Participants are also subject to non-compete, non-solicitation and other restrictive covenants. The Executive Severance Plan

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is subject to amendment or termination by the HCC Committee, subject to restrictions and circumstances in which participant approval is required.

The Executive Severance Plan does not provide any special treatment for outstanding Pre-IPO LTIP or 2024 LTIP awards. The form of Performance Cash award for the 2023-2025 performance cycles under the Pre-IPO LTIP provides that a participant generally must remain employed until the end of the vesting period in order to receive any payment, with exceptions for termination by reason of death, disability, early retirement or retirement. Unvested SAR and CSAR awards are forfeited if the participant terminates prior to the end of the 36-month vesting period, with exceptions for termination by reason of death, disability, early retirement or retirement. The Pre-IPO LTIP does not provide enhanced rights for participants in the event of a change in control, but it provides the HCC Committee with discretion to substitute or cash out outstanding Pre-IPO LTIP awards upon the occurrence of a “corporate transaction event,” which includes a change in control.

Similarly, as described above, the forms of PSU and RSU awards under the 2024 LTIP provide that a participant generally must remain employed until the end of the applicable vesting period in order to receive any payment, with exceptions for termination by reason of cause, death, disability or retirement. In the event of a change in control during the first 12 months of the performance period, PSUs will be converted to a number of RSUs based on an assumption of achievement of the performance metrics at the applicable target levels, and such RSUs will continue to vest according to the original PSU vesting schedule, subject to assumption of the award by the surviving entity and the participant’s continued employment (with the exceptions described above). In the event of a change in control after the first 12 months of the performance period, PSUs will be converted to a number of RSUs based on actual achievement of the performance metrics versus target over the cumulative performance period through the change in control date, and such RSUs will continue to vest according to the original PSU vesting schedule, subject to assumption of the award by the surviving entity and the participant’s continued employment. Upon the occurrence of a change in control, RSUs will continue to vest according to their original schedule, subject to assumption of the award by the surviving entity and the participant’s continued employment (with the exceptions described above). However, in the event of a change in control and outstanding PSUs and RSUs are not assumed by the surviving entity, such PSUs and RSUs will become fully vested, as described in the footnotes to the “Benefits Due Upon Termination Within Two Years After a Change in Control” table below.

Ms. Scanlon’s Employment Agreement

Ms. Scanlon is party to an employment agreement dated August 21, 2019, which provides for her to receive severance benefits upon her termination without Cause or for Good Reason (each, as defined therein). At the time that the agreement was entered into, the Executive Severance Plan was under consideration but had not yet been adopted, and Ms. Scanlon’s agreement provides that if the Executive Severance Plan is in effect at the time of termination, then her severance would be determined under the Executive Severance Plan to the extent the terms of the Executive Severance Plan are not less favorable than her employment agreement. Ms. Scanlon’s employment agreement currently provides enhanced severance protection in the following material respects:

•	Severance pay would be paid in a lump sum, rather than installments, regardless of whether the termination occurs during or outside of a Protection Period;

•	Under the employment agreement, Ms. Scanlon would be entitled to severance pay if she resigns for Good Reason, even outside of a Protection Period;

•	She is entitled to receive any AEIP payout earned in the year prior to termination but not yet paid; and

•

She is entitled to continued health and welfare plan coverage at active employee rates for up to (i) 21 months in the event of a termination without Cause or resignation for Good Reason outside of a Protection Period, and (ii) 24 months in the event of a termination without Cause or resignation for Good Reason during a Protection Period.

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Benefits Due Upon Termination Other Than Within Two Years After a Change in Control

The table below estimates the benefits potentially payable to each NEO as a result of his or her termination of employment on December 31, 2025, other than within 24 months after a change in control of the Company.

	Severance Pay(1) ($)		2025 AEIP Payments(2) ($)		Performance Cash Awards(3) ($)		SARs(4) ($)		Option Awards(5) ($)		Performance Share Units(6) ($)		RSUs(7) ($)		All Other Compensation(8) ($)	Total Post- Termination Payment & Benefit Value ($)

Jennifer F. Scanlon
Company Initiated Termination Without Cause	4,593,750	(9)	1,741,950		—		—		—		—		—		79,752	6,415,452

Executive Initiated Termination for Good Reason	4,593,750	(10)	1,741,950		—		—		—		—		—		79,752	6,415,452
Executive Initiated Termination Other Than for Good Reason	—		—		—		—		—		—		—		—	—

Death or Disability	—		1,575,000		5,081,288	(12)	7,496,966	(13)	23,805,601	(18)	16,857,429	(19)	6,741,505	(20)	—	61,557,789

Ryan D. Robinson
Company Initiated Termination Without Cause	1,330,000	(11)	696,780		—		—		—		—		—		63,168	2,089,948
Executive Initiated Termination for Good Reason	—		—		—		—		—		—		—		—	—
Executive Initiated Termination Other Than for Good Reason	—		—		—		—		—		—		—		—	—

Death or Disability	—		630,000		1,202,025	(12)	1,773,454	(13)	5,410,376	(18)	3,761,307	(19)	1,497,157	(20)	—	14,274,319

Alex G. Dadakis
Company Initiated Termination Without Cause	935,000	(11)	418,110		—		—		—		—		—		65,734	1,418,844
Executive Initiated Termination for Good Reason	—		—		—		—		—		—		—		—	—
Executive Initiated Termination Other Than for Good Reason	—		—		—		—		—		—		—		—	—

Death or Disability	—		385,000		—		—		—		822,431	(19)	1,673,094	(20)	—	2,880,525

Gitte Schjøtz
Company Initiated Termination Without Cause	992,153	(11)(14)	451,839	(14)	—		—		—		—		—		65,734	1,509,726
Executive Initiated Termination for Good Reason	—		408,534	(14)(15)	701,181	(16)	752,411	(17)	—		2,079,538	(21)	1,220,911	(22)	—	5,162,575
Executive Initiated Termination Other Than for Good Reason	—		408,534	(14)(15)	701,181	(16)	752,411	(17)	—		2,079,538	(21)	1,220,911	(22)	—	5,162,575

Death or Disability	—		408,534	(14)	764,925	(12)	1,128,617	(13)	3,065,862	(18)	2,079,538	(19)	1,220,911	(20)	—	8,668,387

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	Severance Pay(1) ($)		2025 AEIP Payments(2) ($)		Performance Cash Awards(3) ($)		SARs(4) ($)		Option Awards(5) ($)		Performance Share Units(6) ($)		RSUs(7) ($)		All Other Compensation(8) ($)	Total Post- Termination Payment & Benefit Value ($)

John A. Genovesi
Company Initiated Termination Without Cause	841,500	(11)	375,953		—		—		—		—		—		49,260	1,266,713
Executive Initiated Termination for Good Reason	—		—		—		—		—		—		—		—	—
Executive Initiated Termination Other Than for Good Reason	—		—		—		—		—		—		—		—	—

Death or Disability	—		346,500		601,013	(12)	886,727	(13)	2,164,156	(18)	1,559,141	(19)	626,227	(20)	—	6,183,764

Weifang Zhou
Company Initiated Termination Without Cause	1,244,500	(11)	651,987		—		—		—		—		—		63,168	1,959,655
Executive Initiated Termination for Good Reason	—		589,500	(15)	1,101,856	(16)	1,182,303	(17)	—		3,547,517	(21)	1,403,393	(22)	—	7,824,569
Executive Initiated Termination Other Than for Good Reason	—		589,500	(15)	1,101,856	(16)	1,182,303	(17)	—		3,547,517	(21)	1,403,393	(22)	—	7,824,569

Death or Disability	—		589,500		1,202,025	(12)	1,773,454	(13)	5,230,017	(18)	3,547,517	(19)	1,403,393	(20)	—	13,745,906

(1)

For all NEOs, this represents the amount of cash severance payable pursuant to the Executive Severance Plan in the event of a termination without “cause” (as defined in the Executive Severance Plan). For Ms. Scanlon, this also represents the amount of cash severance payable pursuant to her employment agreement in the event of a resignation for “good reason” (as defined in her employment agreement).

(2)

This column represents a pro-rata share of the actual 2025 AEIP bonus that each NEO would have earned, payable at the same time as bonuses are paid to other active employees, in the event of a termination without “cause” (as defined in the Executive Severance Plan) and, in the case of Ms. Scanlon, a resignation for “good reason” (as defined in her employment agreement). This column also represents a pro-rata share of the target 2025 AEIP bonus that each NEO would have earned, payable at the same time as bonuses are paid to other active employees, if he or she had terminated employment due to death or “disability” (as defined in the AEIP).

(3)	This amount represents the value of unvested Performance Cash awards that vest and become payable under the Pre-IPO LTIP.

(4)

This amount represents the value of unvested SARs that vest and become exercisable under the Pre-IPO LTIP, and is based on the difference between the $78.86 closing price per share of our Class A common stock on the NYSE on December 31, 2025 and the base price of the SARs, multiplied by the number of SARs for which vesting would be accelerated.

(5)

This amount represents the value of unvested NSOs that vest and become exercisable under the 2024 LTIP, and is based on the difference between the $78.86 closing price per share of our Class A common stock on the NYSE on December 31, 2025 and the exercise price of the NSOs, multiplied by the number of NSOs for which vesting would be accelerated.

(6)

This amount represents the value of unvested PSUs that vest and become exercisable under the 2024 LTIP, and is based on the $78.86 closing price per share of our Class A common stock on the NYSE on December 31, 2025, multiplied by the number of units accelerated.

(7)

This amount represents the value of unvested RSUs that vest and become exercisable under the 2024 LTIP, and is based on the $78.86 closing price per share of our Class A common stock on the NYSE on December 31, 2025, multiplied by the number of units accelerated.

(8)

For Ms. Scanlon, this amount includes the value of 18 months of continued health and welfare plan coverage at active employee rates, provided pursuant to the Executive Severance Plan. For Messrs. Robinson, Dadakis, Genovesi and Zhou, the amount in this column includes the value of 12 months of continued health and welfare plan coverage at active employee rates, provided pursuant to the Executive Severance Plan. In the case of Ms. Schjøtz, this amount represents the subsidy that would be provided with respect to her costs under health and welfare plans, programs and arrangements in Denmark. The amount in this column also includes the value of the senior level executive outplacement services that would be provided to Ms. Scanlon pursuant to the Executive Severance Plan or her employment agreement, as applicable, and to each other NEO pursuant to the Executive Severance Plan.

(9)

As a Tier I participant in the Executive Severance Plan, Ms. Scanlon would be entitled to 1.75 times the sum of her 2025 base salary and target AEIP bonus. This amount would be paid in a lump sum pursuant to her employment agreement.

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(10)	Ms. Scanlon would be entitled to 1.75 times the sum of her 2025 base salary and target AEIP bonus. This amount would be paid in a lump sum pursuant to her employment agreement.

(11)

As a Tier II participant in the Executive Severance Plan, each NEO other than Ms. Scanlon would be entitled to 1.00 times the sum of his or her 2025 base salary and target AEIP bonus, paid in installments over a 12-month period.

(12)

If termination occurs by reason of death or “disability” (as defined in the Pre-IPO LTIP), in each case, prior to the first day of the 36th month after the award date with respect to the 2023 Performance Cash awards, then for purposes of vesting, the NEO shall be treated as remaining employed by us until the applicable vesting date and the amount vested and payable to the NEO will be based on the extent to which the applicable performance metrics for the applicable performance periods were achieved.

(13)

If termination occurs by reason of death or “disability” (as defined in the Pre-IPO LTIP), in each case, prior to the first day of the 36th month after the award date with respect to the 2023 SAR awards, all of the NEO’s unvested SARs shall vest as of the date of such termination and all of the NEO’s vested SARs shall be exercised automatically on the exercise date coincident with or next following the date of termination.

(14)

Base salary and AEIP awards for Ms. Schjøtz are established in Danish krone, and the resulting severance payments have been converted to U.S. dollars using the exchange rate in effect on December 31, 2025, or 0.1575.

(15)

Ms. Schjøtz’s or Mr. Zhou’s voluntary termination for any reason on December 31, 2025 would constitute a “retirement” under the terms of the AEIP and, consequently, he or she would be eligible for a pro-rata share of the target 2025 AEIP bonus that he or she would have earned, payable at the same time as bonuses are paid to other active employees. Under the AEIP, a participant is eligible for retirement if he or she has attained the age of 55 and completed at least five continuous years of service with us, and the sum of the participant’s age and years of continuous service with us is at least 70.

(16)

These amounts represent pro rata vesting that would apply to Ms. Schjøtz’s and Mr. Zhou’s 2023 Performance Cash awards because a voluntary termination for any reason on December 31, 2025 would constitute an “early retirement” under the terms of the applicable award agreements. Under the award agreements, a participant is eligible for early retirement if he or she has at least five years of employment with us, and the sum of his or her age and years of employment equals at least 70. The amount shown in the table with respect to 2023 Performance Cash awards reflects actual achievement against the applicable performance metrics through the end of the performance period (i.e., December 31, 2025).

(17)

These amounts represent incremental vesting that would apply to Ms. Schjøtz’s and Mr. Zhou’s 2023 SAR awards because a voluntary termination for any reason on December 31, 2025 would constitute an “early retirement” under the terms of the applicable award agreements. Under the award agreements, a participant is eligible for early retirement if he or she has at least five years of employment with us, and the sum of his or her age and years of employment equals at least 70.

(18)

If termination occurs by reason of death or “disability” (as defined in the 2024 LTIP), in each case, prior to the first day of the 36th month after the award date with respect to NSO awards, then the award will vest on a pro rata basis based on the NEO’s number of completed months of employment with us during the period from the grant date through his or her date of termination relative to the 36-month vesting period for such awards.

(19)

If termination occurs by reason of death or “disability” (as defined in the 2024 LTIP), in each case, prior to the last day of the performance period with respect to the PSU awards, then the PSU awards will immediately vest as of the NEO’s date of termination assuming target achievement against the applicable performance metrics.

(20)

If termination occurs by reason of death or “disability” (as defined in the 2024 LTIP), in each case, prior to the third anniversary of the applicable grant date, then the RSU awards will immediately vest as of the NEO’s date of termination.

(21)

This amount represents continued vesting that would apply to Ms. Schjøtz’s and Mr. Zhou’s PSU awards because a voluntary termination for any reason on December 31, 2025 would constitute a “retirement” under the terms of the applicable award agreement. Under the award agreements, a participant is eligible for retirement if he or she has attained the age of 55 and completed at least five continuous years of service with us, and the sum of the participant’s age and years of continuous service with us is at least 70. The amount shown in the table with respect to Ms. Schjøtz’s and Mr. Zhou’s PSU awards assumes target achievement against the applicable performance metrics.

(22)

This amount represents continued vesting that would apply to Ms. Schjøtz’s and Mr. Zhou’s 2024 and 2025 RSU awards because a voluntary termination for any reason on December 31, 2025 would constitute a “retirement” under the terms of the applicable award agreement. Under the award agreements, a participant is eligible for retirement if he or she has attained the age of 55 and completed at least five continuous years of service with us, and the sum of the participant’s age and years of continuous service with us is at least 70.

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Benefits Due Upon Termination Within Two Years After a Change in Control

The table below estimates the benefits potentially payable to each NEO as a result of his or her termination of employment on December 31, 2025, within 24 months after a change in control of the Company.

	Severance Pay(1) ($)		2025 AEIP Payments(2) ($)		Performance Cash Awards(3) ($)		SARs(4) ($)		Option Awards(5) ($)		Performance Share Units(6) ($)		RSUs(7) ($)		All Other Compensation(8) ($)	Total Post- Termination Payment & Benefit Value ($)

Jennifer F. Scanlon
Company Initiated Termination Without Cause	5,250,000	(9)	1,741,950		5,081,288	(11)	7,496,966	(11)	42,815,830	(18)	23,848,732	(20)	6,741,505	(22)	79,752	93,056,023

Executive Initiated Termination for Good Reason	5,250,000	(9)	1,741,950		5,081,288	(11)	7,496,966	(11)	42,815,830	(18)	23,848,732	(20)	6,741,505	(22)	79,752	93,056,023
Executive Initiated Termination Other Than for Good Reason	—		—		—		—		—		—		—		—	—

Death or Disability	—		1,575,000		5,081,288	(12)	7,496,966	(13)	23,805,601	(19)	16,857,429	(21)	6,741,505	(23)	—	61,557,789

Ryan D. Robinson
Company Initiated Termination Without Cause	1,662,500	(10)	696,780		1,202,025	(11)	1,773,454	(11)	9,730,891	(18)	5,350,083	(20)	1,497,157	(22)	71,460	21,984,350

Executive Initiated Termination for Good Reason	1,662,500	(10)	696,780		1,202,025	(11)	1,773,454	(11)	9,730,891	(18)	5,350,083	(20)	1,497,157	(22)	71,460	21,984,350
Executive Initiated Termination Other Than for Good Reason	—		—		—		—		—		—		—		—	—

Death or Disability	—		630,000		1,202,025	(12)	1,773,454	(13)	5,410,376	(19)	3,761,307	(21)	1,497,157	(23)	—	14,274,319

Alex G. Dadakis
Company Initiated Termination Without Cause	1,168,750	(10)	418,110		—		—		—		822,431	(20)	1,673,094	(22)	74,667	4,157,052

Executive Initiated Termination for Good Reason	1,168,750	(10)	418,110		—		—		—		822,431	(20)	1,673,094	(22)	74,667	4,157,052
Executive Initiated Termination Other Than for Good Reason	—		—		—		—		—		—		—		—	—

Death or Disability	—		385,000		—		—		—		822,431	(21)	1,673,094	(23)	—	2,880,525

Gitte Schjøtz
Company Initiated Termination Without Cause	1,240,191	(10)(15)	451,839	(15)	764,925	(11)	1,128,617	(11)	5,514,139	(18)	2,979,805	(20)	1,220,911	(22)	74,667	13,375,094

Executive Initiated Termination for Good Reason	1,240,191	(10)(15)	451,839	(15)	764,925	(11)	1,128,617	(11)	5,514,139	(18)	2,979,805	(20)	1,220,911	(22)	74,667	13,375,094
Executive Initiated Termination Other Than for Good Reason	—		408,534	(14)(15)	701,181	(16)	752,411	(17)	—		2,079,538	(20)	1,220,911	(22)	—	5,162,575

Death or Disability	—		408,534	(15)	764,925	(12)	1,128,617	(13)	3,065,862	(19)	2,079,538	(21)	1,220,911	(23)	—	8,668,387

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	Severance Pay(1) ($)		2025 AEIP Payments(2) ($)		Performance Cash Awards(3) ($)		SARs(4) ($)		Option Awards(5) ($)		Performance Share Units(6) ($)		RSUs(7) ($)		All Other Compensation(8) ($)	Total Post- Termination Payment & Benefit Value ($)

John A. Genovesi
Company Initiated Termination Without Cause	1,051,875	(10)	375,953		601,013	(11)	886,727	(11)	3,892,367	(18)	2,194,575	(20)	626,227	(22)	54,075	9,682,812

Executive Initiated Termination for Good Reason	1,051,875	(10)	375,953		601,013	(11)	886,727	(11)	3,892,367	(18)	2,194,575	(20)	626,227	(22)	54,075	9,682,812
Executive Initiated Termination Other Than for Good Reason	—		—		—		—		—		—		—		—	—

Death or Disability	—		346,500		601,013	(12)	886,727	(13)	2,164,156	(19)	1,559,141	(21)	626,227	(23)	—	6,183,764

Weifang Zhou
Company Initiated Termination Without Cause	1,555,625	(10)	651,987		1,202,025	(11)	1,773,454	(11)	9,406,506	(18)	5,083,218	(20)	1,403,393	(22)	71,460	21,147,668

Executive Initiated Termination for Good Reason	1,555,625	(10)	651,987		1,202,025	(11)	1,773,454	(11)	9,406,506	(18)	5,083,218	(20)	1,403,393	(22)	71,460	21,147,668
Executive Initiated Termination Other Than for Good Reason	—		589,500	(14)	1,101,856	(16)	1,182,303	(17)	—		3,547,517	(20)	1,403,393	(22)	—	7,824,569
Death or Disability	—		589,500		1,202,025	(12)	1,773,454	(13)	5,230,017	(19)	3,547,517	(21)	1,403,393	(23)	—	13,745,906

(1)

For all NEOs, this represents the amount of cash severance payable pursuant to the Executive Severance Plan in the event of a termination without “cause” or a resignation for “good reason” (each, as defined in the Executive Severance Plan).

(2)

This column represents a pro-rata share of the actual 2025 AEIP bonus that each NEO would have earned, payable at the same time as bonuses are paid to other active employees, in the event of a termination without “cause” or a resignation for “good reason” (in the case of Ms. Scanlon, as defined in her employment agreement). This column also represents a pro-rata share of the target 2025 AEIP bonus that each NEO would have earned, payable at the same time as bonuses are paid to other active employees, if he or she had terminated employment due to death or “disability” (as defined in the AEIP).

(3)	This amount represents the value of unvested Performance Cash awards that vest and become payable under the Pre-IPO LTIP.

(4)

This amount represents the value of unvested SARs that vest and become exercisable under the Pre-IPO LTIP, and is based on the difference between the $78.86 closing price per share of our Class A common stock on the NYSE on December 31, 2025 and the base price of the SARs, multiplied by the number of SARs for which vesting would be accelerated.

(5)

This amount represents the value of unvested NSOs that vest and become exercisable under the 2024 LTIP, and is based on the difference between the $78.86 closing price per share of our Class A common stock on the NYSE on December 31, 2025 and the exercise price of the NSOs, multiplied by the number of NSOs for which vesting would be accelerated.

(6)

This amount represents the value of unvested PSUs that vest and become exercisable under the 2024 LTIP, and is based on the $78.86 closing price per share of our Class A common stock on the NYSE on December 31, 2025, multiplied by the number of units accelerated.

(7)

This amount represents the value of unvested RSUs that vest and become exercisable under the 2024 LTIP, and is based on the $78.86 closing price per share of our Class A common stock on the NYSE on December 31, 2025, multiplied by the number of units accelerated.

(8)

For Ms. Scanlon, this amount includes the value of 18 months of continued health and welfare plan coverage at active employee rates, provided pursuant to the Executive Severance Plan. For Messrs. Robinson, Dadakis, Genovesi and Zhou, the amount in this column includes the value of 15 months of continued health and welfare plan coverage at active employee rates, provided pursuant to the Executive Severance Plan. In the case of Ms. Schjøtz, this amount represents the subsidy that would be provided with respect to her costs under health and welfare plans, programs and arrangements in Denmark. The amount in this column also includes the value of the senior level executive outplacement services that would be provided to each NEO pursuant to the Executive Severance Plan.

(9)	As a Tier I participant in the Executive Severance Plan, Ms. Scanlon would be entitled to 2.00 times the sum of her 2025 base salary and target AEIP bonus. This amount would be paid in a lump sum.

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(10)

As a Tier II participant in the Executive Severance Plan, each NEO other than Ms. Scanlon would be entitled to 1.25 times the sum of his or her 2025 base salary and target AEIP bonus, paid in a lump sum.

(11)

Under the Pre-IPO LTIP, upon a participant’s termination without “cause” or for “good reason” within two years after the occurrence of a “change in control” (as such terms are defined in the Pre-IPO LTIP), all outstanding SARs (as so substituted, if applicable) shall immediately become vested and exercisable in full and all unvested Performance Cash awards (as so substituted, if applicable) shall become fully vested.

(12)

If termination occurs by reason of “disability” (as defined in the Pre-IPO LTIP) or death, in each case, prior to the first day of the 36th month after the award date with respect to the 2023 Performance Cash awards, then for purposes of vesting, the NEO shall be treated as remaining employed by us until the applicable vesting date and the amount vested and payable to the NEO will be based on the extent to which the applicable performance metrics for the applicable performance periods were achieved.

(13)

If termination occurs by reason of “disability” (as defined in the Pre-IPO LTIP) or death, in each case, prior to the first day of the 36th month after the award date with respect to the 2023 SAR awards, all of the NEO’s unvested SARs shall vest as of the date of such termination and all of the NEO’s vested SARs shall be exercised automatically on the exercise date coincident with or next following the date of termination.

(14)

Ms. Schjøtz’s or Mr. Zhou’s voluntary termination for any reason on December 31, 2025 would constitute a “retirement” under the terms of the AEIP and, consequently, he or she would be eligible for a pro-rata share of the target 2025 AEIP bonus that he or she would have earned, payable at the same time as bonuses are paid to other active employees. Under the AEIP, a participant is eligible for retirement if he or she has attained the age of 55 and completed at least five continuous years of service with us, and the sum of the participant’s age and years of continuous service with us is at least 70.

(15)

Base salary and AEIP awards for Ms. Schjøtz are established in Danish krone, and the resulting severance payments have been converted to U.S. dollars using the exchange rate in effect on December 31, 2025, or 0.1575.

(16)

These amounts represent pro rata vesting that would apply to Ms. Schjøtz’s and Mr. Zhou’s 2023 Performance Cash awards because a voluntary termination for any reason on December 31, 2025 would constitute an “early retirement” under the terms of the applicable award agreements. Under the award agreements, a participant is eligible for early retirement if he or she has at least five years of employment with us, and the sum of his or her age and years of employment equals at least 70. The amount shown in the table with respect to 2023 Performance Cash awards reflects actual achievement against the applicable performance metrics through the end of the performance period (i.e., December 31, 2025).

(17)

These amounts represent incremental vesting that would apply to Ms. Schjøtz’s and Mr. Zhou’s 2023 SAR awards because a voluntary termination for any reason on December 31, 2025 would constitute an “early retirement” under the terms of the applicable award agreements. Under the award agreements, a participant is eligible for early retirement if he or she has at least five years of employment with us, and the sum of his or her age and years of employment equals at least 70.

(18)

Upon the occurrence of a “change in control” (as defined in the 2024 LTIP) and unvested NSOs are not assumed by the surviving entity, the NSOs shall become fully vested and exercisable. If such outstanding NSOs are assumed by the surviving entity, they will fully vest and become exercisable upon a NEO’s termination without “cause” or resignation for “good reason” (as such terms are defined in the 2024 LTIP).

(19)

Upon the occurrence of a “change in control” (as defined in the 2024 LTIP) and unvested NSOs are not assumed by the surviving entity, the NSOs shall become fully vested and exercisable. If such outstanding NSOs are assumed by the surviving entity, then upon a subsequent termination by reason of death or “disability” (as defined in the 2024 LTIP), the award will vest on a pro rata basis based on the NEO’s number of completed months of employment with us during the period from the grant date through his or her date of termination relative to the 36-month vesting period for such awards. The amounts reported in the table assume that outstanding NSOs are assumed by the surviving entity following a change in control.

(20)

Upon the occurrence of a “change in control” (as defined in the 2024 LTIP) in the first 12 months of the performance period of outstanding PSUs and such PSUs are not assumed by the surviving entity, the PSUs shall become fully vested assuming target achievement against the applicable performance metrics. Upon the occurrence of a change in control after the first 12 months of the performance period and such PSUs are not assumed by the surviving entity, the PSUs shall become fully vested based on the actual achievement against the applicable performance metrics through all completed fiscal years of the performance period before consummation of the change in control. In all cases, if such outstanding PSUs are assumed by the surviving entity, they will be converted into a number of RSUs assuming target achievement of the underlying PSUs against the applicable performance metrics, which will fully vest upon a NEO’s termination without “cause,” resignation for “good reason” or “retirement” (as such terms are defined in the 2024 LTIP). Under the 2024 LTIP, a participant is eligible for retirement if he or she has attained the age of 55 and completed at least five continuous years of service with us, and the sum of the participant’s age and years of continuous service with us is at least 70. The amounts reported in the table assume that outstanding PSUs are assumed by the surviving entity following a change in control.

(21)

Upon the occurrence of a “change in control” (as defined in the 2024 LTIP) in the first 12 months of the performance period of outstanding PSUs and such PSUs are not assumed by the surviving entity, the PSUs shall become fully vested assuming target achievement against the applicable performance metrics. Upon the occurrence of a change in control after the first 12 months of the performance period and such PSUs are not assumed by the surviving entity, the PSUs shall become fully vested based on the actual achievement against the applicable performance metrics through all completed fiscal years of the performance period before consummation of the change in control. In all cases, if such outstanding PSUs are assumed by the surviving entity, they will be converted into a number of RSUs assuming target achievement of the underlying PSUs against the applicable performance metrics, which will fully vest upon a NEO’s termination by reason or death or “disability” (as defined in the 2024 LTIP).

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(22)

Upon the occurrence of a “change in control” (as defined in the 2024 LTIP) and outstanding RSUs are not assumed by the surviving entity, the RSUs shall become fully vested. If such outstanding RSUs are assumed by the surviving entity, they will fully vest upon a NEO’s termination without “cause,” resignation for “good reason” or “retirement” (as such terms are defined in the 2024 LTIP). Under the 2024 LTIP, a participant is eligible for retirement if he or she has attained the age of 55 and completed at least five continuous years of service with us, and the sum of the participant’s age and years of continuous service with us is at least 70.

(23)

Upon the occurrence of a “change in control” (as defined in the 2024 LTIP) and outstanding RSUs are not assumed by the surviving entity, the RSUs shall become fully vested. If such outstanding RSUs are assumed by the surviving entity, they will fully vest upon a NEO’s termination by reason or death or “disability” (as defined in the 2024 LTIP).

2025 Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC rules, we have calculated the ratio of the annual total compensation of Ms. Scanlon, our CEO, to the annual total compensation of our median employee (other than Ms. Scanlon) for 2025, our last completed fiscal year. In accordance with SEC rules, annual total compensation reported below for Ms. Scanlon matches the figure reported for her in the “Total” column of the SCT, and the annual total compensation for our median employee has been calculated using the same methodology.

Annual Total Compensation

CEO	$15,311,194

Median Employee	$61,564

Pay Ratio (CEO to Median Employee)	249:1

For purposes of identifying our median employee, we considered the base salary and target cash incentive compensation (i.e., under the AEIP) for all employees, other than Ms. Scanlon, in our global employee population as of December 31, 2025. For permanent employees hired during 2025, base salary and target cash incentive amounts were annualized in accordance with SEC rules. Because long-term incentive awards were granted only to our most senior employee levels in 2025, those awards were not relevant to determining the median employee, as a majority of our employees received exclusively cash-based compensation in 2025. As of December 31, 2025, we had 14,851 employees (which includes full-time, part-time and temporary employees in accordance with SEC rules).

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Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC rules, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) to Ms. Scanlon, our CEO (referred to in this “Pay Versus Performance” section as the principal executive officer or “PEO”), and our other NEOs and certain financial performance metrics of the Company. The CAP measure is determined based on SEC rules. Specifically, the CAP amounts in the table below do not represent amounts actually earned or realized by our NEOs, including with respect to PSUs, RSUs and stock options. Refer to the Executive Compensation tables in this Proxy Statement for more information regarding amounts actually earned or realized by our NEOs during 2025.
The HCC Committee did not consider the pay versus performance disclosure or the CAP measure (as defined by SEC rules) when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, refer to the “CD&A” section of this Proxy Statement.
Most Important Financial Performance Measures
In accordance with SEC rules, the most important financial performance measures used to link CAP to our performance during the 2025 fiscal year are:

•	Adjusted EBITDA

•	Revenue

•	Operating Income
In addition to the performance measures listed above, compensation decisions are made each year taking into account a number of other factors. Short-term and long-term incentive payouts are subject to formalized performance and payout curves (as described in the CD&A), but fixed compensation and target incentive pay levels are set based on individual performance, scope of responsibility, and assessment of pay competitiveness within the market.
Pay Versus Performance Table
The following table shows the compensation for our PEO and the average compensation for our NEOs other than the PEO, as reported in the SCT and also the applicable CAP amount for each (as described above). The table also provides information with respect to our cumulative total shareholder return (“TSR”), peer group cumulative TSR, net income and our selected performance measure, adjusted EBITDA.

Fiscal Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on:		GAAP Net Income ($mil) (7)	Adjusted EBITDA ($mil) (8)
					Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)

2025	$15,311,194	$56,497,011	$3,254,061	$8,970,421	$229.25	$126.41	$345	$792

2024	$18,121,504	$43,139,547	$3,704,112	$7,871,393	$143.88	$108.50	$345	$656

(1)	For the 2025 and 2024 fiscal years, Ms. Scanlon was our PEO.

(2)
CAP is calculated from the PEO’s total compensation reported in the SCT, less the grant date fair value of equity awards reported in the SCT (i.e., PSUs and RSUs), plus the fair value as of the end of the covered fiscal year of all awards granted during the fiscal year that are outstanding and unvested as of the fiscal year-end,
plus the net change in fair value as of the end of the covered fiscal year, whether positive or negative, of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year, plus the net change in fair value as of the vesting date,

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whether positive or negative, of any award granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year. The following table shows the relationship between SCT compensation and CAP:

Year	SCT Total (i)	Deductions from SCT Total (a) (ii)	Year End Fair Value of Equity Awards Granted in 2025 (iii)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years (iv)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in 2025 (v)	Total Equity Value Included in CAP (b) (vi) = (iii) + (iv) + (v)	CAP (i) + (ii) + (vi)

2025	$15,311,194	($7,375,007)	$11,470,575	$35,879,677	$1,210,572	$48,560,824	$56,497,011

(a)	This amount represents the grant date fair value of equity-based awards granted during 2025, the most recently competed fiscal year.

(b)
Equity value is recalculated in accordance with the SEC rules for determining CAP and added back to the total compensation reported in the SCT after applicable deductions. The equity awards were revalued using the expected probability in accordance with FASB ASC 718 values for the PSUs and the Black-Scholes values for the NSOs and SARs. Because the Company reinvests any dividend equivalents on RSUs and PSUs into additional units and dividend equivalents are not payable on NSOs or SARs, no adjustments were made for purposes of calculating CAP. Likewise, the PEO does not participate in a pension plan, and no adjustments were made with respect to the value of pension benefits for purposes of calculating CAP.

(3)
For the 2025 fiscal year, the amount in this column is based on the total compensation amounts reported in the SCT for each of the following NEOs: Ms. Schjøtz and Messrs. Robinson, Dadakis, Genovesi and Zhou. For the 2024 fiscal year, the amount in this column is based on the total compensation amounts reported in the SCT for each of the following NEOs: Ms. Schjøtz and Messrs. Robinson, Genovesi and Zhou.

(4)
Average CAP is calculated by averaging the following amounts for each NEO other than the PEO: total compensation reported in the SCT, less the grant date fair value of equity awards reported in the SCT (i.e., PSUs and RSUs), plus the fair value as of the end of the covered fiscal year of all awards granted during the fiscal year that are outstanding and unvested as of the fiscal year-end,
plus the net change in fair value as of the end of the covered fiscal year, whether positive or negative, of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year, plus the net change in fair value as of the vesting date, whether positive or negative, of any award granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year. The following table shows the relationship between SCT compensation and CAP:

Year	SCT Total (i)	Deductions from SCT Total (a) (ii)	Year End Fair Value of Equity Awards Granted in 2025 (iii)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years (iv)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in 2025 (v)	Total Equity Value Included in CAP (b) (vi) = (iii) + (iv) + (v)	CAP (i) + (ii) + (vi)

2025	$3,254,061	($1,314,990)	$2,042,721	$4,846,338	$142,291	$7,031,350	$8,970,421

(a)	This amount represents grant date fair value of equity-based awards granted during 2025, the most recently competed fiscal year.

(b)
Equity value is recalculated in accordance with the SEC rules for determining CAP and added back to the total compensation reported in the SCT after applicable deductions. The equity awards were revalued using the expected probability in accordance with FASB ASC 718 values for the PSUs and the Black-Scholes values for the NSOs and SARs. Because the Company reinvests any dividend equivalents on RSUs and PSUs into additional units and dividend equivalents are not payable on NSOs or SARs, no adjustments were made for purposes of calculating CAP. Likewise, the NEOs other than the PEO do not participate in a pension plan, and no adjustments were made with respect to the value of pension benefits for purposes of calculating CAP.

(5)
The amount shown represents the value of an initial fixed $100 investment in shares of our Class A common stock on April 12, 2024 (our first trading day on the NYSE), assuming reinvestment of all dividends.

(6)
Peer group companies include those comprising the S&P 500 Industrials Index. This amount represents the value of an initial fixed $100 investment in the index on April 12, 2024 (our first trading day on the NYSE), assuming reinvestment of all dividends.

(7)	This amount represents GAAP net income (in millions) for the applicable fiscal year.

(8)
Adjusted EBITDA, as set forth in this table, is a
non-GAAP
measure. Refer to the reconciliation and definition in the section titled
“Non-GAAP
Financial Measures” within Part II Item 7 of our Annual Report on Form
10-K
for the year ended December 31, 2025. The reconciliation methodology for determining adjusted EBITDA in our Annual Report is distinct from the methodology for determining adjusted EBITDA under the terms of the AEIP, as described in the “2025 AEIP Awards” section of the CD&A.

2026 Proxy Statement | 67

EXECUTIVE COMPENSATION

Relationship Between Pay and Performance
In accordance with SEC rules, we are providing the graphic descriptions of the relationships between information presented in the Pay Versus Performance Table above. The following graphics show the CAP of the PEO and the average CAP of the non-PEO
NEOs as compared to our cumulative TSR, the cumulative TSR for our peer group for purposes of the Pay Versus Performance Table,
Net
Income and Adjusted EBITDA, in
each
case
for the fiscal years included in the Pay Versus Performance Table.

UL Solutions Pay vs TSR as of December 31, 2025

UL Solutions Pay vs GAAP Net Income as of December 31, 2025

$60.00
$54.00
$48.00
$42.00
$36.00
$30.00
$24.00
$18.00
$12.00
$6.00
$0.00
Compensation Actually Paid ($Millions)
$400
$360
$320
$280
$240
$200
$160
$120
$80
$40
$0
GAAP Net Income ($ Millions)
2024
2025
PEO CAP (Scanlon)
Other NEOs Avg CAP
Net Income

UL Solutions Pay vs Adjusted EBITDA as of December 31, 2025

Compensation Actually Paid ($Millions)
$60.00
$54.00
$48.00
$42.00
$36.00
$30.00
$24.00
$18.00
$12.00
$6.00
$0.00
Adjusted EBITDA ($ Millions)
$1000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
2024
2025
PEO CAP (Scanlon)
Other NEOs Avg CAP
Adjusted EBITDA

68 | 2026 Proxy Statement

EXECUTIVE COMPENSATION

Director Compensation

In connection with the IPO, the HCC Committee recommended, and the Board adopted, a compensation program for non-employee directors with an annual cash retainer of $85,000. In addition, a director may also receive, as applicable, the following cash retainer amounts:

Non-Executive Chair of the Board of Directors	$150,000

Audit Committee Chair	$20,000

Audit Committee Member	$10,000

Finance Committee Chair	$12,500

Finance Committee Member	$6,250

Human Capital and Compensation Committee Chair	$15,000

Human Capital and Compensation Committee Member	$7,500

Nominating and Corporate Governance Committee Chair	$16,250

Nominating and Corporate Governance Committee Member	$6,250

In addition, in 2025 non-employee directors were awarded an annual grant of RSUs under the 2024 LTIP with a grant date fair value of $200,000. Director RSU awards vest on the earlier of the one-year anniversary of the applicable grant date or the annual meeting for the next following fiscal year. Dividend equivalents are credited during the vesting period for director RSU awards and vest at the same time as the underlying RSUs.

Director Deferred Compensation Plan

In connection with the IPO, the Board also approved the Non-Employee Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”), whereby directors may elect to defer receipt of their annual cash retainer and annual RSU equity grants. Deferred cash retainer amounts are converted into stock units on a quarterly basis, and RSUs are deferred at the time of the annual grant. Dividend equivalents are credited during the vesting periods for deferred cash retainer amounts and deferred RSUs, as applicable. Dividend equivalents vest at the same time as the associated deferred amount. Under the Director Deferred Compensation Plan, directors may defer compensation for either five years, 10 years or until termination of service from the board, subject to accelerated settlement in the event of a change in control transaction. Following the applicable deferral period, all deferred balances are settled in shares of Class A common stock issued under the 2024 LTIP.

2026 Proxy Statement | 69

EXECUTIVE COMPENSATION

2025 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(4)		All Other Compensation ($)(5)	Total ($)

James M. Shannon	222,500	(6)	199,995	(17)	5,203	427,698

Francis J. Coyne(1)	42,708	(7)	—		—	42,708

James P. Dollive	110,000	(8)	199,995		—	309,995

Marla C. Gottschalk	114,063	(9)	199,995	(17)	6,854	320,912

Friedrich Hecker	101,250	(10)	199,995		495	301,740

Charles W. Hooper	101,250	(10)	199,995	(17)	4,252	305,497

Kevin J. Kennedy	117,500	(11)	199,995	(17)	—	317,495

Vikram U. Kini(2)	59,063	(10)	199,995		—	259,058

Lisa M. Lambert(3)	41,146	(12)	—		—	41,146

Sally Susman	98,750	(13)	199,995	(17)	—	298,745

Michael H. Thaman	121,250	(14)	199,995		—	321,245

Elisabeth Tørstad	97,500	(15)	199,995	(17)	371	297,866

George A. Williams	98,750	(16)	199,995	(17)	7,546	306,291

(1)	Mr. Coyne retired from our Board in May 2025 and, accordingly, his annual cash retainer was pro-rated for the months of the 2025 fiscal year during which he served as a director.

(2)	Mr. Kini joined our Board in May 2025 and, accordingly, his annual cash retainer was pro-rated for the months of the 2025 fiscal year during which he served as a director.

(3)	Ms. Lambert retired from our Board in May 2025 and, accordingly, her annual cash retainer was pro-rated for the months of the 2025 fiscal year during which she served as a director.

(4)

Amounts in this column reflect the aggregate grant date fair value under FASB ASC Topic 718 of RSUs granted to our non-employee directors under the 2024 LTIP, with a grant date of May 20, 2025. As of December 31, 2025, each non-employee director other than Mr. Coyne and Ms. Lambert had 2,801 unvested RSUs outstanding, including dividend equivalents credited in the form of additional RSUs, as described above.

(5)	Amounts in this column reflect reimbursed expenses for travel benefits related to Board meetings during 2025.

(6)	Mr. Shannon served as the chair of the Board during the 2025 fiscal year. Mr. Shannon elected to defer $55,625 of his retainer fees under the Director Deferred Compensation Plan.

(7)	Mr. Coyne served as a member of the Audit Committee and the HCC Committee before his retirement in May 2025.

(8)	Mr. Dollive chaired the Finance Committee and served as a member of the Nominating Committee during the 2025 fiscal year.

(9)	Ms. Gottschalk chaired the Nominating Committee and served as a member of the HCC Committee during the 2025 fiscal year.

(10)	Mr. Hecker, Lieutenant General Hooper and Mr. Kini each served as members of the Audit Committee and Finance Committee during the 2025 fiscal year.

(11)	Mr. Kennedy chaired the HCC Committee and served as a member of the Audit Committee during the 2025 fiscal year.

(12)	Ms. Lambert served as a member of the HCC Committee and Nominating Committee before her retirement in May 2025.

(13)	Ms. Susman served as a member of the HCC Committee and Nominating Committee during the 2025 fiscal year.

(14)	Mr. Thaman chaired the Audit Committee and served as a member of the Finance Committee during the 2025 fiscal year.

(15)	Ms. Tørstad served as a member of the Finance Committee and the Nominating Committee during the 2025 fiscal year.

(16)	Mr. Wiliams served as a member of the HCC Committee and the Nominating Committee during the 2025 fiscal year.

(17)

Messrs. Shannon, Kennedy and Williams, Mses. Gottschalk, Susman and Tørstad and Lieutenant General Hooper each elected to defer 100% of their 2025 RSU grant under the Director Deferred Compensation Plan. Subject to vesting pursuant to the terms of the applicable award agreements, such deferred RSUs will be settled in shares of our Class A common stock upon the designated distribution date.

70 | 2026 Proxy Statement

EXECUTIVE COMPENSATION

Director Stock Ownership Guidelines

The HCC Committee has established stock ownership guidelines which apply to all non-employee directors and are included in the Stock Ownership Policy. These guidelines are designed to encourage our non-employee directors to build and maintain meaningful equity ownership in the Company and thereby link their interests with those of our stockholders. Pursuant to the guidelines, each non-employee director is required to maintain beneficial ownership of a number of shares of Class A common stock during his or her tenure with us equal in value to five times the annual cash retainer. Until a director meets the applicable minimum ownership guideline, he or she is required to retain (and not dispose of or otherwise transfer) 100% of all shares received from the vesting, delivery and/or exercise of equity awards granted under our equity incentive plans after payment of the exercise price or purchase price of an award, applicable tax withholding and applicable transaction costs.

See the discussion of the Stock Ownership Policy for the NEOs in the CD&A for a description of how a non-employee director’s beneficial ownership will be calculated. These guidelines are based on a review of competitive market practice conducted by FW Cook, the HCC Committee’s independent compensation consultant.

As of December 31, 2025, based on the calculation methodology set forth in the Stock Ownership Policy and described above, all non-employee directors either satisfied their minimum ownership guideline or are in compliance with the Stock Ownership Policy by virtue of complying with the 100% retention ratio.

Equity Compensation Plan Information

The following table presents information as of December 31, 2025, with respect to our compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)

Equity compensation plans approved by security holders	5,122,956	$26.80	18,851,080

Equity compensation plans not approved by security holders	—	—	—

Total	5,122,956	$26.80	18,851,080

(1)

The number of securities reflected in column (a) represents the number of shares that would be issued on the corresponding (i) exercise date for all outstanding stock options and SARs, (ii) vesting date for all outstanding RSUs (including those issued to non-employee directors), PSUs (assuming 100% of target achievement) and Performance Cash awards (assuming 100% of target achievement and converted based on the closing price of a share of our Class A common stock on December 31, 2025), and (iii) purchase date for the UL Solutions Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP”) after taking into account contributions made by participants in the 2024 ESPP through December 31, 2025.

(2)

The weighted-average exercise price in column (b) reflects all outstanding stock options and SARs. PSUs, RSUs, deferred RSUs, deferred stock units and Performance Cash awards were excluded when determining the weighted-average exercise price of outstanding options, warrants and rights.

(3)

Column (c) reflects all shares available for issuance under the Pre-IPO LTIP, the 2024 LTIP and the 2024 ESPP, excluding securities reflected in column (a). The maximum number of shares of our Class A common stock that may be granted under the Pre-IPO LTIP and the 2024 LTIP is 20,000,000 in the aggregate, of which 14,178,700 remain available for issuance. The maximum number of shares of common stock that may be granted under the 2024 ESPP is 5,000,000 in the aggregate, of which 4,672,380 remain available for issuance.

2026 Proxy Statement | 71

Audit Committee Report

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the NYSE listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“GAAP”).

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2025, with management and PwC. The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Members of the Audit Committee

Michael H. Thaman, Chair

Friedrich Hecker

Lieutenant General Charles W. Hooper

Dr. Kevin J. Kennedy

Mr. Vikram U. Kini

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

72 | 2026 Proxy Statement

Certain Relationships and Related Party Transactions

Our Policy Regarding Related Party Transactions

Our Board has adopted a policy providing that the Audit Committee will review and approve or ratify material transactions, arrangements or relationships in which we participate and in which any related person has or will have a direct or indirect material interest. A “related person” is a director, director-nominee, executive officer or beneficial holder of more than 5% of any class of our voting securities, or an immediate family member thereof. A transaction involving an amount in excess of $120,000 in value is presumed to be a material transaction, though transactions involving lower amounts may be material based on the facts and circumstances. Direct or indirect material interests may arise by virtue of control or significant influence of the related person to the transaction or by a direct or indirect pecuniary interest of the related person in the transaction. Under this policy, the Audit Committee shall review if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction is inconsistent with the interest of us and our stockholders, and the extent of the related person’s interest in the transaction and shall also take into account the conflicts of interest and corporate opportunity provisions of our Standards of Business Conduct. Unless otherwise indicated, all of the transactions described below were entered into prior to the adoption of this policy. Certain of the following disclosures are summaries of certain provisions of our related party agreements, and are qualified in their entirety by reference to all of the provisions of such agreements.

Agreements with UL Research Institutes and UL Standards & Engagement

Since 2012, in the case of UL Research Institutes, and since 2021, in the case of UL Standards & Engagement, we have provided facilities, employee benefits and various corporate support services for UL Research Institutes and UL Standards & Engagement, performed outsourced technical services for UL Research Institutes and licensed certain of our trademarks to UL Research Institutes and UL Standards & Engagement. Since the reorganization effected by UL Research Institutes on November 30, 2021 (the “Reorganization”), UL Standards & Engagement has provided us and our certification customers with access to its library of standards. These transactions are described further below.

Lease Agreement

On September 10, 2024, we entered into a 10-year lease agreement with UL Standards & Engagement, pursuant to which UL Standards & Engagement is leasing approximately 11,700 square feet in our owned facility located in Raleigh-Durham, North Carolina. The lease commenced on September 10, 2024. The base rent for the year ended December 31, 2025 was $0.4 million, and is subject to a 3% annual increase during the term of the lease. UL Standards & Engagement has two five-year renewal options following the initial term of the lease. The Audit Committee approved the principal terms of the lease.

Corporate Support Services Arrangements

We provide UL Research Institutes and UL Standards & Engagement with certain corporate support services such as human resources, finance, IT, marketing, insurance and legal services, and the use of personnel to provide services in certain foreign jurisdictions. For the year ended December 31, 2025, the fees we earned for provision of the corporate support services were $2 million.

2026 Proxy Statement | 73

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Technical Services Arrangements

We provide UL Research Institutes and UL Standards & Engagement with certain outsourced laboratory and technical testing and verification services on an as-needed basis, such as battery and building materials testing and verification, pursuant to a Global Services Agreement. For the year ended December 31, 2025, the fees we earned for provision of these services performed under the Global Services Agreement were $0.3 million.

Facilities and Employee Benefits Arrangements

We provide UL Research Institutes and UL Standards & Engagement with use of certain of our facilities, and employees of UL Research Institutes and UL Standards & Engagement participate in certain of our employee benefit plans. For the year ended December 31, 2025, the fees we earned for these items were $0.6 million.

Trademark License Arrangements

Pursuant to our Trademark License Agreements with UL Research Institutes and UL Standards & Engagement, we provide UL Research Institutes and UL Standards & Engagement with limited, non-transferable (except for the right to sublicense), exclusive and royalty-free licenses to use certain trademarks, including the UL Mark, trade names, domain names and social media handles in connection with the provision of (i) safety science research and development activities and (ii) standards development and advocacy services, in each case, relating to health, safety and environmental resiliency and sustainability. Under these agreements, UL Research Institutes and UL Standards & Engagement have the right to sublicense to third parties who are not competitors of UL Solutions and are liable for any actions of a sublicensee. We have agreed to register, prosecute and maintain the applicable trademarks licensed to UL Research Institutes and UL Standards & Engagement. We will not collect any royalties or similar fees in connection with these agreements.

Standards Arrangement

UL Standards & Engagement (and UL Research Institutes prior to the Reorganization), together with UL Standards & Engagement’s nonprofit affiliate in Canada, ULC Standards, provides us and our certification customers with access to their library of standards. For the year ended December 31, 2025, the expenses we incurred for this access were $22 million.

Stockholder Agreement with UL Standards & Engagement

In connection with our initial public offering, we entered into the Stockholder Agreement with UL Standards & Engagement. Pursuant to the Stockholder Agreement, UL Standards & Engagement is entitled to designate individuals for election to our Board as follows:

•	until the Sunset Date, four individuals;

•	after the Sunset Date, if UL Standards & Engagement beneficially owns at least 20% of the voting power of our then-outstanding voting stock, two individuals; and

•	after the Sunset Date, if UL Standards & Engagement beneficially owns at least 10% but less than 20% of the voting power of our then-outstanding voting stock, one individual.

If our Nominating Committee determines that any individual designated by UL Standards & Engagement for nomination to our Board does not satisfy all applicable legal or exchange listing requirements, any requirements set forth in our Corporate Governance Guidelines or similar reasonable criteria generally applicable to all of our directors or any other requirements set forth in the Stockholder Agreement, our Nominating Committee must promptly inform UL Standards & Engagement of such determination, and UL Standards & Engagement shall be entitled to designate a new individual.

74 | 2026 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

So long as UL Standards & Engagement is entitled to designate at least four individuals for nomination to our Board, any UL Standards & Engagement-designated director may make a request of the chair of our Board to allow an invitee to observe any of our Board or committee meetings, and our chair must permit the observer to attend unless the chair determines in good faith that the observer’s attendance would not be in our best interests. If UL Standards & Engagement is only entitled to designate one or two individuals for nomination to our Board, UL Standards & Engagement may appoint one person to attend and observe all of our Board and committee meetings. In each case, the Board may exclude any such observer from executive or closed sessions or from any portion of a meeting to preserve attorney-client privilege, comply with applicable securities laws or avoid a conflict of interest or the disclosure of competitively sensitive information.

The Stockholder Agreement also provides that, until UL Standards & Engagement no longer beneficially owns at least 25% of the voting power of our then-outstanding voting stock, certain significant corporate actions taken by us or our subsidiaries require the prior written consent of UL Standards & Engagement. These actions include, subject to certain exceptions:

•	entering into any new material line of business, excluding TIC and S&A activities;

•	merging or consolidating with or into any other entity, other than in connection with certain internal restructurings or strategic transactions;

•	acquiring stock or assets or entering into joint ventures, in each case involving consideration or obligations, as applicable, exceeding 15% of our equity market capitalization in any fiscal year;

•	selling, transferring or disposing of assets with a book value exceeding 5% of our equity market capitalization in any fiscal year;

•

issuing securities (i) at a price below fair market value, other than an underwritten public offering for cash, (ii) with rights that are senior to the rights of the holders of our Class B common stock, (iii) that would result in dilution of greater than 10% of our then-outstanding common stock, or (iv) that would result in UL Standards & Engagement beneficially owning less than a majority of our then-outstanding securities;

•	repurchasing any of our securities in an amount exceeding 5% of our then-outstanding securities in any fiscal year;

•	incurring indebtedness for borrowed money that would cause a downgrade of our debt securities from any of the Rating Agencies below investment grade;

•	increasing the size of our Board to greater than 15 directors;

•	hiring any CEO other than Ms. Scanlon;

•	paying or declaring any dividend inconsistent with our dividend policy, or modifying or amending our dividend policy;

•	making a loan to any third party or purchasing any debt securities other than in connection with intercompany loans between UL Solutions and its subsidiaries; and

•	amending, modifying or repealing our Charter or our Bylaws in a manner that disproportionately adversely affects UL Standards & Engagement.

These consent rights are also contained in our Charter. The Stockholder Agreement also entitles UL Standards & Engagement to certain customary information rights. The Stockholder Agreement will terminate upon the earliest to occur of (i) the date on which UL Standards & Engagement ceases to beneficially own at least 10% of our then-outstanding voting stock and (ii) written notice delivered to us by UL Standards & Engagement.

Registration Rights Agreement

We have entered into a Registration Rights Agreement with UL Standards & Engagement (the “Registration Rights Agreement”). The Registration Rights Agreement provides UL Standards & Engagement, under certain circumstances and subject to certain restrictions, with certain rights with respect to the registration of its shares of our common stock under the Securities Act, including customary demand and piggyback registration rights.

2026 Proxy Statement | 75

PROPOSAL NO. 2:

Ratification of Retention of Independent Registered Public Accounting Firm

PwC has served as our independent registered public accounting firm since 2008. Our Audit Committee has retained PwC as our independent registered public accounting firm for the year ending December 31, 2026. A proposal will be presented at the Annual Meeting to ratify this retention. The Board believes that submitting the selection of the independent registered public accounting firm to stockholders for ratification is a matter of good corporate governance. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage PwC. Even if the retention of PwC is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of PwC will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed to us by PwC for professional services rendered in 2025 and 2024.

(in thousands)	2025	2024

Audit Fees(1)	$4,213	$3,604

Audit-Related Fees(2)	378	904

Tax Fees(3)	496	651

All Other Fees(4)	2	2

Total	$5,089	$5,161

(1)

“Audit Fees” represent the aggregate fees for audit services performed by PwC in connection with the audit of our annual financial statements and, in 2025, internal control over financial reporting, the review of our quarterly financial statements, audit services performed over statutory reporting, as well as certain non-recurring items.

(2)	“Audit-Related Fees” include fees related to SEC filings in connection with our follow-on public offerings, as well as certain other items and, in 2024, our initial public offering.

(3)	“Tax Fees” include tax compliance, transfer pricing services, domestic and international tax consulting, and tax research.

(4)	“All Other Fees” include access to an accounting disclosure tool.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee Pre-Approval Policy provides that the Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent auditor and must pre-approve all audit, audit-related, tax and non-audit services to be performed by our independent auditor, other than certain de minimis non-audit services. Our Audit Committee Pre-Approval Policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of our independent auditor or on an individual,

76 | 2026 Proxy Statement

PROPOSAL NO. 2: RATIFICATION OF RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

explicit, case-by-case basis before our independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee on a quarterly basis. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE RETENTION OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

2026 Proxy Statement | 77

PROPOSAL NO. 3:

Advisory Vote on Executive Compensation

As required by Section 14A of the Exchange Act, we are again presenting a proposal that gives stockholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for our named executive officers, as disclosed in this Proxy Statement. The Company has determined that its stockholders should consider this issue on an annual basis. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say on pay” vote. While this vote is advisory, and therefore, not binding on us, the Board values the opinions of our stockholders and the HCC Committee will review the results of the vote and expects to take them into consideration when making future decisions regarding our named executive officers’ compensation.

The CD&A section of this Proxy Statement describes our executive compensation program and the decisions and rationale of the HCC Committee. Our goal is to provide our executive officers with meaningful compensation opportunities linked to strong financial performance and equity value creation while maintaining alignment with company values and mission, our strategic focus, and important management initiatives. To achieve this goal, we strongly emphasize a culture of pay for performance in order to provide incentives and accountability for our executive officers in working toward the achievement of the objectives described in the CD&A. The HCC Committee and the Board believe that the design of the 2025 executive compensation program and the compensation ultimately earned by our named executive officers in 2025 under the current program are appropriately tied to the achievement of these objectives.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. We are asking our stockholders to support our named executive officer compensation by voting FOR the following resolution at the Annual Meeting:

“RESOLVED: that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the CD&A, the Summary Compensation Table and the other related tables and disclosures in this Proxy Statement.”

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ABOVE RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

78 | 2026 Proxy Statement

Questions and Answers About the Annual Meeting

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials?

A:

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We mailed the Notice on or about April 2, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

Q:	Will I receive any other proxy materials by mail?

A:	We may send you a proxy card, along with a second Notice 10 calendar days after our first mailing of the Notice or thereafter.

Q:	Who can vote at the Annual Meeting?

A:

Only stockholders of record as of the record date are entitled to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 25, 2026. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. On the record date, there were 77,446,655 shares of our Class A common stock and 123,755,000 shares of our Class B common stock outstanding and entitled to vote. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal.

Q:	How many shares must be present to conduct the Annual Meeting?

A:

We must have a quorum present in person or by proxy to conduct the Annual Meeting. A quorum is established when a majority of voting power of the outstanding shares of common stock entitled to vote at the Annual Meeting, is present in person, or by remote communication, if applicable, or represented by proxy at the Annual Meeting. Abstentions are counted for purposes of determining whether a quorum is present.

Q:	What matters are to be voted on at the Annual Meeting?

A:	The agenda for the Annual Meeting is to:

1.	elect the 12 nominees to the Board named in this Proxy Statement to hold office until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	ratify the retention of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement; and

4.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this Proxy Statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote:

1.

FOR the election of each of our 12 director nominees named in this Proxy Statement to hold office until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	FOR the ratification of the retention of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.	FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

Q:	How do I vote at the Annual Meeting?

A:	Stockholders of record, who hold shares registered in their names, can vote by:

Internet at www.proxyvote.com

Calling 1-800-690-6903 Toll-free from the U.S. or Canada

Return the signed proxy card by mail

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. You may vote over the telephone or via the Internet until 11:59 p.m. on May 19, 2026.

Stockholders of record and beneficial stockholders may vote online during the Annual Meeting. You may cast your vote electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ULS2026 and using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. If you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number.

Beneficial owners, who own shares through a bank, brokerage firm, or other nominee, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, as provided by the bank, broker or other nominee. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.

Even if you plan to participate in our Annual Meeting via virtual web conference, please cast your vote as soon as possible.

Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by executing and returning a proxy card by mail but you do not provide specific voting selections with respect to the proposals, your shares will be voted FOR the director nominees named in this Proxy Statement, FOR the ratification of the retention of our independent registered public accounting firm, and FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

As of the date of this Proxy Statement, we do not know of any matters to be presented at the Annual Meeting except those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

Q:	What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

A:

You may receive more than one Notice of Internet Availability of Proxy Materials, more than one email or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability of Proxy Materials, a separate email or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

receive more than one Notice of Internet Availability of Proxy Materials, more than one email or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice of Internet Availability of Proxy Materials that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).

Q:	May I change my vote?

A:	Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, if you are a stockholder of record, you may submit another later dated proxy by telephone, Internet or mail or by voting your shares electronically on the virtual meeting platform at the Annual Meeting (your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote in person at the Annual Meeting to revoke your proxy). If you are a beneficial owner and your shares are held in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee, or if you have obtained a legal proxy from such entity giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting electronically on the virtual meeting platform.

Q:	What vote is required to elect directors and approve the other matters described in this Proxy Statement?

A:

The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted. Abstentions are counted for purposes of determining whether a quorum is present.

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Withheld Votes and Abstentions	Effect of “Broker Non-Votes”

Election of directors	FOR or WITHHOLD with respect to each director nominee.	A plurality of the votes cast FOR a nominee; each director nominee receiving the highest number of votes FOR will be elected. Stockholders may not cumulate votes for directors.	Withheld votes will have no effect.	No effect; no broker discretion to vote.

Ratification of retention of PwC	FOR, AGAINST or ABSTAIN.	Affirmative vote of a majority of the votes cast (excluding abstentions and broker non-votes); shares voted FOR must exceed the number of shares voted AGAINST the proposal.	No effect. An abstention does not count as a vote cast.	Not applicable.(1)

Advisory vote to approve executive compensation	FOR, AGAINST or ABSTAIN.	Affirmative vote of a majority of the votes cast (excluding abstentions and broker non-votes); shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal(2)	No effect. An abstention does not count as a vote cast.	No effect; no broker discretion to vote.

(1)

This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to the broker, bank or nominee that holds your shares, your broker, bank or other nominee has discretionary authority under NYSE rules to vote your shares on this proposal.

(2)

Because this vote is advisory only, it will not be binding on us or on our Board. However, our Board and HCC Committee will consider the outcome of the vote when making future decisions regarding executive compensation and the frequency at which advisory votes to approve executive compensation will be conducted, as applicable.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this Proxy Statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, this Proxy Statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.

Q:	How do I vote if my bank or broker holds my shares in “street name”?

A:

If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposal No. 2 (ratification of auditors)), but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposal No. 1 (director elections) and Proposal No. 3 (advisory vote on executive compensation)). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 2, your shares may be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to Proposals No. 1 and 3, your shares will not be voted on such proposals. Broker non-votes occur when your bank, broker or other nominee submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on those matters. Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have no effect on the non-routine proposals. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.

Q:	How many votes do I have?

A:

Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Charter and Bylaws do not provide for cumulative voting in the election of directors. The holders of shares of Class A common stock and Class B common stock shall vote together as a single class, unless otherwise required by law, our Charter or the Stockholder Agreement, on each matter to be voted and entitled to vote thereon at the Annual Meeting.

Q:	How will the votes be counted at the Annual Meeting?

A:	The votes will be counted by the inspector of election appointed for the Annual Meeting.

Q:	How will the Company announce the voting results?

A:	The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K.

Q:	Who pays for the Company’s solicitation of proxies?

A:

The Board is soliciting your proxy to vote your shares of common stock at our Annual Meeting. We will bear the cost of soliciting proxies on behalf of the Company, including preparing, printing and mailing this Proxy Statement. Proxies may be solicited personally, by mail, email or by telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is “householding” and how does it work?

A:

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Q:	How do I participate in the Annual Meeting?

A:

We are hosting the Annual Meeting through a virtual web conference. You will not be able to attend the meeting in person. You will be able to attend the virtual annual meeting, vote your shares electronically, and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/ULS2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. The Annual Meeting will begin promptly at 8:00 a.m. Central Time. Online check-in will start at 7:45 a.m. Central Time. Please allow ample time for the online check-in process. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting.

As part of the Annual Meeting, we will hold a question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/ULS2026. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

2026 Proxy Statement | 83

Stockholder Proposals and Nominations for 2027 Annual Meeting of Stockholders

To be eligible for inclusion in the Company’s proxy materials for the Company’s annual meeting of stockholders in 2027 (the “2027 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), stockholder proposals must comply with the requirements of Rule 14a-8 and must be received by us no later than December 3, 2026. Stockholders who intend to present proposals at the 2027 Annual Meeting other than pursuant to Rule 14a-8 or nominate individuals for election as directors must comply with the notice provisions in our Bylaws. Under these requirements, stockholders providing notice of proposals or nominations pursuant to our current Bylaws must provide the information, representations and certifications required by our Bylaws not earlier than 120 days nor less than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting which, for the 2026 Annual Meeting, is between January 20, 2027 and February 19, 2027. If the date of the 2027 Annual Meeting is advanced more than 30 days or delayed by more than 60 days from the first anniversary of the date of the 2026 Annual Meeting, in order for notice by the stockholder to be timely, such notice must be so delivered, or mailed and received, not later than the 90th day prior to the date of such annual meeting, or if later, the 10th day following the day on which public announcement of the date of such meeting is first made. Notice of stockholder proposals or nominations should be addressed to UL Solutions Inc., 333 Pfingsten Road, Northbrook, Illinois 60062, Attention: Corporate Secretary. In addition to satisfying the requirements under the Company’s Bylaws, stockholders who intend to avail themselves of Rule 14a-19 under the Exchange Act must provide the required notice to the Company no later than March 21, 2027.

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Additional Filings

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website https://ir.ul.com/sec-filings and click on the “SEC Filings” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting UL Solutions Inc. by mail at 333 Pfingsten Road, Northbrook, Illinois 60062, Attention: Corporate Secretary or by email at ir@ul.com.

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Other Matters

Our Board does not know of any other matters to be brought before the Annual Meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY BY TELEPHONE, VIA THE INTERNET OR BY MAIL.

By Order of the Board of Directors,

Scott L. D’Angelo
Executive Vice President, Chief Legal Officer and Corporate Secretary

86 | 2026 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE w
UL SOLUTIONS INC. VOTE BY INTERNET 333 PFINGSTEN RD
Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above.
NORTHBROOK, ILLINOIS 60062
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/ULS2026
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903 (toll-free)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V88924-P47028 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
UL SOLUTIONS INC.
The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1, and FOR Proposals 2 and 3.
1. Election of Directors
Nominees: For Withhold For Withhold
1a. Jennifer F. Scanlon ! ! 1k. Elisabeth Tørstad ! ! 1b. James M. Shannon ! ! 1l. George A. Williams ! ! 1c. James P. Dollive ! ! For Against Abstain
2. The ratification of the retention of PricewaterhouseCoopers
1d. Marla C. Gottschalk ! ! LLP as our independent registered public accounting firm ! ! ! for the fiscal year ending December 31, 2026.
1e. Friedrich Hecker ! ! 3. The approval, on an advisory basis, of the compensation ! ! ! of the Company’s named executive officers as disclosed in the Proxy Statement.
1f. Charles W. Hooper ! !
Note: Your proxy holder will also vote in their discretion on any other business as may properly come before the Annual Meeting 1g. Kevin J. Kennedy ! ! or any adjournment or postponement thereof.
1h. Vikram U. Kini ! ! 1i. Sally Susman ! ! 1j. Michael H. Thaman ! !
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.
V88925-P47028
UL SOLUTIONS INC. Annual Meeting of Stockholders
Wednesday, May 20, 2026, 8:00 a.m. Central Time This proxy is solicited on behalf of the Board of Directors
The stockholder(s) hereby appoint(s) Jennifer F. Scanlon, Ryan D. Robinson and Scott L. D’Angelo, and each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and/or Class B Common Stock of UL SOLUTIONS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 8:00 a.m. Central Time, on Wednesday, May 20, 2026, at www.virtualshareholdermeeting.com/ULS2026, and any adjournment or postponement thereof, and in their discretion on such other matters as may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side